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                                                                   EXHIBIT 10.58

                                 LOAN AGREEMENT

                          Dated as of January 27, 1999

                                      Among

                           THE BORROWERS NAMED HEREIN

                                  as Borrowers,

                             STARWOOD OPERATOR I LLC

                                  as Operator,

                            STARWOOD OPERATOR II LLC

                    as Manager under the Management Contracts

                                       and

               LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL,
                   A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                                    as Lender

                                   Secured by:

          Eleven Mortgaged Properties as specified in Schedule A hereto
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                                TABLE OF CONTENTS

                                                                                                                      Page
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
  ARTICLE I           DEFINITIONS; PRINCIPLES OF CONSTRUCTION....................................................       5
   Section 1.1        Definitions................................................................................       5
   Section 1.2        Principles of Construction.................................................................      38
  ARTICLE II          GENERAL....................................................................................      39
   Section 2.1        The Loan...................................................................................      39
      2.1.1           Commitment.................................................................................      39
      2.1.2           Disbursement to Borrower and Use of Loan Proceeds..........................................      39
      2.1.3           The Notes..................................................................................      39
   Section 2.2        Principal and Interest.....................................................................      40
      2.2.1           Principal and Interest.....................................................................      40
      2.2.2           Default Rate...............................................................................      41
      2.2.3           Late Fee...................................................................................      41
   Section 2.3        Loan Repayment and Defeasance..............................................................      41
      2.3.1           Prepayment and Repayment...................................................................      41
      2.3.2           Voluntary Defeasance of the Notes..........................................................      41
      2.3.3           Repayment on or After Anticipated Repayment Date...........................................      45
      2.3.4           Repayment Upon Default.....................................................................      45
      2.3.5           Limited Right of Prepayment................................................................      45
      2.3.6           Mandatory Prepayment upon Title Defect or Survey Defect....................................      45
   Section 2.4        Release of the Property....................................................................      45
      2.4.1           Release of All the Properties..............................................................      46
      2.4.2           Release of Individual Properties...........................................................      46
      2.4.3           Release on Payment in Full.................................................................      48
      2.4.4           Further Assurances.........................................................................      48
   Section 2.5        Payments and Computations..................................................................      49
      2.5.1           Making of Payments.........................................................................      49
      2.5.2           Computations...............................................................................      49
      2.5.3           Loan Account and Computer Access to Collateral Accounts....................................      49
   Section 2.6        Substitution of Properties.................................................................      49
 ARTICLE III          CONDITIONS PRECEDENT.......................................................................      58
   Section 3.1        Conditions Precedent to the Loan...........................................................      58
 ARTICLE IV           REPRESENTATIONS AND WARRANTIES.............................................................      64
   Section 4.1        Obligor Representations....................................................................      64
   Section 4.2        Nonrecourse Carveout Indemnitor Representations............................................      84
   Section 4.3        Member Representations.....................................................................      86
   Section 4.4        Second-Tier Member Representations.........................................................      90
   Section 4.5        Survival of Representations................................................................      90
 ARTICLE V            AFFIRMATIVE COVENANTS......................................................................      91
   Section 5.1        Obligor Covenants..........................................................................      91
   Section 5.2        Operator Covenants.........................................................................     107
 ARTICLE VI           NEGATIVE COVENANTS.........................................................................     108


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
   Section 6.1        Obligor's Negative Covenants..............................................................        108
   Section 6.2        Operator's Negative Covenants.............................................................        116
 ARTICLE VII          ALTERATIONS AND EXPANSIONS; LEASING.......................................................        116
   Section 7.1        Alterations and Expansions................................................................        116
   Section 7.2        Inspections; Undertaking of Work..........................................................        123
   Section 7.3        Leasing...................................................................................        123
 ARTICLE VIII         CASUALTY AND CONDEMNATION.................................................................        124
   Section 8.1        Insurance; Casualty and Condemnation......................................................        124
      8.1.1           Insurance.................................................................................        124
      8.1.2           Casualty; Application of Proceeds.........................................................        129
      8.1.3           Condemnation..............................................................................        132
 ARTICLE IX           ACCOUNTS AND RESERVES.....................................................................        133
   Section 9.1        Collection Accounts.......................................................................        133
   Section 9.2        Deposit Account...........................................................................        133
   Section 9.3        Reserve Account...........................................................................        137
   Section 9.4        Tax, Insurance and Ground Rents Escrow Account............................................        137
      9.4.1           Application Generally.....................................................................        138
   Section 9.5        FF&E Reserve Account......................................................................        139
   Section 9.6        Deferred Maintenance and Environmental Remediation
                      Reserve Account...........................................................................        143
   Section 9.7        Earthquake Deductible Account.............................................................        144
   Section 9.8.       Account Collateral........................................................................        144
   Section 9.9        Remedies..................................................................................        145
   Section 9.10       Special Reserve Account...................................................................        145
 ARTICLE X            DEFAULTS..................................................................................        146
   Section 10.1       Event of Default..........................................................................        146
   Section 10.2       Remedies..................................................................................        150
   Section 10.3       Remedies Cumulative.......................................................................        150
 ARTICLE XI           PROPERTY MANAGEMENT.......................................................................        150
   Section 11.1       Termination of Property Managers..........................................................        150
 ARTICLE XII          MISCELLANEOUS.............................................................................        151
   Section 12.1       Survival..................................................................................        151
   Section 12.2       Permitted Investments; Eligible Accounts; Eligible Institutions...........................        151
   Section 12.3       Governing Law; Consent to Jurisdiction....................................................        152
   Section 12.4       Modification, Waiver in Writing...........................................................        153
   Section 12.5       Delay Not a Waiver........................................................................        153
   Section 12.6       Notices...................................................................................        154
   Section 12.7       Trial by Jury.............................................................................        156
   Section 12.8       Headings..................................................................................        156
   Section 12.9       Severability..............................................................................        156
   Section 12.10      Preferences...............................................................................        156
   Section 12.11      Waiver of Notice..........................................................................        157
   Section 12.12      Remedies of Obligor.......................................................................        157
   Section 12.13      Expenses; Indemnity.......................................................................        157
   Section 12.14      Exhibits and Schedules Incorporated.......................................................        158


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
   Section 12.15      Offsets, Counterclaims and Defenses.......................................................        158
   Section 12.16      No Joint Venture or Partnership...........................................................        158
   Section 12.17      Publicity.................................................................................        158
   Section 12.18      Waiver of Marshalling of Assets...........................................................        159
   Section 12.19      Waiver of Counterclaim....................................................................        159
   Section 12.20      Conflict; Construction of Documents.......................................................        159
   Section 12.21      Brokers and Financial Advisors............................................................        159
   Section 12.22      No Third Party Beneficiaries..............................................................        159
   Section 12.23      Prior Agreements..........................................................................        160
   Section 12.24      Recourse..................................................................................        160
   Section 12.25      Loan Assignability........................................................................        162
   Section 12.26      Exculpation of Lender.....................................................................        163
   Section 12.27      Exculpation of REIT Trustee...............................................................        163
 ARTICLE XIII         RETENTION OF SERVICER.....................................................................        163
   Section 13.1       Retention of Servicer.....................................................................        163



SCHEDULES

Schedule A              -   Mortgaged Properties
Schedule B              -   Borrower Entities, Member Entities and Second-Tier Member Entities
Schedule C              -   Allocated Loan Amounts
Schedule D              -   Management Contracts
Schedule E              -   Deferred Maintenance and Environmental Conditions
Schedule F              -   Franchise Agreements
Schedule G              -   Release Amounts
Schedule H              -   Adjusted NOI Calculation Percentages
Schedule I              -   Maximum Allowed Lease Payments and License Fees per Property
Schedule J              -   Threshold Amounts per Property
Schedule K              -   Liquor License Agreements
Schedule L              -   Intentionally Omitted
Schedule M              -   Intentionally Omitted
Schedule N              -   CMBS Agreed Upon Procedures
Schedule 3.1(p)         -   Properties for which Seismic Reports are Required by Lender
Schedule 3.1(u)         -   List of Tenants to Provide SNDAs
Schedule 4.1(d)         -   Litigation
Schedule 4.1(e)         -   Necessary Consents to Assignment
Schedule 4.1(k)         -   Schedule of Material Agreements
Schedule 4.1(u)         -   Insurance Claims or Risks of Impaired Insurance Coverage
Schedule 4.1(x)(i)      -   Schedule of Engineering Reports, Environmental Reports and Seismic Reports
Schedule 4.1(y)         -   Schedule of Tenant Security Deposits and Letters of Credit
Schedule 4.1(y)(ii)     -   Leases with Overdue Landlord Obligations and Pending Monetary Claims by Tenant
Schedule 4.1(y)(iii)    -   Leases with Outstanding Brokerage or Leasing Commissions


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
Schedule 4.1(y)(vi)     -   Leases with Delinquent Tenant Monetary Obligations
Schedule 4.1(gg)            Compliance with ERISA
Schedule 4.1(hh)            Rents Paid More Than One Month in Advance
Schedule 4.1(ii)            Legal Compliance
Schedule 9.2            -   Capital Budgets
Schedule 9.6            -   Quarterly FF&E Reserve Amount

EXHIBITS

Exhibit A               -   Form of Clearing Account Agreement
Exhibit B               -   Form of Cooperation Agreement
Exhibit C               -   Form of Deposit Account Agreement
Exhibit D               -   Form of Subordination and Intercreditor Agreement
Exhibit E               -   Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit F               -   Form of Subordination, Assignment and Attornment Agreement
Exhibit G               -   Form of Disbursement Request
Exhibit H               -   Form of Tenant Estoppel Certificate
Exhibit 2.5             -   Lot Line Agreement (Mission Hills)


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            LOAN AGREEMENT, dated as of January 27, 1999 (as amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), among the eight entities identified as "Borrowers" on Schedule B hereto, Starwood Operator I LLC, Starwood Operator II LLC and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation.

            All capitalized terms used herein shall have the respective meanings set forth in Section 1.1 hereof.

                              W I T N E S S E T H:

            WHEREAS, Borrowers desire to obtain the Loan from Lender and secure the same by, among other things, the Borrowers' respective interests in the eleven hotel properties identified on Schedule A hereto and the Operator's interest in the Operating Leases and the eleven hotel properties identified in Schedule A hereto;

            WHEREAS, Lender is willing to make the Loan to Borrowers, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

            NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE I

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            Section 1.1 Definitions.

            For all purposes of this Agreement, except as otherwise expressly provided herein:

            "Acceptable Franchisor" shall mean, with respect to each Property,
(i) Sheraton, Westin, Sponsor, or any Affiliate thereof (provided that at the time such party becomes a Franchisor it meets the requirements set forth in clause (ii)(A) hereof); or (ii) any reputable and experienced professional hotel franchising company which (A) shall have at least five years' experience in the franchising or licensing of upscale urban and resort hotel properties substantially similar to the Properties and located in similar markets, (B) shall have franchise or license agreements, at the time of its engagement as Franchisor, with respect to not fewer than twenty full-service hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms, and (C) with respect to which the Borrowers have obtained a Rating Confirmation.

            "Acceptable Property Manager" shall mean (i) Sheraton, Westin, Sponsor, or any Affiliate thereof; or (ii) any reputable and experienced professional hotel management company which (A) shall have at least five years' experience in the management of hotel properties substantially similar to the Properties and located in similar markets, (B) shall have under


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management, at the time of its engagement as Property Manager, not fewer than twenty such full-service hotel properties (excluding the Properties) containing not fewer than 5,000 hotel rooms, and (C) with respect to which the Borrowers have obtained a Rating Confirmation.

            "Account Collateral" means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including, without limitation, proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

            "Accrued Additional Interest" shall have the meaning set forth in
Section 2.2.1(d).

            "Additional Interest" shall mean the excess of the amount payable as interest under the Notes at the Revised Interest Rate over the amount that would have been payable as interest under the Notes at the Initial Interest Rate.

            "Adjusted NOI" means, for any specified period and specified Property, Net Operating Income, less the amount which is 4% of Rents during such period with respect to such Property (which amount is intended to approximate FF&E expenditures payable during such period), less the greater of actual fees payable to the applicable Property Managers and 4% of Rents received by the applicable Obligor during such period with respect to such Property.

            "Affiliate" shall mean a Person or Persons directly or indirectly, through one or more intermediaries, Controlling, Controlled by or under common Control with the Person or Persons in question.

            "Allocated Loan Amount" means, with respect to any Property, the portion of the Loan Amount allocated thereto, as set forth on Schedule C hereto.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "Alteration" shall mean, with respect to any Property, any single plan of demolition, alteration, installation, improvement or decoration of or to such Property or any part thereof or the Improvements thereon.

            "Annual Budget" shall mean Borrowers' annual operating and capital budget for any Fiscal Year setting forth, in accordance with the Uniform System of Accounts for Hotels, current edition, and in reasonable detail Borrower's good faith estimates of (i) all Operating Income, (ii) all Operating Expenses, including Franchise Fees and Management Fees, (iii) all Capital Expenditures,
(iv) the Monthly FF&E Reserve Amount for each month during such Fiscal Year and
(v) Borrowers' marketing strategy for each Property. The amounts referred to in clauses (iv) and (v) of this definition may be set forth under cover of a separate report or reports from the amounts set forth in clauses (i) through
(iii).

            "Anticipated Repayment Date" shall mean the Payment Date occurring on February 1, 2009 (or, if such date is not a Business Day, the next preceding Business Day).


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
            "Appraisal" means an as-is appraisal of each Property, prepared not more than thirty (30) days (or such longer period as shall be acceptable to Lender in its sole discretion) prior to the Closing Date or other applicable delivery date by Hospitality Valuation Services, Inc., or another member of the American Institute of Real Estate Appraisers selected by Lender (or, if such appraiser is selected by Obligor, such appraiser shall be independent from the Obligors, shall be acceptable to Lender and shall have a national reputation and at least ten (10) years' experience in evaluating and appraising properties similar in type and geographic location as the Properties), which appraisal shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA).

            "Approved Banks" shall mean banks or other financial institutions which have (i) (a) a minimum net worth of $500,000,000 or (b) total assets of $5,000,000,000 and (ii) a minimum long-term senior unsecured debt rating from the Rating Agencies at least equivalent to the Required Rating, in all cases excluding any institution that owns or controls (or any institution that has an Affiliate that owns or controls) a competitor of Sponsor.

            "Approved Transferee" shall mean:

            (i) any Person, or any Person that Controls, is Controlled by or is under common Control with a Person, that satisfies each of the following two categories, so long as such Person is not a Disqualified Transferee:

                (A) any one of the following:

                    (1) a pension fund, pension trust or pension account; (2) an insurance company; (3) a national money-center bank; or (4) a Person with a long-term unsecured debt rating from the Rating Agencies of at least investment grade; and

                (B) each of the following (all of the figures in this clause (B) are to be calculated exclusive of the Properties):

                    (1) a Person with a current net worth of $250 million or
                more and that owns real estate assets of $500 million or more or, if such Person is a pension fund advisor, one which Controls $1 billion or more of real estate equity investments or (2) a pension fund, pension trust or pension account that has total real estate equity investments of $500 million or more, managed by a Person that Controls at least $1 billion in real estate equity investments; and


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
                (ii) any Person approved by Lender in Lender's sole discretion and affirmed by a Rating Confirmation.

     "Assignment" shall have the meaning set forth in Section 5.1(y) hereof.

            "Assignment of Agreements" shall mean, with respect to each Property, that certain first priority Assignment of Agreements, Licenses, Permits and Contracts dated as of the date hereof, from the Obligor that owns and/or operates such Property, as assignor, to Lender, as assignee, assigning to Lender as security for the Loan, to the extent assignable under law, all of such Obligor's interest in and to the Property Management Agreement or Operating Lease relating to such Property, the Franchise Agreement (if applicable) relating to such Property, all other Material Agreements relating to such Property and all other licenses, permits and contracts necessary or desirable for the use and operation of the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents.

            "Assignment of Leases" shall mean, with respect to each Property, the Assignment of Leases and Rents, dated as of the date hereof, from each Borrower, as assignor, to Lender, as assignee, together with any amendments thereto pursuant to the provisions thereof, assigning all the Leases and Rents with respect to such Property, and each Operator Assignment of Leases and Rents, dated as of the date hereof, from each Operator, as assignor, to Lender, as assignee, together with any amendments thereto pursuant to the provisions thereof, assigning all the Leases and Rents with respect to such Property.

            "Bank Group" shall mean Bankers Trust Company and the Chase Manhattan Bank as Administrative Agents on behalf of themselves and the other Lenders, Lehman Commercial Paper Inc. and Bank of Montreal as Syndication Agents on behalf of themselves and the other lenders, and the other lenders under the Credit Agreement, dated as of February 23, 1998 (as amended through the date hereof, the "Credit Agreement"), among Starwood Hotels & Resorts, SLT Realty Limited Partnership, Starwood Hotels & Resorts Worldwide, Inc., Chess Acquisition Corp. (and ITT Corporation, its successor by merger), each Alternate Currency Revolving Borrower (as defined in the Credit Agreement) and the Bank Group.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy" as the same may be amended, modified, succeeded or replaced, from time to time.

            "Basic Carrying Costs" shall mean, with respect to any Property, the sum of the following costs associated with the Property: (i) Taxes and Other Charges, (ii) Insurance Premiums and (iii) ground rent, if any.

            "Beneficial" when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

            "Borrower" shall mean each of the eight limited liability companies set forth under the caption "Borrowers" on Schedule B hereto, in each case together with any of its


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successors and assigns as permitted hereunder, which Persons are collectively referred to herein as "Borrower" or "Borrowers".

            "Business Day" means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its Servicer or its Special Servicer, if any, and any Trustee in any Securitization, are located are authorized or obligated by law, governmental decree or executive order to be closed.

            "Capital Expenditures" means, with respect to each Property, hard and soft costs incurred by the related Obligor with respect to replacements and capital repairs made to such Property (including, without limitation, repairs to, and replacements of, the structural components, roofs, building systems, parking garages and parking lots, and additions to, and replacements of, FF&E), in each case to the extent such items are capitalized in accordance with GAAP.

            "Cash" shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

            "Cash and Cash Equivalents" shall mean (i) Cash, (ii) U.S. Government Securities, (iii) interest bearing or discounted obligations of federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities (provided all of the obligations described in this clause (iii) shall be rated "AAA" by the Rating Agencies or backed by the full faith and credit of the United States government for full and timely payment), (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances or commercial paper rated at least A-1+ (or its equivalent) by the Rating Agencies, and/or guaranteed by an entity having a long-term rating at least equal to the Required Rating, (v) floating rate notes, other money market instruments and letters of credit each issued by Approved Banks (provided that if the scheduled maturity of any such note, instrument or letter of credit is more than six (6) months after the date of purchase of such obligation by Borrower or Lender, the note, instrument or letter of credit must be issued by a bank having a long-term senior unsecured debt rating from the Rating Agencies at least equal to the Required Rating), (vi) obligations issued by state and local governments or their agencies, carrying a rating at least equal to the Required Rating and/or guaranteed by an irrevocable letter of credit of an Approved Bank (provided that if the scheduled maturity of any such obligation is more than six (6) months after the date of purchase by Borrower or Lender and such obligation is guaranteed by a letter of credit, the letter of credit guaranteeing such obligation must be issued by an Approved Bank having a long-term senior unsecured debt rating from each of the Rating Agencies at least equal to the Required Rating), (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. government or agency collateral with a value equal to or exceeding the principal amount on a daily basis and held in safekeeping (provided that at the time of purchase the counterparty to such repurchase agreement must have a long-term senior


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
unsecured debt rating at least equal to the Required Rating), (viii) investments in money market funds and money market mutual funds all the assets of which are comprised of investments described in clauses (i) through vii above, and (ix) any other investment which the Rating Agencies confirm in writing will not in and of itself result in a downgrading, qualification or withdrawal of any of the ratings then assigned to any Certificates; provided that prior to the Securitization, Lender shall make such determination consistent with Rating Agency Requirements (as defined in the Cooperation Agreement). Except as otherwise provided in this definition, Cash and Cash Equivalents shall not include any investments commonly known as "derivatives", any investments requiring a payment above par for an obligation, and under no circumstances shall Cash and Cash Equivalents include interest-only strips. Any investment in Cash and Cash Equivalents shall have a maturity date not later than one Business Day prior to the date that the proceeds therefrom are required hereunder.

            "Casualty" means a fire, explosion, flood, collapse or other casualty affecting any of the Properties.

            "Certificates" shall have the meaning specified in the Cooperation Agreement.

            "Clearing Account" shall have the meaning given such term in Section
9.1 hereof.

            "Clearing Account Agreement" shall mean a Clearing Account Agreement among Borrowers, Operators, Lender and a depository bank for the Clearing Accounts relating to the collection and application of all the Rents from the Properties, in the form set forth as Exhibit A hereto.

            "Close Affiliate" of a Person shall mean that such Person (i) satisfies the definition of "Affiliate" with respect to the other Person in question and (ii) owns 100%, is owned 100% by, or is under 100% common ownership with, the other Person in question.

            "Closing Date" shall mean January 27, 1999.

            "Closing Estoppel Requirement" shall mean the estoppel letters referred to in the Post-Closing Agreement, dated as of January 27, 1999, among the Borrowers and Lenders, and Section 23 of the Cooperation Agreement.

            "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "Collateral Accounts" means, collectively, the Clearing Accounts, the Deposit Account, the Tax, Insurance and Ground Rents Escrow Account, the FF&E Reserve Account, the Deferred Maintenance and Environmental Conditions Reserve Account, the Special Reserve Account and the Reserve Account.

            "Commitment Fee" shall have the meaning specified in the Term Sheet.


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
            "Condemnation" shall mean a taking or voluntary conveyance during the term hereof of all or any part of a Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.

            "Consent, Security Agreement and Agreement of Liquor Manager" shall mean, with respect to each Property pursuant to which the related Borrower does not own a liquor license, that certain Consent, Security Agreement and Agreement of Liquor Manager, dated as of the date hereof, between Lender and the relevant liquor manager.

            "Control" shall mean, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, including the ability to exercise a veto, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. "Controlling" and "Controlled" have meanings correlative thereto.

            "Contribution Agreement" shall mean that certain Contribution Agreement, dated as of the date hereof, among the Borrowers.

            "Cooperation Agreement" shall mean that certain Mortgage Loan Cooperation Agreement, dated as of the date hereof, in the form attached hereto as Exhibit B.

            "Credit Facility" shall mean a clean, irrevocable, unconditional transferable letter of credit, payable on sight draft only, in respect of which neither the Borrowers nor Obligors have any reimbursement obligation and such reimbursement obligation is not secured directly or indirectly by any Property or any other property pledged to secure the Loan, in favor of Lender and entitling Lender to draw thereon in New York City or in such other city as Lender's corporate trust office may be located at the time of the issuance of such letter of credit, issued by either (i) a domestic bank or the U.S. agency or branch of a foreign bank, in each case, the long-term senior unsecured debt rating of which at the time such letter of credit is delivered and throughout the term of such letter of credit is not less than the Required Rating, or (ii) any other bank approved by Lender in its Discretion, and as to which Borrowers shall have obtained a Rating Confirmation. Such Credit Facility shall provide that it will automatically renew unless the issuer of such Credit Facility delivers written notice to Lender, as beneficiary, and Borrowers, as account party, at least thirty (30) days prior to its expiration that such Credit Facility will not be renewed, and, in such case, shall provide that Lender, as beneficiary, shall be entitled to draw upon the full amount of such Credit Facility. Without in any way limiting the generality of the foregoing, if any Credit Facility is not renewed or replaced with another Credit Facility prior to the date that is thirty (30) days prior to its expiration, Lender shall be entitled to draw upon the full amount of such Credit Facility.

            "Damages" to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including, without limitation, reasonable attorneys' fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.

            "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, the Notes, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan, including any Yield Maintenance Payments and any sums due under the Notes, this Agreement, the Security Instruments or in any other Loan Document.

            "Debt Securities" shall mean debt obligations, other than U.S. Government Securities, of any Person, whether evidenced by bonds, notes, debentures, certificates, book entry deposits, certificates of deposit, commercial paper, bankers acceptances, reinvestment letters, funding agreements or other instruments, which (i) are not subject to prepayment or redemption prior to maturity and (ii) are rated not less than the then Required Rating; or any combination of the foregoing. Any Debt Securities delivered to Lender as collateral for an obligation shall mature not less than one (1) Business Day prior to the due date of such obligation.

            "Debt Service" shall mean, with respect to any specified date or a particular period of time, scheduled principal, if any, and interest payments under the Notes due as of such date or payable during such period (including the last day thereof), as applicable.

            "Debt Service Coverage Ratio" shall mean, as of any date, with respect to a specified Property or Properties, a ratio in which (a) the numerator is Adjusted NOI of the applicable Property or Properties for the complete 12-month period immediately preceding such date and (b) the denominator is the aggregate Debt Service in respect of the Notes for the complete 12-month period immediately following such date (other than any Defeased Notes, except as set forth in Section 2.4.2A.(c)), assuming a loan constant (comprised of interest and amortization) of 8.5627%.

            "Default" shall mean the occurrence of any event under any of the Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "Default Rate" shall mean a rate per annum equal to the lesser of
(i) the maximum rate permitted by applicable law and (ii) the greater of (x) 500 basis points in excess of the applicable Interest Rate and (y) the Prime Rate plus one (1%).

            "Defeasance" shall have the meaning set forth in Section 2.3.2 hereof.

            "Defeasance Deposit" shall mean an amount equal to the sum of (A)(i) with respect to a total Defeasance, all costs and expenses incurred or to be incurred in the purchase of U.S. Government Securities (including, without limitation, the purchase price thereof) necessary to meet the Scheduled Defeasance Payments, or (ii) with respect to a partial Defeasance in connection with the release of one or more Properties, the Release Amount for such Property or Properties plus without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of U.S. Government Securities necessary to meet the Scheduled Defeasance Payments relating to such Release Amount; and (B) in both cases, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with any transfer of the Notes, the creation of one or more Defeased Notes and Undefeased Notes, if applicable, any transfer of one or more Defeased Notes or otherwise required to accomplish the agreements of Section 2.3.2 hereof.

            "Defeased Note" shall have the meaning set forth in Section 2.3.2(a)(vi) hereof.

            "Deferred Maintenance Account" shall have the meaning set forth in
Section 9.6 hereof.

            "Deferred Maintenance and Environmental Conditions" shall mean, collectively, the conditions at the Properties described on Schedule E hereto as the "Deferred Maintenance and Environmental Conditions."

            "Deferred Maintenance and Environmental Conditions Reserve Amount" shall mean $3,812,501.

            "Deposit Account" shall have the meaning given such term in Section
9.1 hereof.

            "Deposit Account Agreement" shall mean an agreement among Obligors, Lender and the depositary bank, if any, for the Deposit Account, relating to the collection and application of all the Rents from each Property, which agreement shall be in substantially the form attached hereto as Exhibit C, with such changes therein as shall be mutually agreeable to the parties thereto.

            "Discretion" shall mean discretion exercised in a manner consistent with that of a prudent institutional lender of a loan which would qualify for a "shadow rating" of no less than investment grade (i.e., not less than BBB- by S&P and Baa3 by Moody's) ("Investment Grade") intended for securitization (with Certificates rated no less than Investment Grade) and with a principal amount comparable to the Loan Amount, a maturity date comparable to the Maturity Date and secured by a pool of properties comparable to the Properties.

            "Disqualified Transferee" shall mean any Person that, or any Person that Controls, is Controlled by or is under common Control with a Person that,
(i) has defaulted, or is in breach, beyond any applicable cure period, of its obligations, under any written agreement with Lender, any Affiliate of Lender, any financial institution or other Person providing or arranging financing; (ii) has commenced any proceeding against Lender, any Affiliate of Lender, any financial institution or other Person providing or arranging financing under a commitment letter, loan agreement, letter of credit, unsecured credit facility, mortgage loan or other written financing arrangement; (iii) has been convicted in a criminal proceeding for a felony or a crime involving moral turpitude or that is an organized crime figure or is reputed (as determined by Lender in its sole discretion) to have substantial business or other affiliations with an organized crime figure; (iv) has at any time filed a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law;
(v) as to which an involuntary petition has at any time been filed under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vi) has at any time filed an answer consenting to or acquiescing in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (vii) has at any time consented to or acquiesced in or joined in an application for the appointment of a custodian, receiver, trustee or examiner for itself or any of its property; (viii) has at any time made an assignment for the benefit of creditors, or has at any time admitted its insolvency or inability to pay its debts as they become due; or (ix) has been found by a court of competent jurisdiction or other Governmental Authority in a comparable proceeding to have violated any federal or state securities laws or regulations promulgated thereunder.

            "Duff" shall mean Duff & Phelps Credit Rating Co.

            "Eligible Account" shall mean (i) an account or account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.

            "Eligible Collateral" shall mean U.S. Government Securities, Debt Securities, Credit Facility or Cash and Cash Equivalents, or any combination thereof.

            "Eligible Institution" shall mean an institution whose (i) commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" or the equivalent by the Rating Agencies, if the deposits are to be held in the account for thirty (30) days or less, or (ii) long-term senior unsecured debt obligations are rated at least "AA" or the equivalent, if the deposits are to be held in the account for thirty (30) days or more.

            "Employee Benefit Plan" shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Engineer" means Law Engineering and Environmental Services Inc. or such Independent Engineer as shall be reasonably approved by Lender.

            "Engineering Report" means the structural engineering report or reports with respect to a Property, including reports on the compliance of such Property with the terms of the Americans with Disabilities Act and applicable building code, prepared by an Engineer and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

            "Environmental Auditor" means Law Engineering and Environmental Services Inc. or any independent licensed or registered environmental auditor that is licensed or registered in the jurisdiction where a Property is located, if required by the laws of such jurisdiction, not affiliated with Obligor or Lender, and reasonably approved by Lender.

            "Environmental Claim" means any written notice, claim, proceeding, investigation, demand or other communication by any Person or Governmental Authority alleging or asserting liability with respect to Obligor or a Property arising out of, based on or resulting from (i) the presence, Use or Release of any Hazardous Substance, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

            "Environmental Indemnity" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by each Obligor and each Sponsor in connection with the Loan for the benefit of Lender.

            "Environmental Laws" means any and all present and future federal, state or local laws, statutes, ordinances or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances.

            "Environmental Reports" means a "Phase I Environmental Site Assessment" as referred to in the ASTM Standard Practice for Environmental Site Assessments, E 1527-97 (and, if necessary, a "Phase II Environmental Site Assessment"), prepared by an Environmental Auditor and delivered to Lender and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

            "Equipment" shall have the meaning set forth in the Security Instruments.

            "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            "ERISA Affiliate" at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Obligor as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

            "ERISA Event" means (i) a "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC and other than a reportable event described in Section 4043(c)(9) through (12) of ERISA), (ii) the incurrence of a material liability by the Borrower or any ERISA Affiliate as a result of the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the provisions of Section 4064 of ERISA upon the termination of a Multiple Employer

Plan, (iii) the provision or filing of a notice of intent to terminate a Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might reasonably be expected to constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of
Section 4041 of ERISA or the imposition of any lien on the assets of the Borrower under ERISA, including as a result of the operation of Section 4069 of ERISA.

            "Event of Default" shall have the meaning set forth in Section 10.1(a) hereof.

            "Expansion" shall mean any single plan of expansion or reduction of a Property or any portion thereof or the Improvements thereon.

            "Extended Maturity Date" shall mean, if Lender exercises the Extension Option, February 1, 2024, or if such day is not a Business Day then on the first Business Day preceding such date, or such earlier date on which the final payment of principal of the Notes becomes due and payable as herein or therein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "Extension Option" shall have the meaning given in Section 2.1.1 hereof.

            "FF&E" means furniture, fixtures and Equipment for each Property.

            "FF&E Reserve Account" shall have the meaning set forth in Section 9.5(a) hereof.

            "Final Completion" shall mean, with respect to any specified work, the final completion of all such work, including the performance of all "punch list" items, as confirmed by an Officer's Certificate and, with respect to any Material Alteration or Material Expansion, a certificate of the Independent Architect.

            "Fiscal Year" shall mean the period commencing on the Closing Date and ending on and including December 31 of the calendar year in which the Closing occurs and thereafter each twelve month period commencing on January 1 and ending on December 31 until the Debt is repaid in full, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

            "Fitch" shall mean Fitch IBCA, Inc.

            "Foreign Pension Plan" shall mean any plan, fund (including without limitation, any superannuation fund) or other similar program established or maintained outside the United States by any Obligor primarily for the benefit of employees of such Obligor residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code and which plan, fund or similar program could result in liability or other obligation or lien to any Obligor.

            "Franchise Agreement" means, with respect to each Property, any license or franchise agreement concerning the operation of hotel licenses or franchises at such Property between the applicable Obligor and the applicable Franchisor, including the License Agreements, as the same may be amended from time to time in accordance with the provisions of this Agreement, as set forth on Schedule F.

            "Franchise Fees" means all fees, commissions, expenses and other compensation (including, without limitation, any base fees, trade name fees, incentive fees, marketing and advertising fees) payable by an Obligor to a Franchisor, which Franchise Fees shall be commercially reasonable based upon the then current market for the area in which the related Property is located for a property of similar type and quality, but which in no event shall exceed 4% of hotel room revenues.

            "Franchisor" means the current hotel franchisor or licensor with respect to a Property and any successor franchisor or licensor approved by Lender in Lender's Discretion.

            "Franchisor Letter" shall mean, with respect to each Property, the Subordination, Assignment and Attornment Agreement from the related Franchisor to Lender acknowledging the Loan and providing certain assurances, satisfactory to Lender, with respect thereto.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as of the relevant date in question, consistently applied.

            "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or quasi-governmental issues (including, without limitation, any court).

            "Ground Lease" shall mean the leases or licenses in which any Borrower is the lessee (or licensee) thereunder relating to or affecting the use and occupancy of the Properties, or any part thereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

            "Ground Leased Property" shall mean, with respect to any Ground Lease and any Property, that portion of such Property demised to a Borrower under such Ground Lease.

            "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law, and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

            "Historical Calendar Years" shall mean 1996, 1997 and 1998.

            "Improvements" shall have the meaning set forth in the Security Instrument.

            "Independent Architect" shall mean any reputable architecture or construction management firm selected by Obligor that is licensed or registered in the jurisdiction where a Property is located, if required by the laws of such jurisdiction, and not affiliated with and is in fact independent from Lender or Obligors.

            "Independent Director" of any entity means a duly appointed member of the board of directors of such entity reasonably satisfactory to Lender who shall not have been at the time of such individual's appointment, and who may not have been at any time during the preceding five years (i) a shareholder or director (other than an independent director) of, or an officer or employee of, an Obligor (except in the context of this transaction), a Sponsor, or any of their respective shareholders or Affiliates, (ii) based on information provided by such individual and reasonably believed by Obligors, a customer of, or supplier or service provider (including a provider of professional services) to, an Obligor, a Sponsor, or any of their respective shareholders or Affiliates such that such individual's annual revenues derived from any or all Obligors, Sponsors, and their respective shareholders or Affiliates exceeds five percent (5%) of such individual's annual revenues for any of the preceding five years, or (iii) a member of the immediate family of any such shareholder, officer, employee, supplier or customer or a member of the immediate family of any other director of such entity.

            "Independent Engineer" shall mean any independent licensed or registered engineering firm selected by Obligor that is licensed or registered in the jurisdiction where a Property is located, if required by the laws of such jurisdiction, and not affiliated with Lender or Obligors.

            "Initial Interest Rate" means with respect to the Note or Notes, a rate per annum as set forth in such Note or Notes, including Schedule A to such Note or Notes.

            "Initial Maturity Date" shall mean February 1, 2009, or if such day is not a Business Day then on the immediately preceding Business Day, or such earlier date on which the final payment of principal of the Notes becomes due and payable as herein or therein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

            "Insufficiency" means, at any time with respect to any Plan, the amount, if any, of such Plan's unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

            "Insurance Premiums" shall have the meaning set forth in Section 8.1.1(d) hereof.

            "Insurance Requirements" shall mean all terms of any insurance policy required hereunder covering or applicable to the Properties or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Properties or any part thereof or any use of the Properties or any part thereof.

            "Interest Accrual Period" means, with respect to a Payment Date, the period beginning on (and including) the first (1st) day of the month preceding such Payment Date (or, with respect to the first Interest Accrual Period, commencing on and including the Closing Date) and ending on (and including) the last day of such month.

            "Interest Rate" shall mean, as applicable, (i) the Initial Interest Rate, with respect to the period from and including the Closing Date to but excluding the first Payment Date following the tenth anniversary of the Closing Date, and (ii) in the event that Lender exercises the Extension Option, with respect to the period from (and including) and after the Anticipated Repayment Date, the Revised Interest Rate.

            "knowledge" or words of similar import shall mean the actual and constructive knowledge of a Person or, if such Person is not an individual, of such Person's representatives, agents, employees, officers or directors who would be reasonably likely to have material information as to the relevant subject matter.

            "Lease" shall mean any lease, sublease, sub-sublease, license, letting, concession, occupancy agreement or other agreement (whether written or oral and whether now or hereafter in effect) (excluding the Operating Leases and Ground Leases), existing as of the date hereof or hereafter entered into by an Obligor, pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in a Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease, or other agreement entered into, in accordance with the terms of the Loan Documents, in connection with such lease, sublease, sub-sublease, or other agreement and all agreements related thereto, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            "Leasing Commissions" shall mean leasing commissions required to be paid by an Obligor in connection with the leasing of space to Tenants at a Property pursuant to the Leases entered into by such Obligor in accordance with the terms hereof and payable in accordance with either (i) a Property Management Agreement, or (ii) third-party/arm's-length brokerage agreements, provided that the commissions payable pursuant thereto are commercially reasonable based upon the then current brokerage market for the area in which such Property is located for property of a similar type and quality.

            "Legal Requirements" shall mean:

            (i) all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, Environmental Laws) affecting an Obligor or a Property or any part thereof or the construction, ownership, use, alteration or operation thereof, or any part thereof (whether now or hereafter enacted and in force),

            (ii) all permits, licenses and authorizations and regulations relating thereto, and

            (iii) all covenants, conditions and restrictions contained in any instruments at any time in force (whether or not involving Governmental Authorities) affecting a Property or any part thereof which, in the case of this clause (iii), require repairs, modifications or alterations in or to a Property or any part thereof, or in any material way limit or restrict the existing use and enjoyment thereof.

            "Lender" shall mean Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., a Delaware corporation, or its successors or assigns.

            "Lender Expenses" shall mean all origination costs and all reasonable out-of-pocket expenses and costs incurred by Lender (or any of its affiliates) with respect to the making of the Loan (or (if incurred prior to the Closing) in connection with any Securitization) (as well as such costs and expenses as Lender (or any of its affiliates) customarily includes in reimbursables, such as the duplication and binding of presentation books), including for preparation of audits, agreed-upon-procedures, reasonable travel expenses, preparation of environmental, seismic and engineering reports, credit reports, appraisals, preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby (including reasonable attorneys' fees and disbursements in connection therewith and in connection with Lender's due diligence), rating agency fees and expenses, printing costs, mortgage recording taxes and other document filing fees and any other reasonable out-of-pocket expenses relating to credit and collateral evaluations.

            "License Agreements" shall mean those certain License Agreements, each dated as of January 27, 1999, between Sheraton or Westin on the one hand and Operator I (or, in the case of the Properties known as the Sheraton San Diego and the Phoenician, the applicable Borrower) on the other hand.

            "Licenses" shall have the meaning set forth in Section 4.1(v) hereof.

            "Lien" shall mean any mortgage, deed of trust, security title and/or security interest through a security deed, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting a Property or any portion thereof or an Obligor, or any interest therein (including, without limitation, any conditional sale or other title retention agreement, any sale-leaseback, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances).

            "Limited Liability Company" means, with respect to each Member, the Obligor of which it is a Member.

            "Liquor License Agreement" means those management agreements relating to the operation of liquor sales at the Properties, set forth on Schedule K hereto.

            "Loan" shall mean the loans made to Borrowers by Lender pursuant hereto and the other Loan Documents in the original principal amount of the Loan Amount, and evidenced by the Notes and secured by the Security Instruments and the other Loan Documents.

            "Loan Amount" shall mean five hundred forty two million and 00/100 Dollars ($542,000,000.00).

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Instruments, the Assignment of Agreements, the Assignment of Leases, the Environmental Indemnity, the Deposit Account Agreement, the Clearing Account Agreements, the Cooperation Agreement, the Consent, Security Agreement and Agreement of Liquor Manager, the Subordination, Assignment and Attornment Agreement, the Operator Guaranty, the Operator II Guaranty and any other document now or hereafter executed and/or delivered by any Obligor or any Sponsor or any Affiliate of such Persons pursuant to the requirements hereof or of any other Loan Document in connection with the Loan.

            "Low NOI Period" means, prior to the Initial Maturity Date, a period
(i) beginning with a Payment Date (the "Commencement Date") with respect to which Adjusted NOI has been less than $86,407,994 for the NOI Test Period ending on the second Payment Date preceding such Commencement Date and (ii) ending on the last day of the second consecutive fiscal quarter following the applicable Commencement Date for which Adjusted NOI for the related NOI Test Period is equal to or exceeds $86,407,994.

            "Major Tenant" shall mean a Tenant providing restaurant or other food or beverage service at a Property, or any other Tenant occupying more than 2,500 rentable square feet at such Property, and/or providing for gross annual rentals in excess of 2% of the gross annual revenues of such Property.

            "Management Contracts" shall mean, with respect to each Property, those certain Property Management Agreements, dated as of January 27, 1999, each between Operator and Operator II as Property Manager (or, in the case of the Properties known as the Sheraton Phoenician and the Sheraton San Diego), between Operator II as Manager and the applicable Borrower, as set forth on Schedule D.

            "Management Control" shall mean, with respect to any direct or indirect interest in an Obligor or a Property, the primary responsibility to make or the ability to veto all material decisions with respect to the operation, management, financing and disposition of the specified interest.

            "Management Fees" shall mean, with respect to a Property, all fees, commissions, expenses and other compensation (including, without limitation, any base fees, trade name fees, incentive management fees, termination fees and all fees in respect of liquor license operations) (and including, in the case of the Operating Leases, any amounts to which the lessee is entitled thereunder) payable by a Borrower to the related Property Manager or lessee under an Operating Lease and under the Property Management Agreements, which Management Fees shall be commercially reasonable based upon the then current market for the area in which such Property is located for a property of similar type and quality, but in no event (in the case of Management Fees payable to entities which are not Affiliates of the Borrowers) to exceed 4% of the Rents of such Property.

            "Material Adverse Effect" means a material adverse effect upon (i) the business operations, assets or condition (financial or otherwise) of an Obligor, (ii) the ability of an Obligor to perform, or of Lender to enforce, any material provision of any Loan Document, or (iii) with respect to a Property, the value, use or enjoyment of such Property or the operation thereof.

            "Material Agreements" means, with respect to a Property, the Property Management Agreement relating thereto, the Franchise Agreement relating thereto, any applicable Operating Agreement, any Ground Lease relating thereto, any Operating Lease relating thereto, any Liquor License Agreement relating thereto and all agreements with terms exceeding one year, requiring payments by any Obligor per annum in excess of $100,000 and relating to the ownership, development, use, operation, leasing, maintenance or repair of such Property.

            "Material Alteration" shall mean, with respect to a Property, any Alteration to be performed by or on behalf of the related Obligor at such Property (other than an Alteration the cost of which a Tenant is obligated to repay or reimburse to such Obligor and which such Obligor reasonably believes will be so reimbursed, as applicable) the cost of which as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

            "Material Casualty" shall mean, with respect to a Property, a Casualty where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding Allocated Loan Amount relating to such Property or (b) has caused material damage to thirty (30%) or more of the hotel rooms and common areas (including banquet and conference facilities) located at such Property.

            "Material Condemnation" shall mean, with respect to a Property, a Condemnation where the loss (a) is in an aggregate amount equal to or in excess of thirty percent (30%) of the outstanding Allocated Loan Amount relating to such Property or (b) has caused thirty percent (30%) of the hotel rooms and common areas (including banquet and conference facilities) in such Property to be unavailable for use as a hotel room.

            "Material Expansion" shall mean, with respect to a Property, any Expansion to be performed by or on behalf of the related Obligor at such Property, the total cost of which, as reasonably estimated by an Independent Architect, exceeds the Threshold Amount.

            "Maturity Date" shall mean the Initial Maturity Date, unless and until Lender exercises the Extension Option, at which time it shall mean the Extended Maturity Date.

            "Member" shall mean each of the eight limited liability companies set forth under the caption "Members" on Schedule B hereto, in each case together with any of its successors and assigns as permitted hereunder.

            "Monthly Debt Service Payment Amount" shall have the meaning set forth in Section 2.2.1(b) hereof.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Obligor or any ERISA Affiliate and more than one employer other than the Obligor or an ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding five years made or accrued an obligation to make contributions or, in the event that any such plan has been terminated, to which the Obligor or any ERISA Affiliate made or accrued an obligation to make contributions during any of the previous five plan years preceding the date of termination of such plan.

            "Net Operating Income" means, for any specified Property, the excess of Operating Income over Operating Expenses for such Property for the trailing twelve (12) month period.

            "NOI Test Period" means each successive complete twelve (12) month period ending on a Payment Date.

            "Nonrecourse Carveout Indemnitor" means the Sponsors.

            "Notes" shall mean collectively that certain Promissory Note or Notes of even date herewith, each made by the Borrowers on a joint and several basis in favor of Lender in the aggregate principal amount stated therein and secured by all of the Properties, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents, including any Undefeased Notes that may exist from time to time, and "Note" shall mean any one of the Notes.

            "Obligations" means all of Borrowers' obligations with respect to the Debt.

            "Obligor" or "Obligors" shall mean the Borrowers, Operator and Operator II.

            "Officer's Certificate" shall mean a certificate made by an individual authorized to act on behalf of an Obligor and, to the extent applicable, any constituent Person with respect to an Obligor. Without limiting the foregoing, if the individual signing the certificate is doing so on behalf of a corporation, then such individual shall hold the office of President, Vice President, senior or executive vice president or Chief Financial Officer (or the equivalent) with respect to such corporation.

            "Operating Agreements" shall mean, with respect to a Property, reciprocal easement and/or operating agreements; covenants, conditions and restrictions; and similar agreements affecting such Property and binding upon and/or benefiting the related Obligor and/or other third parties.

            "Operating Expenses" shall mean, for any specified period and any Property, on an accrual basis, all expenses paid (or due and payable) by the applicable Obligor (or by a Property Manager for the account of such Obligor) during such period in connection with the operation of such Property (including Basic Carrying Costs, Management Fees and Franchise Fees payable to non-Affiliates, including any portion of such fees which constitute fees or expenses charged for centralized services of the type set forth in Exhibit B of the Management Contracts in place as of the date hereof, and also including such centralized services fees payable to Affiliates of the Borrowers), as well as bookkeeping, accounting, insurance costs, wages and other costs and expenses incurred for such Property and legal expenses incurred in connection with the operation of such Property, determined, in each case, consistently with GAAP. "Operating Expenses" shall not include (i) depreciation or amortization or other noncash items (other than expenses that are due and payable but not yet paid),
(ii) the principal of and interest on the Notes or any other indebtedness of the applicable Borrower (including the Starwood Intercompany Mortgage Loan), (iii) income taxes or other taxes in the nature of income taxes, (iv) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with and allocable to the issuance of the Notes, (v) the cost of Tenant Improvements, Leasing Commissions and any Capital Expenditures for such Property (to the extent such items are capitalized in accordance with GAAP), (vi) distributions to the members or partners in Borrowers or any management or franchise fees or similar compensation payable to any Affiliate of Borrowers (other than fees or expenses charged for centralized services of the type set forth in Exhibit B of the Management Contracts, which fees and expenses shall be considered to be Operating Expenses), and (vii) any item of expense which otherwise would be considered within Operating Expenses but is paid directly by any Tenant. Expenses that are accrued as Operating Expenses during any period shall not be included in Operating Expenses when paid during any subsequent period.

            "Operating Income" shall mean, for any specified period and any Property, all Rents received by the applicable Obligor (or by the applicable Property Manager for the account of such Borrower) from any Person during such period in connection with the operation of such Property, determined on a cash receipts basis, other than:

            (i) any Proceeds (other than business interruption insurance proceeds or Condemnation Proceeds with respect to a temporary Condemnation and, in any such case, only to the extent allocable to such period);

            (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of such Property;

            (iii) any Rents attributable to Leases which are more than one month delinquent (provided, that such delinquent Rents shall be included as Operating Income when received, and shall be applied to the period during which such Rents were required to have been paid absent such delinquency) ;

            (iv) any interest income from any source other than interest earned on amounts deposited in Collateral Accounts in accordance with the provisions of this Agreement; and

            (v) any other extraordinary or non-recurring items.

            "Operating Lease Payments" means the rent due and payable to Borrowers under the Operating Leases, including, without limitation, all Base Rent, Basic Rent and all Percentage Rent but excluding Additional Rent (as each term is defined in the Operating Leases).

            "Operating Leases" means those operating leases, each between a Borrower as lessor and Operator as lessee, with respect to each Property other than the Properties known as the Phoenician Hotel and the Sheraton San Diego Hotel & Marina, and any other operating lease in the same form between a Borrower and Operator or a subsidiary of Starwood Hotels and Resorts Worldwide Inc. with respect to any Substitute Property.

            "Operator" means Starwood Operator I LLC, as lessee under each Operating Lease.

            "Operator II" means Starwood Operator II LLC.

            "Operator Guaranty" means the Guaranty, made as of the date hereof, by Operator in favor of Lender.

            "Operator II Guaranty" means the Guaranty, made as of the date hereof, by Operator II in favor of Lender.

            "Optional Defeasance Date" means the earlier of (a) the third anniversary of the Closing Date and (b) the day after the second anniversary of the "start-up day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust.

            "Origination Adjusted NOI" means the Adjusted NOI, with respect to all of the Properties, calculated by Lender as of the date hereof, which is $115,210,659.

            "Origination Debt Service Coverage Ratio" shall be 2.48x.

            "Other Charges" shall mean all maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof and payable by an Obligor.

            "Participation" shall have the meaning set forth in Section 5.1(y) hereof.

            "Payment Date" shall mean the first (1st) day of each calendar month or, if in any month the first (1st) day is not a Business Day, then the Payment Date for such month shall be the first Business Day immediately preceding such first (1st) day.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any entity succeeding to any or all of its functions under ERISA.

            "Permits" means, with respect to a Property, all licenses, permits, variances and certificates used or issued in connection with the ownership, operation, use or occupancy of such Property (including, without limitation, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of such Property).

            "Permitted Encumbrances" shall mean, with respect to a specified Borrower or Property, (i) the Liens and security interests created by the Loan Documents, (ii) all Liens, encumbrances and other matters disclosed in the Qualified Title Policy relating to such Property, (iii) Liens, if any, for Taxes or Other Charges relating to such Property not yet payable or delinquent or which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (iv) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, landlord's, mechanic's, materialmen's, repairmen's and other similar Liens arising in the ordinary course of business, and Liens for workers' compensation, unemployment insurance and similar programs, in each case arising in the ordinary course of business which are being diligently contested in good faith in accordance with Section 5.1(b)(ii) hereof, (v) Leases granted to third parties, entered into in the ordinary course of business or otherwise in compliance with the terms of the Loan Documents, not interfering in any material respect with the business, operation or use of such Property, including the Operating Leases, (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances (including any of such matters incurred or entered into by such Obligor in the ordinary course of business) which in each case do not diminish in any material respect the value of such Property or materially and adversely impact the use or operating income of the Mortgaged Property or affect in any respect the validity, enforceability or priority of the Liens created by the Loan Documents, (vii) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's Discretion and (viii) with respect to the Properties known as the Phoenician and the Sheraton San Diego Hotel & Marina, Liens granted in connection with the Starwood Intercompany Mortgage Loan.

            "Permitted Indebtedness" shall mean, with respect to a Borrower, (i) the Debt, (ii) Trade Payables incurred in the ordinary course of such Borrower's business, customarily paid by such Borrower within sixty (60) days of incurrence and in fact not more than sixty (60) days outstanding and not amounting in the aggregate to more than 3% (or in the case of the Properties known as the Phoenician, the Sheraton San Diego Hotel & Marina and the Westin Mission Hills, 4%) of the outstanding Allocated Loan Amount with respect to the related Mortgaged Property, (iii) written indemnities entered into in the ordinary course of business and on customary terms and conditions in connection with the acquisitions of goods or services, or in connection with the execution of Leases or amendments thereto, or in connection with the acquisition of the Properties in which such Borrower owns an interest, (iv) any indebtedness owed by such Borrower to Sponsor or to a wholly-owned subsidiary of Sponsor (a "Permitted Intercompany Lender"), including, without limitation, with respect to the Properties known as the Phoenician and the Sheraton San Diego Hotel & Marina, the indebtedness relating to the Starwood Intercompany Mortgage Loan, provided that, with respect to any such indebtedness other than the Starwood Intercompany Mortgage Loan, (a) the terms of such indebtedness are on an arm's-length basis, (b) such indebtedness is unsecured and evidenced in writing,
(c) the entity making the loan has entered into a subordination and intercreditor agreement with the Lender with respect to any such loan it may make in substantially the form attached as Exhibit D and has pledged any such loan to Lender as security for such entity's obligations under such subordination and intercreditor agreement, (d) such loan shall not mature, and, except to the extent provided for in the next clause (e), does not require any mandatory amortization, earlier than the fifth anniversary of making of such loan, (f) such indebtedness is required to be repaid from excess cash flow of the borrowing Borrower prior to any distributions to equity, (g) such loan may not be transferred except to a Permitted Intercompany Lender that complies with clause (c) above and in connection therewith the applicable Borrower has given Lender at least five Business Days advance written notice of such transfer accompanied by drafts of the documents that will evidence such transfer, and agrees to deliver to Lender final copies of all documents evidencing or executed by such Borrower and any Permitted Intercompany Lender in connection with such transfer promptly after the effective date of such transfer, (f) Obligors shall have received a Rating Confirmation with respect to such indebtedness and (g) such loan shall be necessary to accommodate Sponsor's REIT qualification requirements, (v) capital lease obligations or purchase money financing secured only by the assets acquired or leased, including leases, licenses or financing arrangements with respect to signage, televisions, audio-visual equipment, office supplies, computers, telephone systems, vans or other equipment or personal property used at the related Property for which aggregate annual lease payments, license fees and debt service for each Property is less than the amount per annum set forth for each such Property on Schedule I and (vi) such other unsecured indebtedness approved by Lender in its sole discretion and with respect to which Borrower has received a Rating Confirmation.

            "Permitted Investments" shall mean the following, subject to qualifications hereinafter set forth:

            1. Obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America. These obligations include, but are not limited to:

               -- Treasury obligations (all direct or fully guaranteed US obligations)

               -- Farmers Home Administration Certificates of beneficial ownership

               --  General Services Administration Participation certificates

               --  Maritime Administration Guaranteed Title XI financing

               -- Small Business Administration Guaranteed participation certificates Guaranteed pool certificates

               -- Department of Housing and Urban Development Local authority bonds

               -- Washington Metropolitan Area Transit Authority Guaranteed transit bonds

            2. Obligations of government-sponsored agencies that are not backed by the full faith and credit of the U.S., where the obligation is limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. These obligations are limited to:


               --  Federal Home Loan Mortgage Corp. (FHLMC) Debt obligations

               -- Farm Credit System (formerly: Federal Land Banks, Federal Intermediate Credit Banks, and Banks for Cooperatives) Consolidated system wide bonds and notes

               -- Federal Home Loan Banks (FHL Banks) Consolidated debt obligations

               --  Federal National Mortgage Association (FNMA) Debt obligations

               --  Student Loan Marketing Association (SLMA) Debt obligations

               --  Financing Corp. (FICO) Debt obligations

               --  Resolution Funding Corp. (REFCORP) Debt obligations.

            3. Federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated "A-1+" (or the equivalent) by the Rating Agencies.

            4. Deposits that are fully insured by the Federal Deposit Insurance
               Corp. (FDIC).

            5. Debt obligations maturing in 365 days or less that are rated AAA or higher (or the equivalent) by the Rating Agencies.

            6. Commercial paper rated "A-1+" (or the equivalent) by the Rating Agencies and maturing in 365 days or less.

            7. Investments in certain short-term debt of issuers rated "A-1+" (or the equivalent) by the Rating Agencies may be permitted with certain restrictions. The total amount of debt from "A-1+" issuers must be limited to the investment of an amount equal to Monthly Debt Service Payment Amount. The total amount of "A-1+" investments should not represent more than twenty percent (20%) of the rated issue's outstanding principal amount and each investment should not mature beyond thirty
                  (30) days. Investment in "A-1+" (or the equivalent) rated securities are not eligible for reserve accounts, cash collateral accounts, or other forms of credit enhancement. Short-term debt for purposes of this definition includes: commercial paper, federal funds, repurchase agreements, unsecured certificates of deposit, time deposits, and banker's acceptances.

            8. Investment in money market funds rated "AAAm" or "AAAm-G" (or the equivalent) by the Rating Agencies.

            9. Such other investments as shall be approved in writing by means of a Rating Confirmation.

Notwithstanding the foregoing, "Permitted Investments": (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) as to the investments described in (1), (2), (3), (4), (5), (6) and (7): the obligations shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; interest may either be fixed or variable; and any variable interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments, other than those payable on demand, shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three (3) months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

            "Person" shall mean any individual, sole proprietorship, corporation, general partnership, limited partnership, limited liability company or partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

          "Phoenician Subleases" shall mean all those subleases indicated on that marked title insurance commitment delivered by Fidelity National Title Insurance Company and Stewart Title Guaranty Company, dated January 29, 1999, and delivered contemporaneously herewith.

          "Plan" means an employee benefit plan, other than a Multiemployer Plan, (i) which is maintained for employees of the Obligor or any ERISA Affiliate and which is subject to Title IV of ERISA or (ii) with respect to which the Obligor or any ERISA Affiliate could be subjected to liability under Title IV of ERISA (including Section 4069 of ERISA). Without limitation on the foregoing, the term "Plan" includes any employee benefit plan subject to Title IV of ERISA for which the Obligor may have any liability arising from the joint and several liability provisions of Title IV of ERISA, from the maintenance or participation in any such plan by the Obligor, as a result of the Obligor being the successor in interest to any person maintaining or participating in any such plan or otherwise.

          "Plan Assets" means assets of any employee benefit plan subject to
Part 4, Subtitle A, Title I of ERISA.

          "Policies" shall have the meaning specified in Section 8.1.1(c) hereof.

          "Prepayment" shall have the meaning specified in Section 2.4.2 hereof.

          "Prepayment Date" shall have the meaning specified in Section 2.4.2 hereof.

          "Prime Rate" shall mean the annual rate of interest published in The Wall Street Journal from time to time as the "Prime Rate". If more than one "Prime Rate" is published in The Wall Street Journal for a day, the average of such "Prime Rates" shall be used, and such average shall be rounded up to the nearest one-sixteenth of one percent (.0625%). If The Wall Street Journal ceases to publish the "Prime Rate", the Lender shall select an equivalent publication that publishes such "Prime Rate", and if such "Prime Rates" are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index.

          "Proceeds" shall mean amounts, awards or payments payable to Obligors or Lender in respect of all or any part of a Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Obligors and Lender, respectively, of any and all reasonable expenses incurred by Obligors and Lender in the recovery thereof, including all attorneys' fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

          "Properties" shall mean the parcel or parcels of real property and improvements thereon owned by Obligors and all of Obligors' leasehold interest in any Ground Leased Property and encumbered by a Security Instrument, together with all rights pertaining to such property, improvements and leasehold interests, as more particularly described in the preliminary statement of each Security Instrument and referred to therein as the "Property", the "Mortgaged Property" or the "Trust Property", as the case may be. "Property" shall mean any one of the Properties.

          "Property Management Agreement" shall mean, with respect to any Property, the property management agreement entered into by Operator II as Property Manager and Operator or, in the case of the Properties known as the Phoenician and the Sheraton San Diego, by Operator II as Property Manager and the applicable Borrower, as currently in effect, including the Management Contracts, pursuant to which the Property Manager is to provide property management and other services with respect to the Property, and any other property management agreement entered into with the prior written consent of Lender.

          "Property Manager" shall mean, with respect to any Property, the Person named in clause (i) of the definition of "Acceptable Property Manager" or any replacement "Property Manager" appointed in accordance with Section 11.1 hereof.

          "Qualified Survey" shall mean a current title survey of a Property, certified to the title company and Lender and their successors and assigns, that
(i) is in form and content satisfactory to Lender in its Discretion, (ii) is prepared by a professional and properly licensed land surveyor satisfactory to Lender in its Discretion in accordance with the 1997 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, (iii) meets the classification of an "Urban Survey", and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 1, 2, 3, 4, 6, 7(a), (b)(1) and (c), 8, 9, 10, 11, 13, 15 and 16 (iv)
reflects the same legal description contained in the Qualified Title Policy relating to such Property, (v) includes, among other things, a metes and bounds description of the real property comprising part of such Property satisfactory to Lender, (vi) contains a certification in form and substance acceptable to Lender.

          "Qualified Title Policy" shall mean, with respect to a Property, an ALTA title insurance policy (1970 unmodified form, where issuable) issued by one or more title companies acceptable to Lender in its Discretion, with ALTA facultative reinsurance and direct access agreements acceptable to Lender, and subject to a reinsurance program satisfactory to Lender in its sole discretion, which title insurance policy shall (i) provide coverage in the amount of 125% of the Allocated Loan Amount of such Property (or, in the case of the Phoenician, 135%) in the case of all Properties not included within the scope of a tie-in endorsement, (ii) insure Lender that the related Security Instrument creates a valid first mortgage lien on such Property, free and clear of all exceptions from coverage other than such liens, encumbrances and other matters described in Schedule B of such policy, which matters have been approved by Lender in its Discretion, Permitted Encumbrances (other than those described in clause (ii) of the definition thereof) and such standard exceptions and exclusions from coverage as Lender shall approve, (iii) contain such endorsements and affirmative coverages as Lender may request in its Discretion (including a deletion of the creditor's rights exceptions), (iv) name Lender as the insured and (v) be assignable by its terms with a transfer of the Loan.

          "Rating Agency" shall mean each of S&P, Moody's, and any other nationally-recognized statistical rating agency from time to time selected by Lender and rating the Certificates issued in connection with the Securitization.

          "Rating Confirmation," with respect to the matter in question, shall mean that as a condition precedent thereto the Rating Agency shall have confirmed in writing that (i) such investment, replacement or action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates (if the Securitization has occurred), or (ii) such investment, replacement or action would not result, in and of itself, in a downgrade, withdrawal or qualification of any rating for proposed Certificates then under consideration by the Rating Agencies (if the Securitization has not yet occurred); provided that if the Securitization has not taken (or as certified by Lender, will not take) the form of a transaction rated by the Rating Agency, then "Rating Confirmation" shall instead mean that the matter in question shall be subject to the prior approval of the Lender which approval shall not be unreasonably withheld or delayed.

          "Reciprocal Easement Agreement (Sheraton Colony Square)" shall mean the Declaration of Easements and Covenants by and between The Prudential Insurance Company of America and SLT Realty Limited Partnership, dated July 18, 1995, as amended.

          "Reciprocal Easement Agreement (Westin Atlanta North)" shall mean the Declaration of Easements, Cross-Easements and Restrictions between The Landmarks Group Properties Corporation and Landmark Twenty-Six, Ltd., dated July 9, 1984, as amended.

          "Reference Date" means the first day of each January and the first day of each July.

          "Related Party" means any member, shareholder, partner, principal, Affiliate, employee, officer, director, agent or representative of an Obligor.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

          "Release Amount" means, with respect to a Property, the amount set forth on Schedule G hereto, but in no event less than 125% of the Allocated Amount relating to such Property (or, in the case of the Phoenician, 135% of such Allocated Loan Amount).

          "Release Instruments" shall have the meaning set forth in Section 2.4.1(b) hereof.

          "Remaining Work" shall mean, with respect to a Property, any work which (a) may, in the written opinion of an Independent Architect, be completed for an amount of $50,000 or less, (b) may be completed within six months or less and (c) whether or not it is completed, will have no material impact on the use, operation, operating income or value of such Property.

          "REMIC" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC Trust" shall mean a REMIC which holds any Note or Notes.

          "Rents" shall mean, with respect to each Property, all fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in the Properties, all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower or Operator that holds a direct or indirect interest in such Property or its agents or employees from any and all sources arising from or attributable to the Property, including, without limitation, all room rents related to overnight occupancy of guests at the Property, all banquet, conference and other room rentals, fees and other consideration of any sort, all credit card receivables, and all deposits of money as advance rent, for security, as earnest money or as down payment or deposit for the reservation or occupancy of rooms or other facilities in or at the Property and any obligations now existing or hereafter arising or created out of the sale, Lease (including the Operating Leases), license, concession or other grant of the right of the use and occupancy of property or rendering of services by the applicable Obligor and proceeds, if any, from business interruption or other loss of income insurance.

          "Required Loan-to-Value Ratio" shall mean that the aggregate principal amount of the Loan is not more than sixty-five percent (65%) of the appraised value of the Property as set forth in the Appraisals prepared in accordance with the origination of the Loan.

          "Required Rating" shall mean the higher of (i) the highest rating then assigned by the Rating Agency to any of the Certificates and (ii) "AA" (or its equivalent) by the Rating Agency.

          "Required Records" shall have the meaning set forth in Section 5.1(j)(viii) hereof.

          "Reserve Account" shall have the meaning set forth in Section 2.3 hereof.

          "Restoration" shall have the meaning set forth in Section 8.1.2(b) hereof.

          "Revised Interest Rate" shall mean the greater of (I) the Initial Interest Rate plus 5.00 percent and (ii) the Treasury Rate on the Anticipated Repayment Date plus 5.00 percent.

          "Scheduled Defeasance Payments" shall have the meaning set forth in
Section 2.3.2(b).

          "Second-Tier Member" shall mean each of the entities holding a membership interest in the Members, as set forth in Schedule B hereto, in each case together with any of its successors and assigns as permitted hereunder.

          "S&P" shall mean Standard & Poor's Ratings Services, a Division of McGraw-Hill Companies, Inc.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Securitization" shall have the meaning set forth in the Cooperation Agreement.

          "Security Instrument" shall mean, with respect to a Property, (i) that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of the date hereof, executed and delivered by the Borrower that owns an interest (fee or leasehold) in such Property as security for the Loan and encumbering such Property, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents and (ii) that certain first priority Operating Leasehold Mortgage (or Deed of Trust or Deed to Secure Debt), Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of the date hereof, executed and delivered by the Operator as security for the Operator Guaranty and encumbering the leasehold interest of Operator in such Property, as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified from time to time pursuant to the provisions thereof or of the other Loan Documents.

          "Servicer" shall mean the entity appointed by Lender to service the Loan or its successor in interest, or if any successor servicer is appointed pursuant to the Servicing Agreement, such successor servicer. If at any time no entity shall be so appointed, Servicer shall be deemed to refer to Lender. Initially, the Servicer shall be Wells Fargo Bank, N.A.

          "Servicing Agreement" shall mean any trust, pooling and servicing agreement or trust and servicing agreement that may be entered into from time to time in connection with the Loan or any Securitization of the Loan.

          "Sheraton" means ITT Sheraton Corporation, a Delaware corporation.

          "Single Purpose Entity" shall mean a Person, other than an individual, which (a) is formed solely for the purpose of acquiring and directly holding an ownership interest in one or more of the Properties or an ownership interest in an Obligor, (b) does not engage in any business unrelated to one or more of the Properties and the financing thereof, (c) does not have any assets other than those related to its interest in one or more of the Properties or an Obligor, as the case may be, or any indebtedness other than Permitted Indebtedness, (d) is bankruptcy-remote from any other Person, (e) has no liabilities, actual or contingent, other than the Debt, Permitted Indebtedness and liabilities normal and incidental to the ownership, operation, leasing and letting of rooms to overnight guests and hotel facilities to those guests and other hotel patrons at the Properties owned by it, (f) provides for the subordination of any obligation to indemnify any of its partners or members, officers, directors or employees (as applicable) to the Debt, (g) has books, records, accounts, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person, (h) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of Obligors, as of the Closing Date, (i) holds itself out as being a Person separate and apart from each other Person, conducts its business in its own name and exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity, (j) pays its own liabilities out of its own funds and reasonably allocates any overhead for shared office space, (k) maintains a sufficient number of employees in light of its contemplated business operations, and in the case of a limited liability company, observes all applicable limited liability company formalities in all material respects, has at all times either (x) a corporate managing member that is a Single-Purpose Entity with two independent partners, members or directors, or (y) a single member and a board of managers with two Independent Directors and has an operating agreement which provides that for so long as the Loan is outstanding, the limited liability company shall not take any of the following actions:

          (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of the assets of the related Obligor,

          (ii) the engagement by the related Obligor in any business other than the ownership, maintenance and operation of the related Property or Properties,

          (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the related Obligor or a substantial portion of its properties, without the unanimous vote of all of the Independent Directors of the limited liability company, and

          (iv) the amendment or modification of any material provision of its operating agreement or certificate of limited liability company (for purposes hereof, any amendment or modification that adversely affects any of the requirements for qualifying as a "Single-Purpose Entity" shall be considered material).

          "Special Servicer" shall mean the entity appointed by Lender to specially service the Loan or its successor in interest, or if any successor special servicer is appointed pursuant to the Servicing Agreement, such successor servicer. If at any time no entity shall be so appointed, Special Servicer shall be deemed to refer to Lender. Initially, the Special Servicer shall be Wells Fargo Bank, N.A.

          "Specified Default" means any Default specified in clauses (i), (iv),
(vi), (vii) (without giving regard to the sixty-day period described in such clause (vi)), (ix) or (xii) (with regard to material Defaults referenced by such clause (xii)) of Section 10.1(a).

          "Sponsors" shall mean Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation and Starwood Hotels & Resorts, a Maryland real estate investment trust. The Sponsors may be referred to herein collectively as "Sponsor".

          "Starwood Intercompany Mortgage Loan" shall mean those certain intercompany mortgage loans secured by the hotels known as the Sheraton San Diego and the Phoenician and evidenced by (i) that certain Substitute Note (Phoenician) by ITT Corporation, as maker, in favor of SLT Realty Limited Partnership, as payee, dated January 27, 1999 in the principal sum of $210,000,000.00; (ii) that certain Promissory Note made by Starwood Hotels & Resorts Worldwide, Inc., as maker, in favor of Starwood Hotels & Resorts, as payee, dated February 23, 1998 in the principal amount of $50,000,000.00; and (iii) that certain Promissory Note made by Starwood Hotels & Resorts Worldwide, Inc., as maker, in favor of Starwood Hotels & Resorts, as payee, dated February 23, 1998 in the principal amount of $100,000,000.00

          "Subordination, Assignment and Attornment Agreement" shall mean the Subordination, Assignment and Attornment Agreement entered into as of January 27, 1999, by and among the Borrowers, Operator, ITT Sheraton Corporation, a Delaware corporation, Westin License Company, a Delaware corporation and Lender.

          "Subordination, Non-disturbance and Attornment Agreement" shall mean an agreement between Lender and a Tenant, relating to the granting of non-disturbance rights, which agreement shall be in substantially the form attached hereto as Exhibit E and made a part hereof, with such changes therein as shall be reasonably required by Lender or any Tenant.

          "Substantial Completion" shall mean, with respect to any specified work, the Final Completion of all such work other than any Remaining Work.

          "Substitute Property or Properties" shall have the meaning set forth in Section 2.6 hereof.

          "Substituted Property or Properties" shall have the meaning set forth in Section 2.6 hereof.

          "Successor Borrower" shall have the meaning set forth in Section 2.3.2(c) hereof.

          "Survey Defect" shall have the meaning set forth in Section 3.1(c)(iii) hereof.

          "Tax, Insurance and Ground Rents Escrow Account" shall have the meaning set forth in Section 9.3.1 hereof.

          "Taxes" shall mean all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, and other governmental charges now or hereafter levied or assessed or imposed against Obligors or the Properties or rents therefrom or which may become Liens.

          "Tenant" shall mean any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

          "Tenant Improvements" shall mean, collectively, (i) tenant improvements to be undertaken for any Tenant required to be completed by Obligors pursuant to the terms of such Tenant's Lease, or (ii) allowances to be paid to a Tenant pursuant to such Tenant's Lease in connection with such Tenant's construction of its tenant improvements at the related Property, but specifically excluding any rent concessions granted to a Tenant by Obligors.

          "Term" means the period from the Closing Date to (but not including) the Payment Date falling in the month after the month in which the 10th anniversary of the Closing Date occurs unless Lender, in its sole discretion, exercises the Extension Option, in which case the Term shall mean the period from the Closing Date to (but not including) the Payment Date falling in the month in which the 25th anniversary of the Closing Date occurs.

          "Term Sheet" shall mean that certain term sheet, dated December 31, 1998, among Goldman Sachs Mortgage Company, Lehman Brothers Holdings Inc. d/b/a Lehman Capital and Sponsor, in respect of the principal terms of the Loan, including certain fees and expenses to be paid in connection with the Loan.

          "Threshold Amount" shall mean, with respect to each Property, the amount set forth on Schedule J hereto.

          "Title Defect" shall have the meaning set forth in Section 3.1(c)(ii) hereof.

          "Trade Payables" shall mean unsecured amounts payable by or on behalf of Obligors for or in respect of the operation of the Properties in the ordinary course and which would under GAAP be regarded as ordinary expenses, as well as Leasing Commissions and Tenant Improvements, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Properties or Obligors.

          "Treasury Constant Yield" shall mean the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of the Telerate service, or if such service is not available, the Bloomberg service, or if neither the Telerate nor the Bloomberg service is available, under Section 504 in the weekly statistical release designated H.15519 (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the Payment Date occurring on the Initial Maturity Date or Anticipated Repayment Date, unless Lender has elected the Extension Option, in which case such "On the Run" U.S. Treasury obligations shall correspond to the Extended Maturity Date; if no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

          "Treasury Rate" shall mean, as of the Anticipated Repayment Date, the linear interpolation of the bond equivalent yields as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Anticipated Repayment Date of U.S. Treasury constant maturities with maturity dates of fifteen years or as close as possible in time thereto.

          "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the state in which the applicable Property is located.

          "Underfunding" means, with respect to any Plan, the excess, if any, of the "accumulated benefit obligations" (within the meaning of Statement of Financial Accounting Standards 87) under such Plan (determined using the actuarial assumptions and discount rate used with respect to such Plan in the most recent financial statements of the Borrower) over the fair market value of the assets held under the Plan.

          "Use" means any handling, treatment, storage, disposal, transportation, use, re-use, recycling, reclamation, manufacture, generation, formulation, processing or distribution.

          "U.S. Government Securities" shall mean securities evidencing an obligation to pay principal and interest in a full and timely manner that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of and guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereof (including a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such securities or a specific payment of principal of or interest on any such securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the securities or the specific payment of principal of or interest on the securities evidenced by such depository receipt).

          "Waste" means any material abuse or destructive use (whether by action or inaction of Obligor or Sponsor or any of their Affiliates) of a Property which causes Lender to suffer a loss or a diminution in the value of its interest therein.

          "Westin" means Westin License Company, a Delaware corporation.

          "Withdrawal Liability" has the meaning given such term under Part I of Subtitle E of Title V of ERISA.

          "Yield Maintenance Payments" shall have the meaning set forth in
Section 2.3.4 hereof.

          Section 1.2       Principles of Construction.

          All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "includes", "including" and similar terms shall be construed as if followed by the words "without limitation". The terms "Property" shall be construed to be followed by the phrase "or any part or portion thereof". Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, as may be modified herein. As a matter of convenience herein, rating categories are generally stated in the S&P's nomenclature, it being understood that unless otherwise expressly stated to the contrary, reference to such category shall also be deemed to be a reference to the comparable category of each other Rating Agency; provided that if a specified rating (or its equivalent) from any of the Rating Agencies is required hereunder with respect to an issuer or a security (other than the Certificates), and one of the Rating Agencies in connection with a Securitization does not rate the issuer or security in question, then such requirement hereunder shall nevertheless be deemed satisfied so long as such Rating Agency has issued a Rating Confirmation with respect thereto.

                                   ARTICLE II

                                     GENERAL

          Section 2.1       The Loan.

          2.1.1 Commitment. Subject to and upon the terms and conditions set forth herein, including the conditions precedent set forth in Section 3.1 hereof, Lender hereby agrees to make the Loan to Borrowers on the Closing Date, which Loan shall mature on the Initial Maturity Date. Borrowers hereby acknowledge that prior to the Securitization, Lender shall have the right, but not the obligation, in Lender's sole discretion, to elect by written notice to the Borrowers and the Sponsor to extend the maturity of the Loan to the Extended Maturity Date (the "Extension Option"). In the event that Lender exercises the Extension Option, the Initial Maturity Date shall cease to be the Maturity Date and shall instead become the Anticipated Repayment Date. Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

          2.1.2 Disbursement to Borrowers and Use of Loan Proceeds. Borrowers may request and receive only one disbursement hereunder in respect of the Loan. Borrowers shall receive the proceeds of the Loan on the Closing Date, subject to the direction given by Borrowers as to the application of Loan proceeds to pay the Lender Expenses and any other amounts owing to Lender and to fund (i) the Tax, Insurance and Ground Rents Escrow Account, (ii) the FF&E Reserve Account and (iii) the Deferred Maintenance and Environmental Conditions Reserve Account. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

          2.1.3 The Notes. (a) The Loan shall be evidenced by a Note or multiple Notes, in the aggregate original principal amount of the Loan. On the date hereof, there shall be a single Note secured by all of the Properties which shall bear interest at the applicable Interest Rate. If after the date hereof such Note is converted into multiple Notes pursuant to the terms of the Cooperation Agreement, the aggregate weighted average coupon rate of the Notes as of Origination shall be the applicable Interest Rate. The Notes shall be subject to repayment as provided in Section 2.3 hereof, shall be entitled to the benefits of this Agreement and shall be secured by the Security Instruments granting a first mortgage lien on the Properties and by the other Loan Documents.

          (b) Use of Proceeds of Loan. Borrowers shall use the proceeds of the Loan to (i) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (ii) fund the Deferred Maintenance and Environmental Conditions Reserve Account, the Tax, Insurance and Ground Rents Escrow Account and the FF&E Reserve Account, (iii) pay costs and expenses actually incurred in connection with the closing of the Loan, (iv) pay Lender Expenses, (v) pay any other amounts owing to Lenders as of the date hereof, (vi) pay related costs or expenses in connection with any of the foregoing and establish escrows and reserves for future expenses and any transaction contemplated by any Loan Document and (vii) general corporate purposes including repayment of Sponsor debt.

          Section 2.2       Principal and Interest.

          2.2.1    Principal and Interest.

          (a) Subject to Section 2.2.1(d), from the date hereof to but excluding the Maturity Date, Borrowers shall pay interest on the outstanding principal balance of the Loan at the applicable Interest Rate computed in accordance with
Section 2.5.2 hereof (it being acknowledged that from and after the Anticipated Repayment Date (if applicable), interest on the Notes shall accrue at the Revised Interest Rate). On the date hereof, Borrowers shall make a payment of interest on each Note at the Initial Interest Rate, and principal based on the amortization schedule set forth on Schedule A to such Note, for the period to but excluding the Payment Date on March 1, 1999.

          (b) Commencing with the Payment Date on April 1, 1999 and on each and every Payment Date thereafter through and including the Maturity Date, the principal amount of each Note and interest thereon at the interest rate stated on such note shall be payable in arrears in monthly installments of (i) principal based on the amortization schedule as set forth on Schedule A to the Note and (ii) interest at the applicable Interest Rate as computed in accordance with Section 2.5.2 (the "Monthly Debt Service Payment Amount"). Unless otherwise elected by Lender, such payments shall be applied first to the payment of interest with the remainder of such payment being applied to the reduction of the outstanding principal balance of such Note. Such payments shall be made only on a Payment Date.

          (c) From and after the Anticipated Repayment Date, in addition to the principal to be repaid pursuant to Section 2.2.1(b), Borrowers shall repay on each Payment Date the principal of the Loan to the extent provided for under
Section 9.2(b)(xii).

          (d) From and after the Anticipated Repayment Date, Additional Interest shall be due and payable in accordance with the terms of Section 9.2(b)(xiii) and, to the extent unpaid by reason of insufficient Receipts, shall be deferred, be added to the Debt and, to the extent permitted by applicable law, accrue interest at the Revised Interest Rate (the "Accrued Additional Interest").

          (e) Except as provided herein or elected by Lender, payments made by Borrowers in respect of the principal and interest of the Loan shall be applied first to the payment of interest with the remainder of such payment being applied to the reduction of the outstanding principal balance of the Notes.

          2.2.2 Default Rate. If an Event of Default shall have occurred and is continuing (including the failure of Borrowers to make a payment of principal or interest on the Payment Date therefor, but subject to the last sentence of
Section 9.2(b)), Borrowers shall pay interest at the Default Rate on the outstanding amount of the Loan and due but unpaid interest thereon, upon demand from time to time (which interest is payable both before and after Lender has obtained a judgment with respect to the Loan), to the extent permitted by applicable law. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment or full performance by Borrowers and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

          2.2.3 Late Fee. If all or any portion of the Monthly Debt Service Payment Amount or other amount due hereunder is not paid when due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of 5% of such unpaid amount or the maximum amount permitted by applicable law (which amount shall be in addition to all other amounts due hereunder), to defray in part the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.

          Section 2.3       Loan Repayment and Defeasance.

          2.3.1 Prepayment and Repayment. Borrowers shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with all accrued and unpaid interest thereon to (but excluding) the date of repayment and all other amounts due to Lender in connection with the Loan. Other than as set forth in Sections 2.3.2,
        2.3.5 and 2.3.6 below, or as required or permitted pursuant hereto in connection with a Casualty or Condemnation, Borrowers shall have no right to prepay all or any portion of Loan.

          2.3.2    Voluntary Defeasance of the Notes.

          (a) On or after the Optional Defeasance Date and subject to the terms and conditions set forth in this Section 2.3.2, Borrowers may defease all or any portion of the Loan evidenced by the Note or Notes with U.S. Government Securities (a "Defeasance"); provided that a partial defeasance of the Note or Notes shall be permitted only in connection with the release of one or more Properties in accordance with Section
        2.4.2. No Defeasance shall be permitted on or after the Anticipated Repayment Date. Defeasance shall be subject, in each case, to the satisfaction of the following conditions precedent:

          (i) Borrowers shall provide not less than thirty (30) days' prior written notice to Lender specifying the date (the "Defeasance Date") on which the Defeasance Deposit is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal balance of the Note (or, if applicable, Notes) as of the Defeasance Date.

          (ii) Borrowers shall pay to Lender all accrued and unpaid interest on the principal balance of the Note or Notes to but not including the Defeasance Date (and if the Defeasance Date is not a Payment Date, the Defeasance Deposit shall take into account the interest that would have accrued on the Note or Notes to but not including the next Payment
        Date).

          (iii) Borrowers shall pay to Lender all other sums, not including scheduled interest or principal payments, then due and payable under the Loan Documents.

          (iv) No Event of Default shall exist on the Defeasance Date, except (prior to an acceleration of the Loan hereunder) for an Event of Default relating solely to a Property that will be released from the Lien of the Security Instrument thereon pursuant to Section 2.4.2 hereof in connection with such Defeasance.

          (v) Borrowers shall pay to Lender the required Defeasance Deposit for the Defeasance, which Lender shall hold as security for the defeased portion of the Loan .

          (vi) Borrowers shall execute and deliver one or more security agreements, in form and substance satisfactory to Lender (in its reasonable judgment), creating a first priority lien on the Defeasance Deposit and the U.S. Government Securities purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.3.2 (the "Security Agreement").

          (vii) Borrowers shall deliver to Lender an opinion of counsel for Borrowers in form and substance satisfactory to Lender (in its sole discretion) stating, among other things, that Lender has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.

          (viii) If a Securitization has occurred, Borrowers shall deliver to Lender an opinion of counsel for Borrowers in form and substance satisfactory to Lender (in its reasonable judgment) and the applicable Rating Agencies that the transfer of the Defeasance Deposit in exchange for a release of the Lien on the Property or Properties securing the Note or Notes (as the case may be) does not constitute a "significant modification" of the Loan under Section 1001 of the Code or cause the REMIC Trust to fail to qualify as a REMIC or otherwise cause a tax to be imposed on the REMIC Trust and that such transfer will not adversely affect the continued availability of any exemption relied upon in connection with the securitization from the prohibited transaction rules of ERISA and section 4975 of the Code.

          (ix) If required by the applicable Rating Agencies, Borrowers shall deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower, if any, in form and substance reasonably satisfactory to Lender and satisfactory to the applicable Rating Agencies in their sole discretion.

          (x) Borrowers shall deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 2.3.2(a) have been satisfied.

          (xi) Borrowers shall deliver such other certificates, documents or instruments as Lender may reasonably request.

          (xii) Borrowers shall pay all reasonable costs and expenses of Lender incurred in connection with the Defeasance, including any costs and expenses associated with the release of one or more Liens as provided in
        Section 2.4 hereof and reasonable attorneys' fees and expenses.

          (xiii) Borrowers shall deliver to Lender a confirmation, in form and substance reasonably satisfactory to Lender, by a "Big Five" independent certified public accounting firm selected by such Borrowers, that the Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by the Borrowers hereunder in connection with the proposed Defeasance.

          (xiv) Borrowers shall deliver to Lender a Rating Confirmation with respect to such Defeasance.

          (xv) In the event only a portion of the Loan evidenced by the Note or Notes is the subject of the Defeasance in connection with the release of any Lien of any Security Instrument on one or more Properties as described in Section 2.4.2 below, the Borrowers shall execute and deliver all necessary documents to amend and restate such Note or Notes and issue two substitute notes for each Note: one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and one note having a principal balance equal to the undefeased portion of the original Note (the "Undefeased Note"). The Defeased Note and the Undefeased Note shall have identical terms as the original of each Note (and the Defeased Note or Notes and the Undefeased Note or Notes shall be cross-defaulted with each other), except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance. An Undefeased Note may be the subject of a further Defeasance in accordance with the terms of this clause (xv) (the term "Note", as used above in this clause (xv) for these purposes, being deemed to refer to the Undefeased Note that is the subject of further defeasance) and the other provisions of this Section 2.3.2; provided, however, that no such partial defeasance shall take place unless the conditions outlined in
        Section 2.4.2 are satisfied.

          (b) In connection with the conditions set forth above in Section 2.3.2(a), each Borrower appoints Lender as its attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Government Securities which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date (including the Maturity Date or, if applicable, the Anticipated Repayment Date), (including the outstanding principal balance of either the Loan or the Defeased Note or Notes on the Maturity Date or, if applicable, the Anticipated Repayment Date), and in amounts equal to the Debt Service due on such dates under the Note or Notes or Defeased Note or Notes, as applicable (the "Scheduled Defeasance Payments"). Borrowers, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Lender and applied to satisfy the obligations of Borrowers under the Note or Notes or Defeased Note or Notes, as applicable. In connection with any total Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.3.2 and satisfy Borrowers' obligations under Section 2.3 shall be remitted to Borrowers reasonably promptly following the purchase of such U.S. Government Securities. In connection with any partial Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.3.2 and satisfy Borrowers' obligations under Section
2.3 shall be retained by Lender in an Eligible Account as additional collateral for the Loans, and shall be invested in Permitted Investments, each Borrower hereby granting to Lender a security interest in such account and in such Permitted Investments.

          (c) Upon compliance with the requirements of this Section 2.3.2, if requested by Borrowers in connection with a Defeasance under this Section 2.3.2 of the total aggregate outstanding principal of the Note, Lender shall designate a successor entity (other than Lender) (the "Successor Borrower") to which Borrowers shall transfer and assign all obligations, rights and duties under and to the Note together with the pledged U.S. Government Securities (and the obligation of the Lender named herein to designate a Successor Borrower shall be retained by such Person notwithstanding the sale or transfer of the Loan unless such obligation is specifically assumed by a transferee of the Loan). The Successor Borrower shall assume the obligations under the Note or Notes and the Security Agreement. The Borrowers shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or Notes and the Security Agreement. Notwithstanding anything herein or in the Loan Documents that may be construed to the contrary, no other assumption fee shall be payable to the Successor Borrower upon or in consideration for its assumption of the Note or Notes and the Security Agreement in accordance with this Section 2.3.2(c), but Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

          2.3.3 Repayment on or After Anticipated Repayment Date. Borrower shall have the right, on not less than fifteen (15) days' prior written notice, to prepay the Loan on a Payment Date, in whole or in part, at any time and from time to time, from and after the Anticipated Repayment Date without penalty or premium.

          2.3.4 Repayment Upon Default. If all or any part of the principal amount of the Loan is prepaid upon acceleration of the Loan following the occurrence of an Event of Default at any time prior to the Initial Maturity Date or the Anticipated Repayment Date, as the case may be, Borrower shall be required to make such payments (the "Yield Maintenance Payments") in an amount equal to the greater of (a) three (3%) of such prepaid principal balance and (b) the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Loan to be prepaid upon acceleration) for the period from the date of such prepayment upon acceleration to (and including) the Initial Maturity Date or Anticipated Repayment Date, as the case may be, discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming for these purposes that the entire outstanding scheduled principal amount of the Loan as of the Initial Maturity Date or Anticipated Repayment Date (if applicable) were to be paid in full on such Payment Date, discounted monthly at a rate equal to the Treasury Constant Yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Loan (or the then unpaid portion thereof to be prepaid upon acceleration). If the Yield Maintenance Payments as calculated pursuant to clause (b) of this Section 2.3.4 would not be a positive number, then the number yielded by the calculation set forth in clause (b) shall be zero. For purposes of this Section 2.3.4, the amount of the Loan on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. The determination of the Yield Maintenance Payments by Lender shall be conclusive and binding on Borrower in the absence of manifest error.

          2.3.5 Limited Right of Prepayment. During the period between Closing and February 8, 1999, Borrowers may elect to prepay the Loan in an amount less than or equal to the difference between the Loan Amount and $500 million; provided, however, that such prepayment shall be accompanied by all accrued and unpaid interest on such prepaid principal amount and any hedging and other costs incurred by Lender resulting from such prepayment.

          2.3.6 Mandatory Prepayment upon Title Defect or Survey Defect. In the event of a Title Defect or a Survey Defect, Borrowers shall be required to immediately prepay the Loan in the amount set forth in Sections 3.1(c)(ii) and
(iii).

          Section 2.4 Release of the Property. Except as set forth in this
Section 2.4, no repayment, prepayment or Defeasance of all or any portion of any Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of any Security Instrument on any of the Properties.

          2.4.1 Release of All the Properties. (a) If all Borrowers have elected to defease all of the Notes in their entirety, and the requirements of Section
2.3.2 have been satisfied, all of the Properties shall be released from the Liens of their respective Security Instruments and the U.S. Government Securities, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Notes and the Borrowers and Nonrecourse Carveout Indemnitors shall be released from their obligations under the Loan Documents (other than (i) Article IV of this Agreement, (ii) Sections 12.3 through 12.13 and 12.15 through 12.26 of this Agreement, (iii) the Environmental Indemnity and
(iv) the Cooperation Agreement).

          (b) In connection with the release of the Liens contemplated in
Section 2.4.1(a), Borrowers shall submit to Lender, not less than fifteen (15) days prior to the Defeasance Date, a release of Liens (and related Loan Documents) for each Property (for execution by Lender) in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion and all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release (collectively, "Release Instruments"), together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Lender shall execute such Release Instruments on or prior to the Defeasance Date if all of the conditions herein to such release of Liens have been satisfied.

          2.4.2    Release of Individual Properties.

          A. Releases upon Defeasance, Casualty or Condemnation. On one or more occasions, any Borrower may obtain (i) the release of one or more Properties owned by such Borrower from the Lien of the Security Instrument thereon (and related Loan Documents) and (ii) the release of Borrowers' obligations under the Loan Documents with respect to such Property or Properties (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

          (a) Borrowers shall (i) (on or after the Optional Defeasance Date), defease the portion of such Note equal to the Release Amount of the Property being released (together with all accrued and unpaid interest on the principal amount being so defeased), and such defeasance shall be undertaken pursuant to the terms and conditions of Section 2.3.2, and all of such terms and conditions shall be satisfied, including clause (xv) thereof or (ii) make a prepayment in connection with a Casualty or Condemnation of a Property, in each case, in an amount equal to the Release Amount relating to the Property being released, together with all accrued and unpaid interest thereon; provided, however, that other than in connection with the release of the Westin Washington D.C., the amount secured by the Security Instrument on such Property shall not be reduced until such time as the aggregate principal balance of the Loan is less than or equal to 125% of the Allocated Loan Amount of such Property (i.e., $29,600,000).

          (b) The Borrowers shall submit to Lender, not less than twenty (20) days prior to the date of such release, all the Release Instruments together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

          (c) With respect to any release of one or more Properties, after giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Security Instruments shall be not less than the greater of (x) the Debt Service Coverage Ratio immediately preceding the proposed release of the Individual Property (for purposes of this calculation, the income derived from a Defeasance Deposit delivered to Lender in connection with a partial Defeasance occurring prior to the partial Defeasance in question shall be included in the numerator of the Debt Service Coverage Ratio and the Defeased Note or Notes relating to a partial Defeasance occurring prior to the partial Defeasance in question shall be included in the denominator of the Debt Service Coverage Ratio), and (y) the Origination Debt Service Coverage Ratio; provided, however, that (i) in order to meet the test set forth in this clause (c), Borrowers shall be permitted to defease that portion of the Loan in addition to the applicable Release Amount sufficient to increase the Debt Service Coverage Ratio to the required level, and (ii) this clause (c) shall not be applicable in connection with a prepayment in connection with Section 8.1.2(d).

          B. Releases upon Prepayments under Section 2.3.5. In the event of a prepayment pursuant to Section 2.3.5 hereof, Borrowers may obtain (i) the release of one or more Properties owned by Borrowers from the Lien of the Security Instrument thereon (and related Loan Documents) and (ii) the release of Borrowers' obligations under the Loan Documents with respect to such Property or Properties (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

          (a) Lender shall agree to such release, which agreement shall be in Lender's sole reasonable discretion, and in no event shall Lender make such election unless:

               (i) Lender, in its sole discretion, selects which, if any, of such Properties may be released from the Lien of the Security Instrument thereon;

               (ii) Lender has received confirmation from the Rating Agency, in form and substance satisfactory to Lender in its sole reasonable discretion, that the Loan, as secured by the remaining Properties, would qualify for a "shadow rating" of no less than investment grade (i.e., not less than BBB- by S&P and Baa3 by Moody's);

               (iii) the Loan, as secured by the remaining pool of Properties, would have the "Required Loan-to-Value Ratio"

               (iv) the Loan, as secured by the remaining pool of Properties, would have a Debt Service Coverage Ratio (assuming a loan constant comprised of interest and amortization of 10.5%) of not less than 1.70x; and

               (v) Lender shall have received a Qualified Title Policy and a
            Qualified Survey for each of the remaining Properties, and such title policies and surveys shall be satisfactory to Lender in its sole reasonable discretion.

          In making such determination, Lender shall further take into consideration such factors as whether the remaining pool of Properties contains urban upscale and upscale resort hotels which are of the type, character, quality, market performance and geographic concentration satisfactory to Lender in its sole reasonable discretion.

          (b) In the event that Lender agrees to such release pursuant to clause
(a) above, Borrowers shall submit to Lender, not less than ten Business Days prior to the date of such release, all the Release Instruments together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released). Such release shall take place reasonably promptly after Borrowers elect to make a prepayment under
Section 2.3.5 hereof.

          C.       Releases Upon Prepayments under Section 2.3.6.

          In the event of a prepayment pursuant to Section 2.3.6 hereof, Borrowers may obtain (i) the release of the Properties pursuant to which there is a Title Defect or a Survey Defect from the Lien of the Security Instrument thereon (and related Loan Documents) and (ii) the release of Borrowers' obligations under the Loan Documents with respect to such Property or Properties (other than those expressly stated to survive), upon satisfaction of each of the following conditions: Borrowers shall submit to Lender, not less than five Business Days prior to the date of such release, all the Release Instruments together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

          2.4.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of all of the Debt in accordance with the terms of the Loan Documents, release the Liens of the Security Instruments and other Loan Documents not theretofore released.

          2.4.4 Further Assurances. To the extent any Release Instrument executed and delivered under Section 2.4.1(b) or 2.4.2(b) is insufficient to effect the release to be effected in accordance with the terms hereof, Lender (and Servicer) shall remain obligated to execute and deliver, at Borrowers' expense, such further Release Instruments as Borrowers may reasonably request and submit to Lender, together with an Officer's Certificate covering the matters to be covered in the Officer's Certificate described in Section 2.4.1(b) or 2.4.2(b), as applicable.

          2.4.5 Partial Release of Westin Mission Hills. Notwithstanding Section 2.4, so long as no Specified Default or Event of Default has occurred and is continuing, Lender will agree to release a portion of the Property known as the Westin Mission Hills in accordance with that certain Lot Line Agreement, a copy of which is attached hereto as Exhibit 2.5, without the requirement that Borrower defease such Property or pay a release price; provided, however, that such release will not cause a Material Adverse Effect.

          Section 2.5       Payments and Computations.

          2.5.1 Making of Payments. Each payment by Borrowers hereunder or under the Notes shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 12:30 p.m. New York City time, on the date such payment is due, to Lender by deposit to such account pursuant to such wiring instructions as provided by Lender at least two (2) Business Days prior to the applicable Payment Date. Any funds made available after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Except as otherwise provided herein, whenever any payment hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

          2.5.2 Computations. Interest, with respect to each Payment Date, will be computed based on the actual number of days in the related Interest Accrual Period and a 360-day year.

          2.5.3 Loan Account and Computer Access to Collateral Accounts. Obligors shall have the right and ability at all times to have informational computer access to the Deposit Accounts and the other Collateral Accounts. In addition, Lender shall maintain a loan account on its books in the name of Borrowers in which will be recorded the Loan and all payments and prepayments of principal of and interest on the Loan (provided, that any error in such loan account shall not in any manner affect the obligations of Borrowers to repay the Loan in accordance with the terms of this Agreement, the Notes and the other Loan Documents). In addition to the Obligors' rights to have informational computer access to the various Collateral Accounts, Lender shall, upon the written request of Obligors, not more often than monthly, provide such information as it has in its possession regarding the records maintained in accordance with the second sentence hereof and information regarding funds on deposit in the Collateral Accounts. In addition, Lender shall, or shall direct Servicer, if any, to provide to Obligors, within five (5) Business Days of the end of each month, monthly reports showing deposits into and disbursements, transfers or credits, as the case may be, from each Collateral Account, and setting forth, as of the end of each month, a schedule of the Permitted Investments contained in each such account and schedules of all transactions involving Permitted Investments during the month.

          Section 2.6 Substitution of Properties. At any time during the first nine years of the Term, subject to the terms and conditions set forth in this
Section 2.6, Borrowers may substitute up to three Properties (individually, a "Substituted Property" and collectively, the "Substituted Properties"), other than the Properties known as the Phoenician Hotel and the

Sheraton San Diego Hotel and Marina, with one or more comparable properties owned in fee simple by Borrowers (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that the following conditions are satisfied:


     (a) Substitution Limitation. In no event shall the substitution of any Property pursuant to this Section 2.6 be permitted if the Allocated Loan Amount of such Property, together with the aggregate Allocated Loan Amounts of all Substituted Properties previously or currently substituted pursuant to this
Section 2.6, totals an amount equal to or greater than twenty-five percent (25%) of the original principal amount of the Loan.

          (b) Rating Agency Confirmation and Approval. Such substitution shall require a Rating Confirmation.

          (c) Substitution Debt Service Coverage Ratio. The Debt Service Coverage Ratio with respect to all Properties immediately following such substitution shall be equal to or greater than the greater of (A) 1.2 times the Origination Debt Service Coverage Ratio and (B) the Debt Service Coverage Ratio with respect to all Properties immediately prior to such substitution.

          (d) Additional Requirements. All substitutions effectuated pursuant to this Agreement must satisfy the following conditions, in addition to those set forth in Sections 2.6(a)-(c).

          (i) Lender shall have received a copy of a deed conveying all of the applicable Borrower's right, title and interest in and to the Substituted Property to an entity other than such Borrower and a letter from such Borrower countersigned by a title insurance company acknowledging receipt by such title insurance company of such deed or assignment and assumption, as applicable, and agreeing to record such deed or assignment and assumption, as applicable, in the real estate records for the county in which the Substituted Property is located.

          (ii) Lender shall have received an Appraisal of the Substitute Property or Substitute Properties dated no more than sixty (60) days prior to the substitution by an MAI appraiser acceptable to the Rating Agencies and satisfying the minimum appraisal standards for national banks pursuant to FIRREA, indicating (A) an appraised value of the subject Substitute Property (or the subject Substitute Properties in the aggregate) that is equal to or greater than the appraised value of the Substituted Property set forth in the appraisal of the Substituted Property delivered to Lender in connection with the Closing of the Loan and (B) a replacement cost with respect to the Substitute Property that is equal to or greater than the greater of (y) the replacement cost with respect to the Substituted Property set forth in the appraisal of the Substituted Property delivered to Lender in connection with the Closing of the Loan and (z) the replacement cost with respect to the Substituted Property set forth in an appraisal of the Substituted Property dated not more than sixty (60) days prior to the substitution by an MAI appraiser acceptable to the Rating Agencies and satisfying the minimum appraisal standards for national banks pursuant to FIRREA.

          (iii) The aggregate Net Operating Income for the subject Substitute Property or Substitute Properties as of the date of substitution shall not be less than the Net Operating Income for the Substituted Property during the twelve (12) consecutive month period immediately prior to the date of substitution.

          (iv) No Specified Default or Event of Default shall have occurred and be continuing and Obligors and Sponsors shall be in compliance in all material respects with all of their obligations under this Agreement and each of the other Loan Documents. Lender shall have received a certificate from Obligors and Sponsors (a) confirming the foregoing, stating that each of the representations and warranties of Obligors and Sponsors contained in this Agreement and the other Loan Documents is true and correct in all material respects on and as of the date of the substitution with respect to Obligors, Sponsors and the Substitute Property or Substitute Properties and
     (b) containing any other representations and warranties with respect to Obligors, Sponsors, the Substitute Property or Substitute Properties or the Loan as the Rating Agencies may require, such certificate to be in form and substance satisfactory to the Rating Agencies.

          (v) Borrowers shall have executed, acknowledged and delivered to Lender (A) a Security Instrument, an Assignment of Leases and UCC financing statements (in such quantity, form and substance as may be required for recording or for filing in the state and county in which each Substitute Property is located) with respect to each Substitute Property, together with a letter from Borrowers countersigned by a title insurance company acknowledging receipt by such title insurance company of such Security Instrument, Assignment of Leases and UCC-1 financing statements and agreeing to record or file, as applicable, such Security Instrument, Assignment of Leases and Rents and one UCC-1 financing statement in the real estate records for the county in which each Substitute Property is located and to file one UCC-1 financing statement in the office of the Secretary of State of the state in which each Substitute Property is located and any other such UCC-1 financing statements as may be required by any applicable jurisdiction so as to effectively create upon such recording and filing valid and enforceable Liens upon each Substitute Property, of the requisite priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted

     Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (B) an Environmental Indemnity with respect to each Substitute Property. Each Security Instrument, Assignment of Leases, UCC-1 financing statements and Environmental Indemnity Agreement shall be the same in form and substance as the counterparts of such documents executed and delivered with respect to the related Substituted Property, subject to modifications reflecting the applicable Substitute Property as the Property that is the subject of such replacement documents and such modifications reflecting the laws of the state in which the applicable Substitute Property is located as shall be recommended by the counsel admitted to practice in such state and delivering the opinion as to the enforceability of such documents required pursuant to clause (xi) below. The Security Instrument encumbering each Substitute Property shall secure all amounts evidenced by the Notes, provided that in the event that the jurisdiction in which the applicable Substitute Property is located imposes a mortgage recording, intangibles or similar tax and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount secured by such Security Instrument shall be equal to one hundred twenty-five percent (125%) of the amount of the Loan allocated to such Substitute Property. The amount of the Loan allocated to the Substitute Property (such amount being hereinafter referred to as the "Substitute Allocated Loan Amount") shall equal the Allocated Loan Amount of the related Substituted Property. If more than one Substitute Property is being substituted for a single Substituted Property, the Substitute Allocated Loan Amount of each such Substitute Property shall be determined by allocating the Allocated Loan Amount of the related Substituted Property among each such Substitute Property in proportion to the Net Operating Income or appraised value (or a combination thereof) of each such Substitute Property for the twelve (12) consecutive month period ending on the last day of the month immediately preceding the date of substitution.

     (vi) Lender shall have received (A) any "tie-in" or similar endorsement to each Qualified Title Policy insuring the Lien of an existing Security Instrument as of the date of the substitution available with respect to each Qualified Title Policy insuring the Lien of the Security Instrument with respect to each Substitute Property and (B) a Qualified Title Policy (or a marked, signed and redated commitment to issue such Qualified Title Policy) insuring the Lien of the Security Instrument encumbering each Substitute Property, issued by the title company that issued the Qualified Title Policies insuring the Lien of the existing Security Instruments and dated as of the date of the substitution, with reinsurance and direct access agreements that replace such agreements issued in connection with each Qualified Title Policy insuring the Lien of the Security Instrument encumbering each Substituted Property. Each Qualified Title Policy issued with respect to each Substitute Property shall (1) provide coverage in the amount of the applicable Substitute Allocated Loan Amount if the "tie-in" or similar endorsement described above is available or, if such endorsement is not available, in an amount equal to one hundred twenty-five percent (125%) of the applicable Substitute Allocated Loan Amount, or such other amount as may be required by the Rating Agencies, (2) insure Lender that the relevant Security Instrument creates a valid first lien on the Substitute Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements),
     (3) contain such endorsements and affirmative coverages as are contained in the Qualified Title Insurance Policies insuring the Liens of the existing Security Instruments (to the extent such endorsements and affirmative coverages are available in the jurisdiction in which the Substitute Property is located), and (4) name Lender as the insured. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

          (vii) Lender shall have received a current Qualified Survey for each Substitute Property, certified to the applicable title company and Lender and their successors and assigns, in the same form and having the same content as the Qualified Survey prepared with respect to the Substituted Property.

          (viii) Lender shall have received (A) valid certificates of insurance indicating that the requirements for the Policies required under Section
     8.1 have been satisfied with respect to each Substitute Property and (B) evidence of the payment of all premiums payable for the existing policy period.

          (ix) Lender shall have received an Environmental Report with respect to each Substitute Property, and each such Environmental Report shall conclude that the applicable Substitute Property (A) does not contain any Hazardous Substance that (1) is in material violation of Environmental Law,
     (2) is reasonably anticipated to give rise to Remedial Work (as defined in the Environmental Indemnity Agreement) or (3) is reasonably anticipated to cause diminution in value of the Substitute Property, and (B) is not subject to any risk of material contamination from any off-site Hazardous Substance. If a Phase II environmental report was prepared with respect to any Substitute Property, Lender shall have received (A) written confirmation that all remedial work recommended in such Phase II environmental report has been completed as required by Environmental Laws, which confirmation shall be issued by the Environmental Auditor or Independent Engineer that conducted the remedial work, or the Environmental Auditor that prepared such Phase II environmental report, and (B) if available, a no action letter from the appropriate Governmental Authority with respect to such remediation.

          (x) Obligors shall deliver or cause to be delivered to Lender (A) updates certified by Obligors of all organizational documentation related to Obligors and/or the formation, structure, existence, good standing and/or qualification to do business issued by each Obligor's state of formation and delivered to Lender in connection with making the Loan; (B) with respect to the Borrower which will own an interest in or operate any Substitute Property, good standing certificates, certificates of qualification to do business in the jurisdiction in which each Substitute Property is located (if required in such jurisdiction); and (C) resolutions of the members of Borrowers authorizing the substitution and any actions taken in connection with such substitution.

          (xi) Lender shall have received the following opinions of Borrowers' counsel: (A) an opinion or opinions of counsel admitted to practice under the laws of the state in which each Substitute Property is located stating that the Loan Documents delivered with respect to the applicable Substitute Property pursuant to clause (v) above are valid and enforceable in accordance with their terms, subject to the laws applicable to creditors' rights and equitable principles, and that the applicable Borrower is qualified to do business and is in good standing under the laws of the jurisdiction where the applicable Substitute Property is located or that such Borrower is not required by applicable law to qualify to do business in such jurisdiction; (B) an opinion of Sponsors' "in-house" counsel, or such other counsel acceptable to the Rating Agencies, stating that the Loan Documents delivered with respect to each Substitute Property pursuant to clause (v) above were duly authorized, executed and delivered by Borrowers and that the execution and delivery of such Loan Documents and the performance by Borrowers of their obligations thereunder will not cause a breach of, or a default under, any material agreement, document or instrument to which Borrowers are a party or to which they or their properties are bound; (C) an opinion of counsel acceptable to the Rating Agencies stating that subjecting each Substitute Property to the Lien of the related Security Instrument and the execution and delivery of the related Loan Documents does not and will not affect or impair the ability of Lender to enforce its remedies under all of the Loan Documents or to realize the benefits of the cross-collateralization provided for thereunder; (D) an update of the non-consolidation opinion delivered pursuant to Section 3.1(f) hereof (including such Substitute Borrower and Substitute Property) indicating that the substitution does not affect the opinions set forth therein; (E) if a Securitization has occurred, an opinion of counsel acceptable to the Rating Agencies that the substitution does not constitute a "significant modification" of the Loan under Section 1001 of the Code or cause the REMIC Trust to fail to qualify as a REMIC or otherwise cause a tax to be imposed on the REMIC Trust; and (F) an opinion that the substitution will not adversely affect the continued availability of any exemption relied upon in connection with the securitization from the prohibited transaction rules of ERISA and section 4975 of the Code.

          (xii) Borrowers shall have paid all accrued but unpaid Basic Carrying Costs and Other Charges relating to each of the Properties and each Substitute Property.

          (xiii) Borrowers shall have paid or reimbursed Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the substitution and Borrowers shall have paid all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the substitution. Borrowers shall have paid all costs and expenses of the Rating Agencies incurred in connection with the substitution.

          (xiv) Lender shall have received annual operating statements and occupancy statements for each Substitute Property for the most current completed fiscal year and a current operating statement and occupancy statement for the Substituted Property, each certified to Lender as being true and correct in all material respects and a certificate from Obligors and Sponsors certifying that there has been no material adverse change in the financial condition of each Substitute Property since the date of such operating statements.

          (xv) The applicable Borrower shall have delivered to Lender estoppel certificates from any Major Tenants at each Substitute Property. All such estoppel certificates shall be substantially in the form attached hereto as Exhibit H and shall indicate that (1) the subject lease is a valid and binding obligation of the tenant thereunder, (2) there are no defaults under such lease on the part of the landlord or tenant thereunder, (3) the tenant thereunder has no defense or offset to the payment of rent under such leases, (4) no rent under such lease has been paid more than one (1) month in advance, (5) the tenant thereunder has no option or right of first refusal under such lease to purchase all or any portion of the applicable Substitute Property and (6) all tenant improvement work required under such lease has been completed and the tenant under such lease is in actual occupancy of its leased premises. If an estoppel certificate indicates that all tenant improvement work required under the subject lease has not yet been completed, Borrowers shall, if required by the Rating Agencies, deliver to Lender financial statements indicating that Borrowers have adequate funds to pay all costs related to such tenant improvement work as required under such lease.

          (xvi) Lender shall have received copies of all leases affecting each Substitute Property certified by Obligors as being true and correct. Lender shall have received a current rent roll of each Substitute Property certified by Obligors as being true and correct.

          (xvii) Lender shall have received subordination, nondisturbance and attornment agreements in the form attached hereto as Exhibit E with respect to all of the Leases with Major Tenants affecting each Substitute Property other than such Leases that are, by their terms, subordinate to the Security Instrument with respect to the applicable Substitute Property.

          (xviii) Lender shall have received (A) an endorsement to the Qualified Title Policy insuring the Lien of the Security Instrument encumbering each Substitute Property insuring that such Substitute Property constitutes a separate tax lot or, if such an endorsement is not available in the state in which such Substitute Property is located, a letter from the title insurance company issuing such Qualified Title Policy stating that such Substitute Property constitutes a separate tax lot or (B) a letter from the appropriate taxing authority stating that such Substitute Property constitutes a separate tax lot.

          (xix) Lender shall have received a final certificate of occupancy or a temporary certificate of occupancy acceptable to Lender in its Discretion (or the local equivalent thereof, if any) (provided, that Lender in exercising its Discretion shall be permitted to take into account the reason that only a temporary certificate of occupancy is available, and provided, further, that Borrower shall be obligated to obtain and deliver to Lender a final certificate of occupancy as soon as reasonably possible) with respect to all improvements on each Substitute Property and an engineering report with respect to each Substitute Property, stating that such Substitute Property and its use comply in all material respects with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and that such Substitute Property is in good condition and repair and free of Waste or material damage. If the engineering report and the certificate of occupancy (or the local equivalent thereof, if any) do not evidence compliance with all applicable Legal Requirements, such compliance shall be confirmed by delivery to Lender of a certificate of an Independent Architect licensed in the state in which the applicable Substitute Property is located, a letter from the municipality in which the applicable Substitute Property is located, a certificate of a surveyor that is licensed in the state in which the applicable Substitute Property is located (with respect to zoning and subdivision laws), an ALTA
     3.1 zoning endorsement to the Qualified Title Policy delivered pursuant to clause (vi) above (with respect to zoning laws) or a subdivision endorsement to the Qualified Title Policy delivered pursuant to clause (vi) above (with respect to subdivision laws). If an engineering report recommends that any repairs be made with respect to the subject Substitute Property, such engineering report shall include an estimate of the cost of such recommended repairs and Borrower shall deposit with Lender Eligible Collateral in an amount equal to one hundred twenty five percent (125%) of such estimated cost (the "Deposit Amount"), which deposit shall constitute additional security for the Loan and shall be released to Borrowers on a monthly basis, upon the delivery to Lender of paid receipts indicating the costs of such repairs which have been paid by Borrowers and not yet reimbursed by Lender, in an amount which is 90% of such costs. Upon Final Completion, Lender shall release to Borrowers the balance of the Deposit Amount which has not been previously released, provided that Lender shall first receive (A) an update to such engineering report or a letter from the engineer that prepared such engineering report indicating that the recommended repairs were completed in good and workmanlike manner and (B) paid receipts indicating that the costs of all such repairs have been paid by Borrowers.

          (xx) Lender shall have received a certified copy of an Operating Lease (if applicable), a Property Management Agreement and a Franchise Agreement relating to the Substitute Property or the Substitute Properties, as applicable, and such Operating Lease, Property Management Agreement and Franchise Agreement shall contain terms substantially similar to the terms of the Operating Lease, Property Management Agreement and Franchise Agreement of the Substituted Property or Properties, as applicable, and the related Operating Lessee and Property Manager, as applicable, and the related Licensor, shall have executed and delivered to Lender a Subordination, Assignment and Attornment Agreement in substantially the form of the Subordination, Assignment and Attornment Agreement applicable to the Substituted Property or Properties.

          (xxi) Lender shall have received such other and further approvals, opinions, documents and information in connection with the substitution as the Rating Agencies may have requested.

          (xxii) Lender shall have received copies of all Material Agreements and contracts relating to the leasing and operation of each Substitute Property (other than the related Property Management Agreement) together with a certification of Obligors attached to each such contract or agreement certifying that the attached copy is a true and correct copy of such contract or agreement and all amendments thereto.

          (xxiii) The type of each Substitute Property as of the date of substitution shall be the same as that of the related Substituted Property as of the date of substitution (i.e., for each Substituted Property, there shall be a Substitute Property which is an upscale urban (or resort, if such Substituted Property is a resort) hotel property of similar type, general quality, physical condition and amenities as the Substituted Property).

          (xxiv) Borrowers shall submit to Lender, not less than twenty (20) days prior to the date of such substitution, a release of lien (and related Loan Documents) for the Substituted Property for execution by Lender. Such release shall be in a form appropriate for the jurisdiction in which the Substituted Property is located and reasonably satisfactory to Lender. Obligor shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.6 have been satisfied.

          (e) Release of Lien. Upon the satisfaction of the conditions precedent set forth in Section 2.6(a)-(d), Lender will release its Lien from the Substituted Property to be released and each related Substitute Property shall be deemed to be Property for purposes of this Agreement and the Substitute Allocated Loan Amount with respect to such Substitute Property shall be deemed to be the Allocated Loan Amount with respect to the related Substitute Property or the related Substitute Properties (as allocated pursuant to Section 2.6(d)(v)) for all purposes hereunder.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

          Section 3.1       Conditions Precedent to the Loan.

          A. The obligation of Lender to make the Loan is subject to the fulfillment by Obligors or waiver by Lender of the following conditions precedent no later than the Closing Date:

          (a) Representation and Warranties; Compliance with Conditions. The representations and warranties of Obligors contained in this Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made and as of such date, and no Default or Event of Default shall have occurred and be continuing; and Obligors shall be in compliance with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed. The materiality threshold in the preceding sentence shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.

          (b) Loan Agreement and Notes. Lender shall have received an original of this Agreement and the Notes, in each case, duly executed and delivered on behalf of Obligors.

          (c)      Delivery of Loan Documents; Title Insurance; Reports; Leases.

          (i) Security Instruments, Assignments of Agreements. Lender shall have received from Obligors, fully executed and acknowledged counterparts of the Security Instruments, Assignment of Leases and the appropriate UCC financing statements relating to each of the Properties, each in form satisfactory for recording or filing in the appropriate public records, and evidence that counterparts of the Security Instruments, Assignment of Leases and UCC financing statements shall have been delivered to the title company for recording or filing, so as to effectively create upon such recording a valid and enforceable Lien upon each of the Properties, of first lien priority, in favor of Lender (or a deed trustee if required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received fully executed counterparts of the Environmental Indemnity, the Cooperation Agreement and the other Loan Documents.

          (ii) Title Insurance. Lender shall have received a Qualified Title Policy for each of the Properties and evidence that all premiums in respect thereof have been paid; provided, however, that if Lender does not receive a Qualified Title Policy for one or more Properties with an aggregate Allocated Loan Amount of an amount less than or equal to the difference between the Loan Amount and $500,000,000 (less any amount by which Borrowers elect to reduce the Loan Amount as set forth in the paragraph entitled "Loan Amount" in the Term Sheet) (such number, as so reduced, shall be referred to as the "Title Reduction Amount"), then Lender shall have the option, in its sole discretion, which option it shall exercise in writing, to (a) reduce the Loan Amount by the Title Reduction Amount, in which case the affected Properties shall be deemed not to be Properties hereunder and shall be removed from Schedule A hereto or (b) fund the Loan in the Loan Amount, in which case Borrowers shall be obligated to deliver a Qualified Title Insurance Policy for each affected Property no later than February 15, 1999. If Borrowers fail to so deliver, such situation shall be referred to as a "Title Defect" and Borrowers shall immediately be obligated to prepay the Loan in the amount of the Title Reduction Amount, together with all accrued and unpaid interest on such amount and any hedging and other costs incurred by Lender resulting from such prepayment, and upon such prepayment the affected Properties shall be released from the lien of the Security Instrument thereon in accordance with Section 2.3.6 hereof.

          (iii) Survey. Lender shall have received a Qualified Survey for each of the Properties; provided, however, that if Lender does not receive a Qualified Survey for one or more Properties with an aggregate Allocated Loan Amount of an amount less than or equal to the Title Reduction Amount, then Lender shall have the option, in its sole discretion, which option it shall exercise in writing, to (a) reduce the Loan Amount by the Title Reduction Amount, in which case the affected Properties shall be deemed not to be Properties hereunder and shall be removed from Schedule A hereto or
     (b) fund the Loan in the Loan Amount, in which case Borrowers shall be obligated to deliver a Qualified Survey for each affected Property no later than February 20, 1999. If Borrowers fail to so deliver, such situation will be referred to as a Survey Defect and Borrowers shall immediately be obligated to prepay the Loan in the amount of the Title Reduction Amount, together with all accrued and unpaid interest on such amount and any hedging and other costs incurred by Lender resulting from such prepayment, and upon such prepayment the affected Properties shall be released from the lien of the Security Instrument thereon in accordance with Section 2.3.6 hereof.

          (iv) Insurance. Lender shall have received valid binders and certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its reasonable discretion, and evidence of the payment of all premiums then due and payable for the existing policy period.

          (v) Environmental Reports. Lender shall have received Environmental Reports in respect of each Property that is satisfactory to Lender in its Discretion.

          (vi) Zoning. Lender shall have received, at Lender's option, letters or other evidence with respect to each Property from the appropriate authorities (or other Persons) concerning applicable zoning and building laws, and zoning endorsements in the Qualified Title Policy, if available.

          (vii) Encumbrances. Obligors shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first priority Lien as of the Closing Date with respect to the Security Instrument on each Property, subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and evidence thereof satisfactory to Lender in its Discretion shall have been received thereby.

          (viii) Engineering Reports. Lender shall have received engineering reports in respect of each Property satisfactory to Lender in its Discretion, which reports shall include a report on compliance with building code and the Americans with Disabilities Act, as well as a schedule of expected Capital Expenditures recommended over the twelve years following Closing.

          (ix) Material Agreements. Lender shall have received true and complete copies of all Material Agreements, including, without limitation, the Franchise Agreement, Property Management Agreement and Operating Lease relating to each Property.

          (x) Leases and Operating Agreements. Lender shall have received true and complete copies of all Leases with Major Tenants executed and delivered on or before the Rent Roll Date (and any such Leases executed and delivered since such date shall be delivered promptly after the Closing). Lender shall have received true and complete copies of all Operating Agreements and any ground leases with respect to each Property.

          (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved (with such approval not to be unreasonably withheld or delayed) certified copies thereof.

          (e) Delivery of Organizational Documents. On or before the Closing Date, each Obligor and Sponsor shall deliver or cause to be delivered to Lender copies certified by an officer of the managing member of such Obligor or an officer of Sponsors, as applicable, of all organizational documentation related to such Obligor and Sponsor and/or the formation, structure, existence, good standing and/or qualification to do business as Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and, in the case of the Sponsors, those certain sections of the Loan Agreement to which Sponsors are a party, incumbency certificates as may be reasonably requested by Lender.

          (f) Opinions of Obligors' Counsel. Lender shall have received legal opinions of Obligors' counsel reasonably satisfactory to Lender (i) with respect to the non-consolidation of each Obligor in the event of an insolvency proceeding being brought against, or the bankruptcy of, certain Beneficial owners of such Obligor and (ii) with respect to due execution, delivery, authority, enforceability of the Loan Documents (with respect to both Obligors and Sponsors), including opinions of local counsel, as necessary, with respect to such matter, and such other matters as Lender may require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel.

          (g) Budgets. Obligors shall have delivered the Annual Budget for the Properties for the balance of the current Fiscal Year.

          (h) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan

Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

          (i) Estoppels. Lender shall have received estoppel letters satisfying the Closing Estoppel Requirement.

          (j) Photographs. If Lender shall have so requested, Lender shall have received photographs of the interior and exterior of the Properties.

          (k) No Material Adverse Change. Lender shall be satisfied that as of the Closing Date, there shall have been no material adverse change or development, since the date of the Term Sheet, in the financial condition, business or operations of the Obligors, the Properties or the Property Managers, and that there have been and are no circumstances or conditions with respect to the Loan, any Property, any Obligor, any Sponsor, or any Tenant of any Property that can reasonably be expected to cause the Loan to become delinquent, materially adversely affect the value or marketability of the Loan or any Property, or cause institutional investors to regard the Loan or any mortgage security derived in whole or in part from the Loan as an unacceptable investment. For purposes of clarification, Lender acknowledges that commercial mortgage-backed securities market conditions such as market rate spreads on such securities, affecting the value of the Loan, shall not constitute a basis under which Lender is not obligated to fund the Loan. Further, Lender shall not be obligated to disburse funds in the event of a war, outbreak of hostility (provided that limited actions and engagements of the U.S. military taken to enforce United Nations resolutions, such as the bombing of Iraq on December 16, 1998, shall not be considered an "outbreak of hostility" for this purpose), or unscheduled closing of the New York Stock Exchange.

          (l) Operating Agreement Estoppels. Lender shall have received an executed estoppel letter from each party to an Operating Agreement which is required to deliver an estoppel pursuant to such Operating Agreement, which shall be in form and substance satisfactory to Lender in its Discretion.

          (m) Appraisals. Lender shall have received an Appraisal for each Property satisfactory to Lender in its Discretion evidencing that the Required Loan-to-Value Ratio has been satisfied.

          (n) Financial Statements. Sponsor shall provide, with respect to each Property, (i) current results from operations, certified by the Executive Vice President, Senior Vice President or Vice President (so long as such Person's primary job responsibility is finance) of Sponsor and (ii) operating statements together with an agreed-upon-procedures letter for each of the Properties (to the extent available), for the years of 1996 and 1997. Such statements shall be satisfactory to Lender and accompanied by an Officer's Certificate certifying that such statements presents fairly the operating results of the Properties in question and have been prepared in accordance with GAAP, as modified by the Uniform System of Accounts for Hotels, current edition.

          (o) Certified Rent Rolls. Lender shall have received a rent roll for each Property, dated as of the Rent Roll Date, accompanied by an Officer's Certificate certifying that such rent roll is true, complete and correct as of its date.

          (p) Seismic Reports. Lender shall have received seismic reports satisfactory to Lender, including a PML (Probable Maximum Loss) calculation of not greater than 20%, in respect of each Property listed on Schedule 3.1(p) hereto.

          (q) Deposit Account Agreement. Lender shall have received the Deposit Account Agreement duly executed by Obligors and the depository institutions party thereto.

          (r) Cooperation Agreement. Lender shall have received the Cooperation Agreement duly executed by Obligors and Sponsor.

          (s) Property Management Agreement and Franchise Agreement; Subordination, Assignment and Attornment Agreement. Lender shall have received a copy of the Property Management Agreement and Franchise Agreement with respect to each Property, each duly executed by the related Borrower and Property Manager or Franchisor, as applicable, and a Subordination, Assignment and Attornment Agreement duly executed by each such Property Manager and Franchisor which shall be in form and substance satisfactory to Lender.

          (t) Subordination, Non-disturbance and Attornment Agreements. Obligor shall have used good faith efforts to deliver to Lender, Subordination, Non-disturbance and Attornment Agreements from each Tenant set forth on Schedule 3.1(u), in form and substance reasonably satisfactory to Lender.

          (u) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Obligors, Property Managers, and Sponsors, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          (v) Closing Statement. Lender shall have received a detailed closing statement from Borrowers in a form acceptable to Lender, which includes a complete description of Borrowers' sources and uses of funds on the Closing Date, together with a fully-executed counterpart of the Loan closing statement prepared by Lender.

          (w) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the transactions contemplated hereby.

          (x) Payments by Borrowers. Borrowers shall have paid all Lender Expenses and the Commitment Fee.

          (y) Ground Lessor Estoppel. Lender shall have received an executed estoppel letter from the lessor under each Ground Lease, which shall be in form and substance satisfactory to Lender in its Discretion.

          (z) Additional Information. Lender shall have received such other information and documentation with respect to Obligors and their Affiliates, Sponsors, the Properties and the transactions contemplated herein as Lender may reasonably request, such information and documentation to be reasonably satisfactory in form and substance to Lender.

          (aa) Basic Carrying Costs. Borrowers shall have deposited with Lender into an Eligible Account, all Basic Carrying Costs relating to each Property which are in arrears, including (i) accrued but unpaid insurance premiums, (ii) delinquent Taxes, if any, (iii) delinquent Other Charges, if any and (iv) delinquent ground rents, if any, all of which amounts shall be funded with proceeds of the Loan, and unless a Borrower shall be contesting the same in accordance with the terms of Section 5.1(b) hereof, Lender shall have the right, and Borrowers hereby authorize Lender, to apply or cause the application of such amounts to the payment of such Basic Carrying Costs.

          (bb) Subordination, Assignment and Attornment Agreement. Lender shall have received an executed copy of the Subordination, Assignment and Attornment Agreement in the form attached hereto as Exhibit F, dated as of the date hereof, among Lender, Obligors and the managers of each Property.

          (cc) Consent of Bank Group. Lender shall have received consent of the Bank Group (in form and substance necessary to establish consent of all of the Lenders in such Group) to the Loan and the other transactions contemplated hereby and by the other Loan Documents and the Cooperation Agreement in form reasonably satisfactory to Lender; provided, that (i) such consent shall state explicitly that it is final and irrevocable and subject to no further review or discussions about any of the terms of or documentation of the Loan, (ii) such consent shall expressly acknowledge that the capital stock or membership interests of each Obligor (including any mezzanine borrower) and such Obligor's and mezzanine borrower's managing member, shall not be pledged to the Bank Group and (iii) such consent shall include any amendments which are made to the Loan Agreement pursuant to the Obligors' obligations under the Cooperation Agreement.

          B. The obligation of Lender to make the Loan is further subject to receipt by Lender no later than the Closing Date of half of the Loan Amount from Goldman Sachs Mortgage Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          Section 4.1 (a) Obligor Representations. Each Obligor represents and warrants that, as of the Closing Date:

          (a) Organization. It has been duly organized and is validly existing and in good standing with requisite limited liability company power and authority to own its properties and to transact the businesses in which it is now engaged. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. It possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and its sole business has been and is the ownership, management and operation of the Properties owned by it. By its execution hereof as managing member of Obligor, such member represents and warrants that, as of the Closing Date, such managing member (i) is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all limited liability company power pursuant to proper authorization to enable it to act as a member of Obligor, and to enter into the Loan Documents on Obligor's behalf, and (iii) is duly qualified to do business and is in good standing in each other jurisdiction where it is required to be qualified in order to act as a member of Obligor.

          (b) Proceedings. It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by it and constitute legal, valid and binding obligations of Obligor enforceable against Obligor in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) without offset, defense or counterclaim.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by it will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other material agreement to which it is a party or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

          (d) Litigation. Except as set forth on Schedule 4.1(d), There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and to the best of its knowledge there are no such actions, suits or proceedings threatened against or affecting it or the Properties, which actions, suits or proceedings, alone or in the aggregate, if determined against it or the Properties in which such Obligor owns an interest (for purposes of clarification, all references in this document to Properties in which an Obligor

"owns an interest" shall be deemed to include, without limitation, leasehold and fee interests), are likely to have a Material Adverse Effect.

          (e) Agreements. It is not a party to any agreement which is likely to have a Material Adverse Effect on any of the Properties or materially adversely affect it or its business, properties (other than the Properties) or assets, operations or condition, financial or otherwise. It is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other material agreement or instrument to which it is a party or by which it or any of the Properties is bound. All agreements material to the operation of the Property at the standard at which such Property is currently operated have been properly assigned to Obligors as of the date hereof, such agreements are in full force and effect, and, except as set forth on Schedule 4.1(e) hereto, no consents are required from any party to such agreement to this Agreement or any other Loan Documents.

          (f) Title. With respect to each Property owned by such Borrower, it has good, marketable and indefeasible title in fee to the real property comprising part of such Property (except for the Ground Leased Property, as to which Borrower has good and marketable title to the leasehold estate therein), and good and marketable title to the balance of such Property, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Security Instrument, when properly recorded in the appropriate records, together with the Assignment of Leases and any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on such Property or its leasehold interest therein, as the case may be, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created or permitted by the Loan Documents. The Permitted Encumbrances do not and will not materially adversely affect or interfere with the value, or materially adversely affect or interfere with the current use or operation, of such Property, or the security intended to be provided by the Security Instrument or the ability of Borrower to repay the Notes or any amount owing under any other Loan Document or to perform its obligations thereunder in accordance with the terms of the Loan Documents. Except as indicated in and insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents (other than mechanics' or materialmen's liens for work or materials performed or supplied the costs for which are not yet past due or which are being contested in accordance with
Section 5.1(b)(ii) hereof). Nothing in this paragraph may be relied on by the title insurance company issuing a policy covering such Property. The Assignment of Leases, when properly recorded in the appropriate records, creates a valid first priority assignment of, or a valid first priority security interest in, certain rights under the related Leases, subject only to a license granted to Obligor to exercise certain rights and to perform certain obligations of the lessor under such Leases, including the right to operate the Property. No Person other than Obligor owns any interest in any payments due under such Leases that is superior to or of equal priority with the Lender's interest therein.

          (g) No Bankruptcy Filing. It is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and it has no knowledge of any Person contemplating the filing of any such petition against it.

          (h) Full and Accurate Disclosure. No information contained in this Agreement, the other Loan Documents, or any written statement furnished by or on behalf of the Obligor pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to it which has not been disclosed to Lender and which causes or is likely to cause a Material Adverse Affect.

          (i) No Plan Assets. Each Obligor hereby represents and warrants to Lender that, as of the date hereof and until such time as the Debt shall be paid in full, Obligor is not an "employee benefit plan" subject to the fiduciary responsibility provisions of ERISA, a "plan" within the meaning of Section 4975(e)(1) of the Code or any entity whose assets include the assets of any such employee benefit plan or plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or by reason of any substantially similar Federal, state or local law.

          (j) Compliance. It and the Properties owned or leased by it and the use thereof comply in all material respects with all applicable Legal Requirements, including building and zoning ordinances and codes. None of the Properties is a non-conforming use or legal non-conforming use (except to the extent that the same would not affect in any material respect the operation, maintenance, value or use of the Property or the ability to reconstruct the Property as presently constructed). It is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could cause a Material Adverse Effect. There has not been committed by or on behalf of it or, to the best of its knowledge, any other person in occupancy of or involved with the operation or use of such Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents.

          (k) Contracts. Except for the Permitted Encumbrances, the Property Management Agreements, the Franchise Agreements, Operating Agreements, Liquor License Agreements, Ground Leases and Operating Leases and except as set forth on Schedule 4.1(k), there are no Material Agreements. Each Material Agreement affecting any such Property has been entered into at arm's length in the ordinary course of business by or on behalf of such Obligor and provides for the payment of fees in amounts and upon terms not less favorable to such Obligor than market rates and terms.

          (l) Financial Information. All financial data, including the audited financial statements for the Borrower audited by a Big Five accounting firm or another independent


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
certified public accounting firm acceptable to Lender, and financial statements prepared in accordance with agreed-upon procedures for the Property, in each case for the Historical Calendar Years and the unaudited operating statements for the Year-to-Date Period prepared by or on behalf of Borrower and delivered to Lender prior to the date hereof, (i) are true, complete and correct in all material respects, (ii) accurately represent in all material respects the financial condition or operating results, as applicable, of the Properties owned by it as of the date of such reports, and (iii) have been prepared in accordance with GAAP. It does not have any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, that are known to it and reasonably likely to have a materially adverse effect on any of the Properties or the operation thereof, except as referred to or reflected in said financial statements and operating statements. Except as set forth in the certified information delivered to Lender pursuant to Section 3.1(o) and (p) hereof, since the date of the 1997 audited financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

          (m) Condemnation. No Condemnation or other proceeding has been commenced or, to its best knowledge, is contemplated with respect to all or any portion of any Property or for the relocation of roadways providing access to any Property.

          (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

          (o) Utilities and Public Access. Each of the Properties in which it owns an interest has rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its current uses. All public utilities necessary for the full use and enjoyment of each of the Properties are located in the public right-of-way such Properties or in or through a recorded irrevocable easement in favor of such Properties, and all such utilities are connected so as to serve such Properties without passing over other property, except to the extent that such utilities are accessible to such Properties by virtue of a recorded irrevocable easement or similar agreement or right. All roads necessary for the use of such Properties for their current respective purposes have been completed and are either part of such Properties (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.

          (p) Not a Foreign Person. It is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (q) Separate Lots. Each Property in which it owns an interest is comprised of one (1) or more parcels which constitute one or more separate tax lots which do not include any property not a part of such Property.

          (r) Basic Carrying Costs; Assessments. Except for Basic Carrying Costs deposited with Lender in accordance with this Agreement, it has paid all Basic Carrying Costs due and payable in connection with each Property as of the date hereof. To the best of its knowledge there are no pending or proposed special or other assessments for public improvements or other matters affecting any of the Properties owned by it (except as shown in the financial statements described in clause (l) above), nor, to the best of its knowledge, are there any contemplated improvements to such Properties that are likely to result in such special or other assessments.

          (s) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Obligor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, subject to laws affecting the enforcement of the rights or remedies of creditors generally and/or equitable principles of general application, and Obligor has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (t) No Prior Assignment. There are no prior assignments of the Leases of any Property in which it owns an interest or any portion of the Rents due and payable or to become due and payable which are presently outstanding, except in connection with indebtedness to be repaid in full from the proceeds of the Loan concurrently with the Closing Date.

          (u) Insurance. It has obtained and has delivered to Lender insurance policies of any of the Properties in which it owns an interest, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the date hereof have been paid for the current policy period. Except as set forth in
Schedule 4.1(u), no claims have been made under any such policy, and no Person, including Obligor, has done, by act or omission, anything which would impair the coverage of any such policy.

          (v) Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals, including certificates of completion and occupancy permits (or other local equivalent), required for the legal use, occupancy and operation of any Property in which it owns an interest (except in the case of the Property known as the Sheraton Tara Parsippany Hotel) (collectively, the "Licenses"), have been obtained and are in full force and effect in all material respects. Each such Property has a certificate of occupancy or other local equivalent (where required by applicable Legal Requirements), and the use being made of such Property is in conformity with such certificate of occupancy.

          (w) Flood Zone. None of the Improvements on any of the Properties in which it owns an interest is located in an area as identified by the Federal Emergency Management Agency or the Federal Insurance Administration as an area having special flood hazards (Zone A), and, to the extent that any part of any such Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain," the Property is covered by flood insurance meeting the requirements set forth in Section 8.1.1(b)(i) hereof.

          (x) Physical Condition. To its best knowledge, except as disclosed in the engineering reports listed on Schedule 4.1(x)(i), each Property in which it owns an interest, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all respects material to the use, operation or value of such Property. There exists no structural or other material defects or damages in such Property, whether latent or otherwise which will do or will materially impair the value of or the annual Net Operating Income from such Property after taking into account in making such determination remedial efforts being taken by Obligor to correct such defect or damages following discovery thereof. It has not received written notice and is not otherwise aware from any insurance company or bonding company of any defects or inadequacies in such Property, or any part thereof, which would, alone or in the aggregate, adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          (y) Leases. No person has any possessory interest in any Property in which it owns an interest or right to occupy the same except under and pursuant to the provisions of the Leases or oral month to month Leases, and true and complete copies of all Leases executed and delivered on or before the Rent Roll Date have been delivered to Lender (and any Leases executed and delivered since such date shall be delivered promptly after the Closing). The Leases are in full force and effect and there are no material defaults thereunder by either party thereto and to the best of its knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. As to all present Leases and (upon execution thereof) all future Leases relating to such Property, Obligor will be the sole owner of the lessor's interest. No Tenant has the right to terminate a Lease. As to all present Leases:

          (i) Obligor has no notice of any insolvency or bankruptcy proceeding pending or threatened involving any Tenant;

          (ii) with respect to all Leases with Major Tenants, there are no outstanding landlord obligations with respect to tenant allowances or free rent periods or tenant improvement work; except as set forth on Schedule 4.1(y)(ii) hereto, all of the obligations and duties of landlord under the Leases that are due or are to be performed (as applicable) on or prior to the date hereof have been fulfilled, and there are no pending claims asserted by any Tenant for offsets or abatements against rent or any other monetary claim;

          (iii) all of the Leases are free and clear of any right or interest of any real estate broker or any other person (whether or not such brokers or other persons have negotiated the Leases or have contracted with Obligor for the collection of the rents thereunder), and, except as set forth on
     Schedule 4.1(y)(iii) hereto, no brokerage or leasing commission or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases;

          (iv) Schedule 4.1(y) sets forth all security deposits and letters of credit held by or on behalf of the lessor under the Leases. All security deposits have been held in accordance with law and the terms of the applicable Leases, and no security deposits have been applied, or letters of credit drawn upon, following a default by a Tenant still in possession.

          (v) Obligor is the sole owner of the lessor's interest in all of the Leases and Obligor has not given or suffered any other assignment, pledge or encumbrance in respect of any of the Leases or its interests thereunder, and Obligor has the sole right to collect rents and other amounts due under the Leases;

          (vi) Except as set forth on Schedule 4.1(y)(vi) hereto, no Tenant is more than thirty (30) days in arrears on its rent or other amounts due to the landlord under its Lease; and

          (vii) None of the Leases contains any option to purchase, any right of first refusal to purchase or, in the case of a Lease with a Major Tenant, any right to terminate the lease term (except a right to terminate the lease term in the event of the destruction of all or substantially all of the related Property, to the extent such a termination right is customarily included in leases of such type).

          (z) Except for the Ground Leases referred to in clauses (i) and (ii) below, there are no Ground Leases.

          (i) Ground Leased Property. With respect to any Ground Leased Property relating to the Property known as the Westin Cincinnati:

          (i) any Ground Lease relating thereto or an abstract or memorandum thereof has been duly recorded and a certified copy, including all amendments thereto, has been delivered to Lender; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the Security Instrument and does not restrict the use of the Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided to Lender by the Security Instrument; and a true and complete copy of the Ground Lease has been delivered to Lender;

          (ii) such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Lender, as beneficiary;

          (iii) such Ground Lease has a remaining term (or a remaining term plus one or more optional renewal terms which have been previously exercised) which extends not less than twenty-five (25) years beyond the Initial Maturity Date; and the base rental under such Ground Lease is not subject to increase;

          (iv) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Security Instrument (other than the related ground lessor's fee interest and the Permitted Encumbrances); there is no deed of trust or Lien encumbering the related ground lessor's fee interest (or if any such deed of trust or Lien exists, it is subordinate to the Lien held by Lender under the Security Instrument);

          (v) such Ground Lease is assignable by a holder of a deed of trust or mortgage encumbering the lessee's interest therein upon a foreclosure of such deed of trust or mortgage without the consent of the lessor thereunder;

          (vi) on the date hereof, such Ground Lease is in full force and effect and no default has occurred and is continuing under such Ground Lease nor, to the best of Obligor's knowledge after due inquiry and investigation, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of such Ground Lease;

          (vii) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to a holder of a deed of trust or mortgage encumbering the lessee's interest therein; and such Ground Lease further provides that no notice of default given thereunder is effective against such holder, unless a copy has been given to such holder in the manner described in such Ground Lease; Lender constitutes a "mortgagee" as such term is used in the Ground Lease;

          (viii) a holder of a deed of trust or mortgage encumbering the lessee's interest therein is permitted a period equal to that provided to Borrower in addition to Borrower's applicable cure period to cure any default under such Ground Lease which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of the lessee under such Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently); upon any termination of the Ground Lease, in the case of any such default which is not curable by a holder of a deed of trust or mortgage encumbering the lessee's interest therein, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such holder has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on the same terms as the existing Ground Lease; and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder;

          (ix) such Ground Lease does not require the lessor's consent for subletting; and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Property subject to such Ground Lease for any reason (other than a default thereunder), or in any manner, which would adversely affect the security provided to Lender by the Security Instrument (except that, in the event of a default by lessee under the Lease, lessor may require that the rent paid by such subtenant be adjusted so that it is in an amount not less than fair market value).

          (z)(ii) Leased Property. With respect to any Ground Leased Property relating to the Property known as the Sheraton San Diego Hotel & Marina:

          (i) any Ground Lease relating thereto or an abstract or memorandum thereof has been duly recorded and a certified copy, including all amendments thereto, has been delivered to Lender; such Ground Lease permits, with the consent of the ground lessor thereunder, which consent has been obtained as of the date hereof, the interest of the lessee thereunder to be encumbered by the Security Instrument and does not restrict the use of the Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided to Lender by the Security Instrument; and a true and complete copy of the Ground Lease has been delivered to Lender;

          (ii) such Ground Lease may not be surrendered, cancelled or terminated without the prior written consent of Lender, as beneficiary, and any such action without such consent is void;

          (iii) such Ground Lease has a remaining term which extends not less than nineteen (19) years beyond the Initial Maturity Date and, together with one or more optional renewal terms, such Ground Lease has a remaining term which extends not less than twenty-five (25) years beyond the Initial Maturity Date; and the base rental under such Ground Lease is not subject to increase prior to January 1, 2009;

          (iv) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the Security Instrument (other than the related ground lessor's fee interest and the Permitted Encumbrances); there is no deed of trust or Lien encumbering the related ground lessor's fee interest (or if any such deed of trust or Lien exists, it is subordinate to the Lien held by Lender under the Security Instrument), and the Ground Lease shall remain prior to any deed of trust or other Lien upon the related fee interest that may hereafter be granted;

          (v) such Ground Lease is assignable by a holder of a deed of trust or mortgage encumbering the lessee's interest therein upon a foreclosure of such deed of trust or mortgage with the consent of the lessor thereunder, which consent shall be granted provided that the assignee is financially reliable, qualified to conduct the business for which the Ground Lease was granted, and has a favorable business reputation;

          (vi) on the date hereof, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease nor, to the best of Obligor's knowledge after due inquiry and investigation, is there any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of such Ground Lease;

          (vii) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to a holder of a deed of trust or mortgage encumbering the lessee's interest therein; and such Ground Lease further provides that no notice given thereunder is effective against such holder, until such holder has actually received such notice; Lender constitutes a "leasehold mortgagee" as such term is used in the Ground Lease;

          (viii) a holder of a deed of trust or mortgage encumbering the lessee's interest therein is permitted at least thirty (30) days in addition to Borrower's applicable cure period to cure any default under such Ground Lease which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease (and, where necessary, is permitted the opportunity to gain possession of the interest of the lessee under such Ground Lease through legal proceedings or to take other action so long as such holder is proceeding diligently); upon any termination of the Ground Lease, including without limitation a termination in the case of any such default which is not curable by a holder of a deed of trust or mortgage encumbering the lessee's interest therein, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such holder has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee or similar party, to enter into a new ground lease with the lessor on the same terms as the existing Ground Lease; and all rights of the lessee under such Ground Lease may be exercised by or on behalf of such holder;

          (ix) such Ground Lease permits the lessee to sublet subject to consent of the lessor not to be unreasonably withheld; and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee (which subtenant ground lessor has consented to) in the relevant portion of the Property subject to such Ground Lease for any reason, or in any manner, which would adversely affect the security provided to Lender by the Security Instrument; and

          (x) such Ground Lease does not permits Lender to exercise any renewal options or purchase options held by the Lessee during the Term, but Ground Lessor has separately consented as of the date hereof to the ability of Lender to exercise any renewal options held by Lessee during the Term.

          (aa) Survey. All of the improvements relating to each such Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon each such Property encroach upon any of the improvements, so as, in either case, to materially adversely affect the value or marketability of such Property except those which are insured against by a Qualified Title Insurance Policy.

          (bb) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of any of the Properties to Borrower have been paid in full or deposited with the issuer of a Qualified Title Insurance Policy for payment upon recordation of the deeds effecting such transfer. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Security Instruments, and the Liens intended to be created thereby, have been paid or deposited with a title company for payment upon recordation of each of the Security Instruments.

          (cc) Single-Purpose. Obligor hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

          (i) It has not owned and will not own any property or any other assets other than (A) the Properties currently owned or leased by it, and (B) incidental personal and intangible property relating to the ownership or operation of the Properties;

          (ii) It has not engaged and will not engage in any business other than the ownership, management, financing and operation of the Properties owned by it;

          (iii) It has not entered and will not enter into any contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties;

          (iv) It has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Permitted Indebtedness. Except as set forth in the immediately preceding sentence, no indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property;

          (v) It has not made and will not make any loans or advances to any other Person (including any Affiliate or constituent party or any Affiliate of any constituent party), and shall not acquire obligations or securities of any Affiliate or constituent party or any Affiliate of any constituent party;

          (vi) It is and will remain solvent and it will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

          (vii) It has done or caused to be done and will do all things necessary to observe corporate, partnership or limited liability company formalities, as the case may be, and preserve its existence, and it will not, nor will it permit or suffer any constituent party to amend, modify or otherwise change its partnership certificate, partnership agreement, operating agreement, articles of incorporation and bylaws, trust or other organizational documents or those of such constituent party in a manner which would adversely affect its existence as a Single Purpose Entity;

          (viii) It will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party and it will file its own tax returns (except to the extent consolidation is required under GAAP or as a matter of law);

          (ix) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party), shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks and it will pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services;

          (x) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xi) Neither it nor any constituent party will seek its dissolution or winding up, in whole or in part;

          (xii) Except as required by the terms of the Loan Documents, it will not commingle its funds and other assets with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person;

          (xiii) It has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person;

          (xiv) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person;

          (xv) If it is a single-member limited liability company, it shall have two Independent Directors as its duly appointed members of its board of directors;

          (xvi) It shall not cause or permit its board of directors to take any action which, under applicable law or the terms of any certificate of incorporation, operating agreement, by-laws or any voting trust agreement with respect to any common stock, requires the vote of its board of directors unless at the time of such action there shall be at least two members who are Independent Directors; provided, however, that subject to any applicable Legal Requirements, it may, at its discretion, cause or permit its board of directors to take any action without regard to the preceding clause of this sentence other than the following actions, and the following actions shall not be taken while the Debt is outstanding: (A) dissolve or liquidate, in whole or in part; (B) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; (C) engage in any business other than the ownership, maintenance and operation of the Properties in which such Obligor owns an interest or, with respect to such managing member, acting as the managing member of Obligor (D) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of such managing member or Obligor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing;
     (E) amend such managing member's certificate of incorporation or the operating agreement of Obligor (except that such amendment shall be permitted with the consent of Lender and the Rating Agency, in each case in the sole discretion of the applicable party); (F) enter into any transaction with an Affiliate not in the ordinary course of Obligor's business; or (G) withdraw as the managing member of Obligor;

          (xvii) It has no liabilities, contingent or otherwise, other than those normal and incidental to the ownership, operation and leasing of the Properties in which it owns an interest;

          (xviii) Obligor shall conduct its business so that the assumptions made with respect to Obligor in that certain opinion letter dated the date hereof delivered by Sidley & Austin addressing substantive non-consolidation and other matters in connection with the Loan shall be true and correct in all respects;

          (xix) Obligor will not permit any Affiliate or constituent party independent access to its bank accounts;

          (xx) Obligor shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations; and

          (xxi) Obligor shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred. Upon the withdrawal or the disassociation of the two Independent Directors from any constituent entity of Obligor, Obligor shall immediately appoint new directors or cause such entity to appoint new directors that satisfy the requirements of an Independent Director under this Agreement.

          (xxii) Obligor and the members of Obligor shall at all times comply with the terms of the operating agreement applicable to Obligor.

          (xxiii) Obligor (i) is not under any obligation to advance or contribute property to any Affiliate by way of capital contribution, (ii) shall not make any advance or contribute property to an Affiliate by way of capital contribution, (iii) except pursuant to the Contribution Agreement, has not accepted and shall not accept any such advance or contribution from any Affiliate, (iv) has not accepted or caused to be made and shall not accept or cause to be made any transfer or distribution of any Affiliate's assets, and (v) does not anticipate making any capital contribution to any Affiliate.

          (dd) Investment Company Act. It is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Its sole business is the ownership, operation, maintenance, repair, financing, refinancing and disposition of the Properties in which it owns an interest and such matters as are incidental to the foregoing.

          (ee) Fraudulent Transfer. It (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

          (ff) Material and Management Agreements. Each of the Material Agreements and the Property Management Agreements to which it is a party is in full force and effect and is valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; there are no defaults, breaches or violations thereunder by Obligor or, to the best of Obligor's knowledge, any other party thereto, and to the best of Obligor's knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where with respect to any such Agreement the effect of one or more of any such defaults would have a Material Adverse Effect. Neither the execution and delivery of the Loan Documents, Obligor's performance thereunder, the recordation of the Security Instruments, nor the exercise of any remedies by Lender, will adversely affect Obligor's rights under any of the Material Agreements or Property Management Agreements to which it is a party.

          (gg) Compliance with ERISA. Schedule 4.1 sets forth each Plan, Multiemployer Plan and Multiple Employer Plan. As to all current Plans, Multiemployer Plans and Multiple Employer Plans:

          (i) Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and all applicable laws, including without limitation ERISA and the Code. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or is in the process of seeking a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code.

          (ii) No ERISA Event has occurred during the last 3 years.

          (iii) No Obligor nor any ERISA Affiliate has incurred any unsatisfied, or is reasonably expected to incur any, material Withdrawal Liability to any Multiemployer Plan. No Obligor nor any ERISA Affiliate has received any notification that any Multiemployer Plan is insolvent, in reorganization or has been terminated, within the meaning of Title IV of ERISA, if such event could reasonable be expected to result in a material liability to the Obligor. Using actuarial assumptions and computation methods consistent with Part I of subtitle E of Title IV of ERISA, the aggregate liabilities of the Obligors and their ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Loan made to the Obligors, would not exceed an amount which would have a Material Adverse Effect.

          (iv) No Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA. All contributions required to be made with respect to any Plan by the Obligors or any ERISA Affiliates have been timely made.

          (v) No Obligor nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i) or 502(1) of ERISA or
     Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability arising under any of the foregoing sections with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect. No condition exists which presents a risk to any Obligor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code, which could reasonably be expected to result in a Material Adverse Effect.

          (vi) Except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of the assets of any Plan (other than routine claims for benefits) is pending, expected or threatened.

          (vii) Except as would not result in any material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any Obligor or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code.

          (viii) No lien imposed under the Code or ERISA on the assets of any Obligor or any ERISA Affiliate exists or is likely to arise on account of any Plan.

          (ix) No Obligor maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (x) Except as would not result in any material liability, each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to any Foreign Pension Plan have been timely made. Except as would not result in any material liability, no Obligor has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the most recently ended fiscal year of the Obligor on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities to an extent which could reasonably be expected to have a Material Adverse Effect.

Notwithstanding the foregoing, with respect to any Multiemployer Plans and Plans that are not currently maintained by the Obligors or any ERISA Affiliates, the representations and warranties in this Section 4.1(gg) are made to the best knowledge of the Obligors.

          (hh) Rent Roll. Except for such leases as have terminated in accordance with their terms between the Rent Roll Date and the Closing Date (i) the Leases with Major Tenants identified on the rent rolls dated as of the Rent Roll Date and previously delivered to Lender are in full force and effect, and are valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (ii) there are no material defaults thereunder by Obligor or, to the best of Obligor's knowledge, the other party thereto, and to the best of Obligor's knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a material event of default thereunder; (iii) no Person has any possessory interest in or right to occupy the any Property except under and pursuant to a Lease; and (iv) except as set forth on Schedule 4.1(hh), Obligor has not accepted Rent under any Lease or Operating Agreement for more than one month in advance, except for security deposits, which on the Closing Date have been deposited with the Lender in accordance with the provisions hereof relating to security deposits received from and after the date hereof.

          (ii) Legal Compliance. To its best knowledge, except as set forth on
Schedule 4.1(ii), neither any Property in which it owns an interest, nor any portion thereof, is on the date hereof in violation of any Legal Requirement or any Insurance Requirement (including, without, limitation all Legal Requirements relating to all security deposits with respect to the Property), in a manner that is likely to have a Material Adverse Effect.

          (jj) No Change in Facts or Circumstances; Disclosure. All information submitted by Obligor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Obligor in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the business operations or the financial condition of Obligor or the Properties in which it owns an interest. Obligor has disclosed to Lender all material facts to which the Obligor has knowledge and has not failed to disclose any material fact of which Obligor has knowledge that would cause any representation or warranty made herein to be materially misleading.

          (kk) Illegal Activity. Obligor has not purchased any portion of the Properties with proceeds of any illegal activity.

          (ll) Loans to Related Parties. There are no loans payable by Obligor
(a) to any member of Obligor or to any other lender which is an affiliate or subsidiary entity of Obligor or of any such member of Obligor; (b) to any stockholder, officer, director, member, or general or limited partner of any member of Obligor or to any other lender which is an affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any member of Obligor; (c) to any stockholder, officer, director, member, or general or limited partner of any member of any member of Obligor or to any other lender which is an affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any member of any member of Obligor; or
(d) to any stockholder, officer, director, member, or general or limited partner of any stockholder, officer or director of any member of any member of Obligor or to any other lender which is an affiliate or subsidiary entity of any such stockholder, officer, director, member, or general or limited partner of any stockholder, officer or director of any member of any member of Obligor.

          (mm) Parking. With respect to each Property in which Obligor owns an interest, there are parking spaces adequate for compliance of such Property with applicable zoning requirements and other Legal Requirements are located on the Property.

          (nn) Breach by Affiliate. The breach by an Affiliate of any agreement to which Obligor and Affiliate are parties shall not affect the enforceability of the terms hereof or of any Loan Document against Borrower.

          (oo) Hotel Rooms. All of the rooms of each Property are in service except for rooms (not to exceed 2% of all rooms at any single Property (except in the case of the Sheraton Needham, in which case the applicable percentage of rooms out of service is 12%)) that are temporarily out of service for routine maintenance and repair.

          (pp) Ground Lease (San Diego). There are no remaining or outstanding rights of Lessor which have not been exercised or duties and obligations of Lessee which have not been fully performed under the Lease Agreement made and entered into on the 30th day of July, 1969, between Lessor and Lessee.

          (qq) Labor Relations. No Obligor is engaged in any unfair labor practices that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice pending against any Obligor or, to the best knowledge of each Obligor, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Obligor, or, to the best knowledge of each Obligor, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Obligor, or, to the best knowledge of each Obligor, threatened against any Obligor and (iii) to the best knowledge of each Obligor, no union representation question existing with respect to the employees of any Obligor and, to the best knowledge of each Obligor, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          (rr) Phoenician Subleases. Obligors represent and warrant the following regarding the Phoenician Subleases: (1) The Phoenician Subleases are in full force and effect and are binding upon and enforceable against the Sublessees thereunder; (2) to its best knowledge all rent under such Subleases has been paid through January 1, 1999; (3) neither Sublessor nor to the best of Obligor's knowledge, any Sublessee, is in breach of, or in default under, the Subleases; (4) all alterations, improvements and work to be performed by Sublessor, if any, have been completed in accordance with the terms of the Subleases; (5) neither Sublessor nor any Sublessee has commenced any action, or received any notice with respect to the termination of any of the Subleases; and (6) Sublessees do not have any purchase or other options or rights of first refusal with respect to the premises covered by the Subleases.

          (ss) Sheraton Colony Square. Obligors have not violated in a manner which would cause a Material Adverse Effect any of the requirements of the Reciprocal Easement Agreement relating to the Property known as the Sheraton Colony Square, including payment of all assessments and other amounts due thereunder prior to December 31, 1998.

          (tt) Westin Atlanta North. Obligors have not violated in a manner which would cause a Material Adverse Effect any of the requirements of the Reciprocal Easement Agreement relating to the Property known as the Westin Atlanta North, including payment of all assessments and other amounts due thereunder prior to December 31, 1998.

          Section 4.2 Nonrecourse Carveout Indemnitor Representations. Each Nonrecourse Carveout Indemnitor represents and warrants that, as of the Closing
Date:

          (a) Organization. It has been duly organized and is validly existing and in good standing with requisite corporate or trust (as applicable) power and authority to transact the businesses in which it is now engaged, and to enter into this Agreement and the other Loan Documents to which it is a party. It is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. It possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

          (b) Proceedings. It has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and such other Loan Documents have been duly executed and delivered by it and constitute legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) without offset, defense or counterclaim.

          (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by it will not conflict with or result in a material breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of its properties or assets pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other Material Agreement to which it is a party or to which any of its properties or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by it of this Agreement or any other Loan Documents to which it is a party has been obtained and is in full force and effect.

          (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and to the best of its knowledge there are no such actions, suits or proceedings threatened against or affecting it, which actions, suits or proceedings, alone or in the aggregate, if determined against it, are likely to materially adversely affect its condition (financial or otherwise) or business or performance of its obligations under this Agreement or the other Loan Documents.

          (e) Agreements. It is not a party to any agreement which is likely to materially adversely affect it or its business, properties or assets, operations or condition, financial or otherwise. It is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement or material instrument to which it is a party or by which it is bound.

          (f) Single-Purpose. On behalf of itself and its Affiliates, it hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

          (i) It has not entered and will not enter into any contract or agreement with Obligor or any Member, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties;

          (ii) It has not made and will not make any loans or advances to Obligor (other than the Starwood Intercompany Debt) and shall not acquire obligations or securities of Obligor or any Member;

          (iii) It will maintain books and records and bank accounts separate from those of Obligor and any Member and it will file tax returns separate from Obligor (except to the extent consolidation is required under GAAP or as a matter of law);

          (iv) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from Obligor (including its Member), shall conduct business in its own name separate from Obligor and shall maintain and utilize separate stationery, invoices and checks from Obligor and it will not share with Obligor any costs for office space and administrative services that it uses;

          (v) It will not commingle its funds and other assets with those of Obligor or any Member;

          (vi) It has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of Obligor or any Member;

          (vii) It has not held and will not hold itself out to be responsible for the debts or obligations of Obligor or any Member, other than in connection with the Loan Documents (including title insurance obtained in connection therewith);

          (viii) It shall conduct its business so that the assumptions made with respect to Nonrecourse Carveout Indemnitor in that certain opinion letter dated the date hereof delivered by Sidley & Austin addressing substantive non-consolidation and other matters in connection with the Loan shall be true and correct in all material respects;

          (ix) It will not permit Obligor or any Member independent access to its bank accounts;

          (x) It shall not compensate any of Obligor's consultants and agents or pay for obligations of any kind incurred by Obligor except in connection with the origination of the Loan.

          (xi) It (i) is not under any obligation to advance or contribute property to any Obligor by way of capital contribution, (ii) shall not make any advance or contribute property to an Obligor by way of capital contribution, (iii) has not accepted and shall not accept any such advance or contribution from any Obligor, (iv) has not accepted or caused to be made and shall not accept or cause to be made any transfer or distribution of any Obligor's assets, and (v) does not anticipate making any capital contribution to any Obligor.

          Section 4.3 Member Representations. Each Member represents and warrants that, as of the Closing Date:

          (a) Operating Agreement. It hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

               (i) It will not dissolve the Limited Liability Company.

               (ii) It will not assign or transfer its membership interest in the Limited Liability Company.

               (iii) It shall cause the Limited Liability Company at all times to have at least two Independent Directors.

               (iv) It shall not resign as a member of the Limited Liability Company.


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
               (v) It shall comply with all of the terms of the Operating Agreement of the Limited Liability Company.

               (vi) It shall not remove any Independent Director unless such removed Independent Director is immediately replaced by another Independent Director.

          (b) Single-Purpose. Member hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

          (i) It has not owned and will not own any property or any other assets other than (A) its membership interest in a Borrower, and (B) incidental personal and intangible property relating to the ownership of such membership interest;

          (ii) It has not engaged and will not engage in any business other than the ownership of a membership interest in a Borrower;

          (iii) It has not entered and will not enter into any contract or agreement with any of its Affiliates, any of its constituent parties or any Affiliate of any constituent party, except upon terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties;

          (iv) It has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation);

          (v) It has not made and will not make any loans or advances to any other Person (including any Affiliate or member or any Affiliate of any member), and shall not acquire obligations or securities of any Affiliate or member or any Affiliate of any member;

          (vi) It is and will remain solvent and it will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

          (vii) It has done or caused to be done and will do all things necessary to observe corporate, partnership or limited liability company formalities, as the case may be, and preserve its existence, and it will not, nor will it permit or suffer any constituent party to amend, modify or otherwise change its partnership certificate, partnership agreement, operating agreement, articles of incorporation and bylaws, trust or other organizational documents or those of such constituent party in a manner which would adversely affect its existence as a Single Purpose Entity;


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
          (viii) It will maintain books and records and bank accounts separate from those of its Affiliates and any member and it will file its own tax returns (except to the extent consolidation is required under GAAP or as a matter of law);

          (ix) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any of its Affiliates, any of its constituent parties or any Affiliate of any member), shall conduct business in its own name and shall maintain and utilize separate stationery, invoices and checks and it will pay to any Affiliate that incurs costs for office space and administrative services that it uses, the amount of such costs allocable to its use of such office space and administrative services;

          (x) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xi) Neither it nor any constituent party will seek its dissolution or winding up, in whole or in part;

          (xii) Except as required by the terms of the Loan Documents, it will not commingle its funds and other assets with those of any Affiliate or member or any Affiliate of any member or any other Person;

          (xiii) It has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or member or any Affiliate of any member or any other Person;

          (xiv) It has not held and will not hold itself out to be responsible for the debts or obligations of any other Person;

          (xv) If it is a single-member limited liability company, it shall have two Independent Directors as its duly appointed members of its board of directors;

          (xvi) It shall not cause or permit its board of directors to take any action which, under applicable law or the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of its board of directors unless at the time of such action there shall be at least two members who are Independent Directors; provided, however, that subject to any applicable Legal Requirement, it may, at its discretion, cause or permit its board of directors to take any action without regard to the preceding clause of this sentence other than the following actions, and the following action shall not be


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
     taken while the Debt is outstanding: (A) dissolve or liquidate, in whole or in part; (B) consolidate or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any entity; (C) engage in any business other than the ownership of the membership interest in a Borrower (D) institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of it or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any of the foregoing; (E) amend its operating agreement (except that such amendment shall be permitted with the consent of Lender and, if applicable, the Rating Agency, in each case in the sole discretion of the applicable party); or (F) enter into any transaction with an Affiliate not in the ordinary course of its business.

          (xvii) It has no liabilities, contingent or otherwise, other than those normal and incidental to the ownership of a membership interest in a Borrower;

          (xviii) It shall conduct its business so that the assumptions made with respect to it in that certain opinion letter dated the date hereof delivered by Sidley & Austin addressing substantive non-consolidation and other matters in connection with the Loan shall be true and correct in all respects;

          (xix) It will not permit any Affiliate or constituent party independent access to its bank accounts;

          (xx) It shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations; and

          (xxi) It shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets all obligations of any kind incurred. Upon the withdrawal of the two Independent Directors, it shall immediately appoint new directors that satisfy the requirements of an Independent Director under this Agreement.

          (xxii) It shall at all times comply with the terms of the operating agreement applicable to it.


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
          (xxiii) It (i) is not under any obligation to advance or contribute property to any Affiliate by way of capital contribution, (ii) shall not make any advance or contribute property to an Affiliate by way of capital contribution, (iii) has not accepted and shall not accept any such advance or contribution from any Affiliate, (iv) has not accepted or caused to be made and shall not accept or cause to be made any transfer or distribution of any Affiliate's assets, and (v) does not anticipate making any capital contribution to any Affiliate.



          Section 4.4 Second-Tier Member Representations. Each Second-Tier Member represents and warrants that, as of the Closing Date:

          (a) Operating Agreement. It hereby represents and warrants to, and covenants with, Lender that, as of the date hereof and until such time as the Debt shall be paid in full:

               (i) It will not dissolve the Member.

               (ii) It will not assign or transfer its membership interest in the Member in violation of the terms of the limited liability company agreement of the Member.

               (iii) It shall cause the Member at all times to have at least two Independent Directors.

               (iv) It shall not resign as a member of the Member.

               (v) It shall comply with all of the terms of the Operating Agreement of the Member.

               (vi) It shall not remove any Independent Director of Member unless such removed Independent Director is immediately replaced by another Independent Director.

          Section 4.5 Survival of Representations. Each Obligor agrees that all of the representations and warranties of such Obligor set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents, each Nonrecourse Carveout Indemnitor agrees that all of the representations and warranties of such Indemnitor set forth in Section 4.2 and elsewhere in this Agreement and in the other Loan Documents, each Member agrees that all of the representations and warranties of such Member set forth in Section 4.3 hereof and elsewhere in this Agreement and in the other Loan Documents and each Second-Tier Member agrees that all of the representations and warranties of such Second-Tier Member set forth in Section 4.4 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding (it being acknowledged by Lender that such representations and warranties have been made as of the Closing Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by each Obligor, each Nonrecourse Carveout Indemnitor and Operator shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Section 5.1 Obligor Covenants. Each Obligor hereby covenants and agrees with Lender that:

          (a) Existence; Compliance with Legal Requirements; Insurance. Obligor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, and all material rights, licenses, permits and franchises necessary for the use and operation of the Properties in which it owns an interest and comply in all respects with all Legal Requirements applicable to it and the Properties in which it owns an interest. Obligor shall at all times maintain and preserve each such Property and shall keep such Property in good working order and repair, reasonable wear and tear excepted, and from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto. Obligor will operate, maintain, repair and improve each such Property in compliance with all Legal Requirements, and will not cause or allow any Waste with respect to such Property. It hereby covenants and agrees not to commit, and to use all reasonable efforts not to permit or suffer to exist any act or omission which would afford the federal government or any state or local government the right of forfeiture as against the Properties in which it owns an interest or any part thereof or any monies paid in performance of its obligations under any of the Loan Documents.

          (b) Taxes and Other Charges; Contest for Taxes and Other Charges, Legal Requirements and Liens.


          (i) Subject to the provisions of Section 5.1(b)(ii) hereof, Obligor shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against each Property in which it owns an interest or any part thereof prior to the date on which such sums become delinquent. Obligor will deliver to Lender, upon request, receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid (provided, however, Obligor is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.4.1 hereof). Subject to the provisions of
     Section 5.1(b)(ii) hereof and other than Permitted Encumbrances, Obligor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against each such Property, and shall promptly pay for all utility services provided to the Property. Subject to Section 5.1(b)(ii) hereof, Obligor shall pay, bond or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers


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
     and others that, if unpaid, might result in, or permit the creation of, a lien or encumbrance on each Property (as defined in the Security Instrument), or on the Rents arising therefrom.

          (ii) Notwithstanding the foregoing, after prior written notice to Lender, Obligor, at its own expense, may contest by appropriate legal, administrative or other proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or Lien therefor or any Legal Requirement or Insurance Requirement or the application of any instrument of record affecting any Property in which it owns an interest or any part thereof (other than the Loan Documents) or any claims or judgments of mechanics, materialmen, suppliers, vendors or other Persons or any Lien therefor, and may withhold payment of the same pending such proceedings if permitted by law; provided that (A) no Specified Default or Event of Default has occurred and remains uncured, except for, prior to acceleration, a Default caused by the matter being contested, (B) such proceeding shall suspend any collection of the contested Taxes, Other Charges or Liens from such Property, Obligor or Lender, (C) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Obligor is subject and shall not constitute a default thereunder, (D) neither such Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (E) to the extent not already reserved with Lender under Section 9.4 hereof or bonded or otherwise deposited or paid in connection with such proceedings, Borrower shall have furnished Lender with security (in an amount reasonably approved by Lender which in no event shall be less than 110% of the amount in question) to insure the payment of any such Taxes or Other Charges, or the cost of the contested Legal Requirement or Insurance Requirement or the removal of the Lien, in each case together with all reasonably anticipated interest and penalties thereon, (F) in the case of an Insurance Requirement, the failure of Obligor to comply therewith shall not impair the validity of any insurance required to be maintained by the Obligor hereunder or the right to full payment of any claims thereunder, (G) in the case of any essential or significant service with respect to such Property, any contest or failure to pay will not result in a discontinuance of any such service, (H) in the case of any instrument of record affecting such Property or any part thereof, the contest or failure to perform under any such instrument shall not result in the placing of any Lien on such Property or any part thereof (except if such Lien would be removed upon completion of such proceedings and the compliance by the parties with the terms of the resulting order, decision or determination and the removal costs for such Lien have been escrowed with Lender or in the proceeding or bonded or otherwise deposited or paid in connection with such proceedings), (I)


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
     except to the extent the Obligor has provided sufficient Eligible Collateral therefor or bonded or otherwise deposited or paid in connection with such proceedings, neither the failure to pay or perform any obligation which the Obligor is permitted to contest under this Section nor an adverse determination of any such contest shall result in a Material Adverse Effect, and (J) Obligor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Liens, together with all costs, interest and penalties which may be payable in connection therewith. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is finally established, and Lender shall otherwise remit any remaining such amounts to the Obligor. Lender shall give Obligor written notice of any such payments promptly following the making thereof. Subject to the foregoing, at Obligor's timely request, Lender shall not pay from the Tax, Insurance and Ground Rents Account the contested Taxes or Other Charges being contested.

          (c) Litigation. Obligor shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Obligor or against or affecting any Property in which it owns an interest which, if determined adversely to Obligor or such Property, might be expected to cause a Material Adverse Effect.

          (d) Inspection. Obligor shall permit agents, representatives and employees of Lender (including Servicer and Special Servicer) to inspect the Properties in which it owns an interest on any Business Day at reasonable hours upon reasonable advance notice.

          (e) Notice of Default. Obligor shall promptly advise Lender of any change in Obligor's condition (financial or otherwise) that could reasonably be expected to cause a Material Adverse Effect, or of the occurrence of any Default or Event of Default of which Obligor has knowledge.

          (f) Cooperate in Legal Proceedings. Subject to its rights to pursue a good faith challenge to any allegations of a violation of a Legal Requirement, Obligor shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          (g) Perform Loan Documents. Obligor shall observe, perform and satisfy or cause the Operator, Property Managers and/or Franchisors with which it has entered into an agreement to observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, such Property Managers, Operator or, if applicable, the Franchisors, shall pay when due all costs, fees and expenses required to be paid by it, such Manager or, if applicable, the Franchisor, under the Loan Documents and under the

Property Management Agreement and Franchise Agreement, subject to any applicable cure periods provided therein.

          (h) Insurance Benefits. Obligor shall cooperate with Lender in obtaining for Lender the benefits of any insurance proceeds lawfully or equitably payable in connection with the Properties in which it owns an interest, and Lender shall be reimbursed for any out-of-pocket expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting the Property or any part thereof) out of such insurance proceeds.

          (i) Further Assurances. Obligor shall, at Obligor's sole cost and expense:

          (i) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Obligor pursuant to the terms of the Loan Documents or, without additional material expense to Obligor, reasonably requested by Lender in connection therewith;

          (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the Lien of the Lender at any time securing or intended to secure the obligations of Obligor under the Loan Documents, as Lender may reasonably require;

          (iii) be responsible for, and shall pay on demand, all Lender Expenses, including all origination costs and all reasonable out-of-pocket expenses and costs incurred by Lender (or any of its affiliates) after the Closing in connection with any Securitization; and

          (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (j) Financial Reporting and Other Information.

          (i) Obligor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP, to the extent applicable (and as modified by the Uniform System of Accounts for Hotels, current edition), proper and accurate books, records and accounts reflecting all of its financial affairs and all items of Operating Income, Operating Expenses and Capital Expenditures for each Property in which it owns an interest. Lender shall have the right from time to time at all


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
     times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Obligor or other Person maintaining such books, records and accounts and to make such copies or extracts thereof, as Lender shall desire. After the occurrence of an Event of Default, Obligor shall pay any costs and expenses incurred by Lender to examine its accounting records with respect to the Properties in which it owns an interest, as Lender shall determine to be necessary or appropriate.

          (ii) Obligor shall furnish to Lender, in form and substance satisfactory to Lender in all respects and in Lender's sole discretion, (a) on or before March 1, 1999, audited financial statements for the fiscal year 1998 with respect to each Property in which Obligor owns an interest and (b) on or before February 1, 1999, except as set forth on Schedule N, operating statements and an agreed-upon procedures letter for each Property in which Obligor owns an interest, in each case for the years of 1996, 1997 and 1998, certified by a "Big Five" accounting firm, in accordance with GAAP (as modified by the Uniform System of Accounts for Hotels, current edition) and in such detail as Lender may reasonably request and, in the case of the statements to be delivered pursuant to clause (a), containing a balance sheet for such Property and statements of profit and loss. If there is a significant discrepancy between the audited financial statements described in clause (a) and the agreed-upon procedures letter for fiscal year 1998 as described in clause (b), the applicable Borrower will be required to deliver a letter from such accounting firm verifying current expenses and revenue of such Property. All such statements shall set forth the financial condition and the income and expenses for each such Property for the Fiscal Year in question, including statements of annual Net Operating Income.

          (iii) Obligor shall furnish to Lender within one hundred five (105) days following the end of each Fiscal Year, with respect to each Property in which it owns an interest, a complete copy of its annual financial statements, audited by a "Big Five" accounting firm or another independent certified public accounting firm acceptable to Lender, in accordance with GAAP (and as modified by the Uniform System of Accounts for Hotels, current edition), for such Fiscal Year and containing a balance sheet for such Property and statements of profit and loss, all in such detail as Lender may reasonably request. All such statements shall set forth the financial condition and the income and expenses for each such Property for the immediately preceding Fiscal Year, including statements of annual Net Operating Income. Obligor's annual financial statements shall be accompanied by (i) an Officer's Certificate certifying that each such annual financial statement presents fairly, in all material respects, the financial condition and results of operation of the Properties being reported upon and has been prepared in accordance with GAAP and (ii) a


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
     management letter, in form and substance reasonably satisfactory to Lender, illustrating the numerical discrepancies between the financial statements for such Fiscal Year and the most recent Annual Budget, including, if a Low NOI Period exists, (a) a detailed explanation of any variances of five percent (5%) or more between budgeted and actual expense amounts in the aggregate for such Fiscal Year and (b) a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual expense amounts on a line-item basis for such Fiscal Year. Together with Obligor's annual financial statements, Obligor shall furnish to Lender (A) an Officer's Certificate certifying as of the date thereof whether, to Obligor's knowledge, there exists a Default or Event of Default, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; and
     (B) an annual report, for the most recently completed fiscal year, containing:

                         (1) Capital Expenditures made in respect of the
                    Properties owned or leased by such Obligor, including separate line items with respect to any project costing in excess of $500,000 per Property, and a budget of Capital Expenditures for the following fiscal year; and

                         (2) occupancy levels at any Property owned or leased by
                    Obligor for such period, including average daily room rates, revenue per available room and any franchise inspection reports received by Obligor for such Property.

          (iv) Obligor will furnish, or cause to be furnished, to Lender on or before the thirtieth (30th) day after the end of each calendar month (unless otherwise indicated), the following items, each to be presented on a monthly basis (unless otherwise indicated) and on a trailing twelve month basis, accompanied by an Officer's Certificate, certifying that such items are true, correct, accurate, and complete and fairly present, in all material respects, the financial condition and results of the operations of Obligor and the Properties in which it owns an interest in accordance with GAAP (as modified by the Uniform System of Accounts for Hotels, current edition, and subject to normal year end adjustments), to the extent applicable:

               (A) monthly and year to date and trailing twelve month financial statements prepared for such month with respect to such Property, including a balance sheet and a summary profit and loss statement, and noting Operating Income, Operating Expenses and Net Operating Income and other information necessary and sufficient under GAAP (as modified by the Uniform System of

          Accounts for Hotels, current edition), to the extent applicable, to fairly represent the financial position and results of operations of the Property during such calendar month, year to date period and trailing twelve month period, all in form reasonably satisfactory to Lender (notwithstanding the foregoing, the balance sheet may be provided on a quarterly basis);

               (B) on a quarterly basis, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and trailing twelve month period for each Property owned by it, together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual expense amounts in the aggregate and any such variances of ten percent (10%) or more on a line-item basis for such periods (except during a Low NOI Period, during which time Obligor shall provide such detailed explanation in the event of a variance of five percent (5%) or more on a line-item basis for such periods);

               (C) a statement of the actual Capital Expenditures made in respect of the Property during such month and trailing twelve month period, including separate line items with respect to any project costing in excess of $500,000 per Property;

               (D) occupancy levels at each such Property for such month and trailing twelve month period, including average daily room rates and any franchise inspection reports received by Borrower;

               (E) rent rolls for each such Property for each quarter and trailing twelve month period;

               (F) the Smith Travel Research Reports most recently available to Obligor reflecting market penetration and the competitive set for each Property;

               (G) a statement that the representations and warranties of Obligors set forth in Section 4.1(cc)(iv) are true and correct as of the date of such certificate; and

               (G) a statement indicating, for the next succeeding month, the amount payable in respect of Management Fees to any Property Managers or Franchisors which are not Affiliates of the Sponsors.

          (v) Obligor shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the


                                       97
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     operation of each such Property and the financial affairs of Obligor as may be reasonably requested by Lender or as requested by the Rating Agencies.

          (vi) Obligor shall furnish to Lender, promptly after receipt, a copy of any notice received by or on behalf of Obligor from any Governmental Authority having jurisdiction over any of the Properties in which it owns an interest with respect to a condition existing or alleged to exist or emanate therefrom or thereat.

          (vii) Obligor will, at any and all times, within a reasonable time after written request by Lender, furnish or cause to be furnished to Lender, in such manner and in such detail as may be requested by Lender, such information as may be necessary to permit Lender to comply with any request for information made by an investor or prospective investor in the Certificates and to be furnished under Rule 144A(d) under the Securities Act.

          (viii) It shall deliver to Lender a copy of any written notice from the franchisor under any Franchise Agreement or the Property Manager under any Property Management Agreement to which it is a party, including any notices that it has not complied with any of its obligations under such Franchise Agreement or Property Management Agreement or altering in any material respect the rules, standards and requirements of such Franchisor or Property Manager.

          (ix) If Obligor fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 5.1(j) within thirty (30) days after the date upon which such Required Record is due, the same shall be an Event of Default; provided that Lender shall have given to Obligor at least five (5) days' prior written notice (with respect to any of the foregoing specifically identified herein) or twenty (20) days' prior written notice (with respect to any of the foregoing not specifically identified herein) of such failure by Obligor to timely submit the applicable Required Record.

          (x) Lender shall have the right at any time and from time to time to audit the financial information provided by Obligor pursuant to the terms of this Agreement in accordance with the then customary audit policies and procedures of Lender. Lender shall pay the cost and expenses of such audits, except during a Low NOI Period, during which time Obligor shall pay such costs and expenses.

          (xi) All reports furnished to Lender pursuant to this clause (j) shall be presented as a hard copy together with (to the extent available) an electronic format.


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
          (k) Business and Operations; Material Agreements. Obligor will continue to engage in the businesses currently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties in which it owns an interest. Obligor will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of such Properties. Obligor shall at all times (i) maintain such Properties or cause such Properties to be maintained at a standard at least equal to the prevailing standard held as of the date hereof by prudent managers of similar facilities or land in the region where such Properties are located; (ii) maintain or cause to be maintained sufficient inventory and Equipment of types and quantities at such Properties to enable the operation of such Properties; (iii) maintain such licenses and permits, or arrangements in connection therewith so as to permit such Properties to be maintained at a standard at least equal to that maintained by prudent managers of similar facilities located near such Properties; (iv) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the related Property Management Agreements and any other Material Agreement, and do all things necessary to preserve and to keep unimpaired its rights thereunder; (v) promptly notify Lender in writing of the giving of any notice of any default by any party under any Material Agreement of which it is aware, including, without limitation, the Property Management Agreements and Franchise Agreement; and (vi) promptly enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by the other party under each Material Agreement, including, without limitation, the Property Management Agreements and Franchise Agreement.

          (l) Title to the Properties. Obligor will warrant and defend against the claims of all Persons whomsoever with respect to (i) its title to the Properties in which it owns an interest and every part thereof and (ii) the validity and priority of the Lien of the related Security Instruments in any Property in which Obligor owns an interest, subject only in each case to Liens permitted under the Loan Documents (including Permitted Encumbrances).

          (m) Costs of Enforcement. With respect to each Property in which it owns an interest, in the event (i) that any Security Instrument is foreclosed in whole or in part or any Note, any Loan Document, including the Security Instrument, is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any Lien or mortgage prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Obligor or an assignment by Obligor for the benefit of its creditors, or (iv) Lender shall attempt to remedy any Event of Default hereunder, Obligor, its successors or assigns, shall be chargeable with and agrees to pay all costs incurred by Lender as a result thereof, including costs of collection and defense (including reasonable attorneys', experts', consultants' and witnesses' fees and disbursements) in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          (n) Estoppel Statement. (i) After written request by Lender, Obligor shall within fifteen (15) Business Days furnish Lender with a statement, duly acknowledged and


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
certified, setting forth (A) the unpaid principal amount of each Note, (B) the Interest Rate, (C) the date installments of interest and/or principal were last paid, (D) any offsets or defenses to the payment of the Debt, (E) that the Notes, this Agreement, the Security Instruments and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, and (F) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in the Loan shall be permitted to rely on such certificate.

          (ii) Obligor shall request and use all reasonable efforts to obtain for Lender, upon request, Tenant estoppel certificates from each Major Tenant and each ground lessor under a Ground Lease on forms reasonably satisfactory to Lender; provided that Obligor shall not be required to deliver such certificates more frequently than once in any calendar year (including estoppel certificates obtained in connection with the origination of the Loan); provided, however, that there shall be no limit on the number of times Obligor may be required to obtain such certificates if a Default hereunder or under any of the Loan Documents has occurred and is continuing.

          (o) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section
2.1.2 hereof.

          (p) Performance by Obligor. Obligor shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by Obligor, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by Obligor without the prior written consent of Lender. Without limiting the foregoing, Obligor shall cure the Deferred Maintenance Conditions and remediate Environmental Conditions in a diligent manner and shall complete the same not later than the time period set forth in Schedule E hereto.

          (q) Annual Budget. (i) Borrower shall prepare and deliver to Lender, on or before December 31 of each year, for informational purposes only, an Annual Budget, prepared on a preliminary basis, for the ensuing year in respect of the Properties in which it owns an interest. Borrower shall prepare and deliver to Lender, on or before February 15 of each year, for informational purposes only, a final Annual Budget for the ensuing year in respect of such Properties. As of the first Payment Date following the Anticipated Repayment Date or during a Low NOI Period, and as of each anniversary of the commencement of such Low NOI Period until such Low NOI Period terminates, the Annual Budget shall be subject to Lender's approval which shall not be unreasonably withheld or delayed. Within ten (10) days after the commencement of a Low NOI Period or the Anticipated Repayment Date, Borrower shall submit an Annual Budget for Lender's approval in accordance with the procedures specified in this Section 5.1(q). Once approved, such Annual Budget shall be complied with, subject to a variance of five percent (5%) or more between budgeted and actual amounts in the aggregate and on a line-item basis for such period and year to date. Cost savings from one line item in such budget may be reallocated to other line items in such budget, provided that without the consent of Lender, no such reallocation shall cause an overall variance in the budget of more than 5%. In


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
the event of a variance which exceeds the levels set forth in the foregoing sentences, such variance shall not trigger an Event of Default pursuant to the terms of Section 10.1(a)(xii) if (a) such variance occurs with respect to no more than three Interest Accrual Periods per year, and (b) the Reserve Account contains funds sufficient to correct such variance, in which event such funds shall be promptly withdrawn by Lender or, if the Reserve Account does not contain such funds, Sponsor pays to Lender funds sufficient to correct such variance, it being understood and agreed that Sponsor shall have no obligation to correct such variance or pay any funds to correct such variance. In all other cases, such variance shall trigger an Event of Default pursuant to the terms of
Section 10.1(a)(xii). In addition, Borrower shall have the right to submit proposed modifications to the approved budget, if necessitated by unforeseeable events, which modifications shall be subject to Lender's approval (not to be unreasonably withheld or delayed). Lender's approval of the Annual Budget shall be deemed given if not disapproved by Lender within thirty (30) days after Lender's receipt thereof and a written request for approval captioned on the first page of such request with the following legend in bold face type:
"WARNING: FAILURE TO RESPOND TO THIS COMMUNICATION WITHIN THIRTY (30) BUSINESS DAYS OF THE DATE OF RECEIPT OF THIS NOTICE WILL BE DEEMED CONSENT TO THE ACTIONS FOR WHICH YOUR CONSENT IS REQUESTED HEREIN." If Lender disapproves the Annual Budget, then the Annual Budget for the previous year shall apply until such time as a new Annual Budget has been approved.

          (r) No Joint Assessment. Obligor shall not suffer, permit or initiate the joint assessment of any Property in which it owns an interest (i) with any other real property constituting a tax lot separate from the Property, and (ii) unless required by applicable law, with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

          (s) Leasing Matters. In addition to the terms of Section 7.2 hereof and only with respect to each Lease with a Major Tenant:

          (i) Obligor shall furnish Lender with an executed copy of each Lease within thirty (30) days after execution thereof.

          (ii) All new Leases entered into from and after the date hereof shall be the result of arms'-length negotiations, shall provide for "market" rental rates and other market terms and shall not contain any terms which would materially adversely affect Lender's rights under the Loan Documents (provided that the rent payable under a new Lease may be below market rate if (x) the lessee is a managing and/or leasing agent for Obligor and the space leased under the new Lease is to be used solely in connection with the managing and leasing of the Property and is of a size reasonably required for an office for such agent for such purposes, or (y) the rents from the space leased under the new Lease were, immediately prior to the entry into that Lease, below market rate and such new Lease was given in exchange for the surrender of the prior Lease).

          (iii) All Leases shall provide that they are subordinate to the related Security Instrument and that the lessee agrees to attorn to Lender at Lender's request (subject to the terms of Section 7.2(b) hereof).

          (iv) Obligor (A) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (B) shall enforce the terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (C) shall not collect any of the base or minimum rents more than one (1) month in advance (other than security deposits); (D) shall not execute any assignment of lessor's interest in the Leases or the Rents (except for the Assignment of Leases); and (E) shall not alter, modify or change the terms of any Lease with a Major Tenant in a manner inconsistent with the provisions of the Loan Documents and shall not terminate Leases (except to exercise its remedies following an event of default thereunder); provided that Lender's prior consent shall be required prior to the termination of a Lease with a Major Tenant.

          (v) Any Lease with a Major Tenant shall be subject to Lender's prior written consent (which shall not be unreasonably withheld or delayed). Any Lease under which it, the Property Manager or an Affiliate of any of the Obligors is the lessee for space to be used solely in connection with the managing and operation of the Property shall not be subject to approval by Lender provided that the space is of a size reasonably required for such purposes. Any Lease submitted to Lender for Lender's approval, which shall be accompanied by a summary of the material terms of such Lease (including the economic terms and any termination options) shall be deemed approved if Lender shall have not notified it in writing of its disapproval (together with a statement of the grounds of such disapproval) within five (5) Business Days after it has given Lender written notice that at least ten
     (10) Business Days have elapsed since such submission, which notice shall be captioned on its first page with the following legend in bold face type:
     "WARNING: TEN BUSINESS DAYS HAVE ELAPSED SINCE THE UNDERSIGNED FIRST SUBMITTED THE ATTACHED LEASE FOR YOUR APPROVAL. FAILURE TO DISAPPROVE THE ATTACHED LEASE WITHIN FIVE (5) BUSINESS DAYS OF YOUR RECEIPT OF THIS NOTICE WILL BE DEEMED APPROVAL OF THE ATTACHED LEASE."

          (vi) Obligor shall furnish to Lender a copy of any notice received from a Tenant under a Lease with a Major Tenant threatening non-payment of rent or other default, alleging or acknowledging a default by landlord, requesting a termination or modification of a Lease or notifying Obligor of the exercise or non-exercise of any option provided


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
     for in such Tenant's Lease, or any other similar material correspondence received by Obligor from Tenants during the subject month.

          (t) Security Deposits. Obligor shall immediately upon receipt deliver (and with respect to security deposits, letters of credit or other collateral already paid or delivered to Obligor or its predecessor in interest, Obligor is concurrently herewith delivering) to Lender all security deposits, letters of credit or other collateral that it receives (or has received) from time to time from any Tenant as security for the performance by such Tenant of its obligations under its Lease. Lender shall deposit (or shall direct Obligor to deposit directly) any cash to be delivered by Obligor pursuant to the preceding sentence in an escrow account in the name of Lender and, except to the extent required by law or the applicable Lease, such account shall be maintained in accordance with the terms of Section 12.2 hereof. Lender shall make such security available to Obligor or the applicable Tenant on or prior to the tenth
(10th) Business Day after notice from Obligor to the extent required to comply with obligations owed to such Tenant under the terms of its Lease or to Obligor, in the event of such Tenant's default under its Lease, subject to Lender's approval, which approval shall not be unreasonably withheld (based on, among other things, the intended use of such deposit and whether a replacement Lease has been executed). Lender may commingle funds deposited hereunder and Lender shall not be obligated to segregate, designate or separately account for any specific security deposit, except to the extent that Obligor notifies Lender in writing at or prior to the time of any deposit that such deposit is required to be segregated by the applicable Lease or under applicable law.

          (u) ERISA Compliance. As long as there are any Notes outstanding, as soon as reasonably practicable and, in any event, within 15 days after the Obligor or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Obligor will deliver, or cause to be delivered, to the Lender a certificate of the chief financial officer of the Obligor setting forth the reasonable details as to such occurrence and the action, if any, that such Obligor or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by such Obligor or such ERISA Affiliate to or with the PBGC or any other government agency or any Plan participant, and any notices received by such Obligor or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto:

          (i) that an ERISA Event with respect to any Plan has occurred;

          (ii) that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days;

          (iii) that an "accumulated funding deficiency" within the meaning of
     Section 412 of the Code or Section 302 of ERISA, has been


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
     incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan;

          (iv) that any contribution with respect to a Plan or Foreign Pension Plan has not been timely made or that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, provided that at the time notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA or Section 412(n)(4)(A) of the Code of the failure to make timely payments to a Plan, Obligor shall provide to Lender a copy of any such notice filed and a statement of the chief financial officer of the Obligor setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3) or Section 412(n)(3) of the Code, (B) the reason for the failure to make the required payments and (C) the action, if any, which the Obligor, its Subsidiary or its ERISA Affiliate proposes to take with respect thereto;

          (v) that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA;

          (vi) that Obligor or any ERISA Affiliate will or could reasonably be expected to incur any material increase in liability (including any indirect, contingent or secondary liability) to or on account of the (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA; or

          (vii) that Obligor or any ERISA Affiliate will or could reasonably be expected to incur any material increase in liability with respect to a group health plan as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code or any Plan, or that the Obligor or any ERISA Affiliate could reasonably be expected to incur any material increase in liability pursuant to an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or Foreign Pension Plan.

Each Obligor will deliver promptly, upon request of Lender, a complete copy of the annual report (on Internal Revenue Service Form 5500 Series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and copies of any records, documents or other information that must be furnished to the PBGC or any other governmental agency with respect to any Plan pursuant to Section 4010 of ERISA. Obligor will provide such other information with respect to the condition or operations, financial or otherwise, of Obligor as Lender may from time to time reasonably request.

          In addition to any certificates or notices delivered to the Lender pursuant to this section 5.1(u)(i) through (vii), copies of any records, documents or other information required to be furnished to the PBGC or any other governmental agency, and any material notices received by any Obligor or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or by any Obligor with respect to any Foreign Pension Plan shall be delivered to the Lender no later than fifteen (15) days after the date such records, documents, and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Obligor or any ERISA Affiliate, as applicable. Notwithstanding the foregoing, no statement or notice described in this Section 5.1(u)(i) through (vii) shall be required to be provided unless the event or events to which such statement or notice described in this section 5.1(u)(i) through (vii) could individually or in the aggregate be expected to result in liabilities to the Obligors or their ERISA Affiliates in excess of $75,000.

          (v) Plan Assets. Obligor will do, or cause to be done, all things necessary to ensure that it is not deemed an "employee benefit plan" subject to the fiduciary responsibility provisions of ERISA, a "plan" within the meaning of
Section 4975(e)(1) of the Code or any entity whose assets include the assets of any such employee benefit plan or plan by reason of 29 C.F.R. 2510.3-101 or otherwise, or by reason of any substantially similar Federal, state or local law. If requested by Lender, Obligor shall deliver to Lender within thirty (30) days after the request, an opinion of counsel stating that Obligor is in compliance with the first sentence of this section 5.1(v).

          (w) Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Obligor of this Agreement or the other Loan Documents.

          (x) Environmental Matters. Except for matters set forth in the Environmental Reports delivered to Lender prior to the date hereof:

          (i) each Property in which Obligor owns an interest is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Obligor, the related Property Manager or other appropriate Person of all Permits required in connection with the ownership and operation of such Property under all Environmental Laws) except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

          (ii) There is no Environmental Claim pending or, to the actual knowledge of Obligor, threatened, except as is not reasonably likely to result in a Material Adverse Effect.

          (iii) There have not been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim except as is not reasonably likely to result in a Material Adverse Effect.

          (iv) Without limiting the generality of the foregoing, there is not present at, on, in or under any such property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint, except as is not reasonably likely to result in a Material Adverse Effect.

          (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to any such Property and, to Obligor's actual knowledge, no Governmental Authority has been taking or is in the process of taking any action to subject such Property to Liens under any Environmental Law.

          (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Obligor in relation to the Property which have not been made available to Lender.

          (y) Assignment or Participation of Notes. In the event that Lender notifies Obligor that a sale of any of the Notes or any interest in any thereof (an "Assignment") (including, without limitation, a sale or transfer of any of the Notes held by Lender to a trust, partnership, business trust or other issuance vehicle accompanied by the simultaneous issuance by such vehicle of a security backed by or representing an interest in such Notes, either alone or together with other assets transferred by Lender or other parties), or a sale of a participation interest in any of the Notes (a "Participation"), to another party is desirable, then Obligor agrees reasonably to cooperate with Lender in order to effectuate such Assignment or Participation, including in connection with the Participation to be purchased by Goldman Sachs Mortgage Company or its designee on the Closing Date; provided, however, that Obligor shall not be required to incur any out-of-pocket cost or pay any amount under the Loan Documents in connection with the origination of an Assignment or Participation, other than the Participation to be sold to GSMC or its designee on the Closing Date.

          (z) Standards for Hotels. It shall perform such work as is necessary to maintain standards at least as high as those standards that currently apply to each Property and otherwise are in compliance with the standards of the applicable Franchisor under the applicable Franchise Agreement or, if there is no Franchise Agreement, then in the franchise agreement which is standard for such Franchisor. Any work to be completed in accordance with this provision shall be completed despite the unavailability or insufficiency, if any, of funds in the Deferred Maintenance and Environmental Conditions Reserve Account or any reserve account maintained by such Borrower to complete such work.

          (aa) Hotel Open for Business. It shall operate (or cause the Property Manager to operate) each Property owned directly or indirectly by it as a hotel open for business under the applicable Franchise Agreement, or, if there is no Franchise Agreement, under the brand name in place as of the date hereof.

          (bb) Cause Performance by Other Parties. It shall use its best efforts to cause the applicable Property Managers to perform their obligations under the applicable Property Management Agreements.

          (cc) Physical Condition. With respect to each Property in which it owns an interest, it shall repair and restore such Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components (the "Improvements"), to the extent that such Property and such Improvements are not in good condition, order and repair in all respects material to the use, operation or value of such Property.

          (dd) Conflicts. It acknowledges that in the event of a conflict between the provisions of the Operating Leases and the Loan Documents (including, without limitation, provisions relating to reports and records, financial plans, capital expenditures by the lessor under the Operating Leases, liquor licenses, and destruction and eminent domain (including any termination rights of any party in connection therewith)), the provisions of the Loan Documents shall govern.

          (ee) Deferred Maintenance and Environmental Remediation. Obligors shall substantially complete the remediation of all Deferred Maintenance Conditions and Environmental Conditions described on Schedule E hereto on or before the dates set forth on such Schedule; provided that for purposes hereof, substantial completion shall mean completion of the items in question other than immaterial punch list items without regard to the $50,000 amount set forth in the definition of "Substantial Completion."

          (ff) Westin Mission Hills Closure Report. With respect to the Property known as the Westin Mission Hills, Borrowers shall deliver to Lender as soon as possible after the Closing a closure report from the relevant governmental authority relating to the underground diesel storage tanks recently removed by Borrowers from such Property.

          Section 5.2 Operator Covenants. Each Operator covenants and agrees with Lender that:

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          (a) Operating Lease Payments. With respect to each Operating Lease, it will make all Operating Lease Payments to the Clearing Account relating to the Property which is the subject of such Operating Lease.

          (b) Conflicts between Operating Leases and Loan Documents. Notwithstanding the terms and provisions of the Operating Leases, in the event of a conflict between the Operating Leases and the Loan Documents, such Operator shall act in accordance with the terms of the Loan Documents.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

          Section 6.1 Obligor's Negative Covenants. Each Obligor covenants and agrees with Lender that it will not, directly or indirectly, violate or permit the direct or indirect violation of any of the following:

          (a) Operation of Property. Obligor shall not, without Lender's prior consent (except as elsewhere herein expressly provided): (i) surrender or terminate any Material Agreements which are service agreements or retail tenant leases (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (ii) surrender or terminate any Property Management Agreements, or permit or suffer any significant delegation or contracting of any Property Manager's duties (unless the Property Manager is in material default and the termination of such agreement would be commercially reasonable or unless the Property Manager is being replaced with an Acceptable Property Manager pursuant to a commercially reasonable property management agreement), (iii) increase or consent to the increase of the amount of any charges under any Material Agreement, except as provided therein or on an arms'-length basis and commercially reasonable terms;
(iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement in any material respect, except on an arms'-length basis and commercially reasonable terms, or
(v) (1) surrender or terminate any Franchise Agreement to which it is a party or permit any surrender or termination thereof or (2) amend, modify or alter the terms of such Franchise Agreement in any material respect; provided, however, that it may cancel, release, terminate or surrender any such Franchise Agreement in connection with the substitution of an Acceptable Franchisor (such cancellation, release, termination or surrender to be referred to as a "Reflagging") only if (a) it shall deliver to Lender no later than thirty (30) days prior to the proposed Reflagging an Officer's Certificate stating that it shall cause the Property in which it owns an interest to come under a new Franchise Agreement with an Acceptable Franchisor of equal or better class and of the same type, (b) it shall deliver to Lender no later than thirty (30) days prior to the proposed Reflagging a copy of such new Franchise Agreement (including a Franchisor Letter) to Lender for its consideration, and such new Franchise Agreement and Franchisor Letter shall be in form and substance satisfactory to Lender in its sole discretion and with terms as favorable to such Obligor as the Franchise Agreement in effect on the date hereof, (c) it shall deliver to Lender no later than thirty (30) days prior to the proposed Reflagging an Officer's Certificate stating the costs, nature, scope and timing of the work or


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changes associated with such Reflagging, and Lender shall determine that any
Alteration, Expansion or other work or changes associated with such Reflagging shall be reasonably likely to be completed no later than three years prior to the Maturity Date, (d) with respect to all of the Properties, there shall be no more than one such Reflagging each year, (e) Borrowers shall have received a Rating Confirmation with respect to such Reflagging, and (f) in the event that the costs associated with such Reflagging involve costs for any Alteration or Expansion or any other construction, reserves or improvements which Lender reasonably estimates to be greater than the Threshold Amount applicable to such Property, Obligor shall deposit Eligible Collateral in an amount equal to such unpaid costs into an escrow account which Eligible Collateral, in the case of an Alteration, Expansion, construction or other improvement, shall be deposited and released in accordance with Section 7.1(j) hereto, and in all other cases shall be deposited in an escrow account and ultimately released to Borrower upon delivery to Lender of (a) an Officer's Certificate stating that (i) to the knowledge of the certifying person, no Event of Default has occurred and is continuing and (ii) such unpaid costs have been paid and (b) copies of receipts evidencing the same. Such escrow accounts shall be in the name of Lender and, except to the extent required by law, such accounts shall be maintained in accordance with the terms of Section 12.2 hereof. Notwithstanding anything herein to the contrary, in no event shall a Reflagging take place during the three years prior to the Maturity Date.

          (b) Liens. Subject to Section 5.1(b)(ii) hereof, Obligor shall not, without the prior written consent of Lender, create, incur, assume, permit or suffer to exist any Lien on any portion of any Property in which it owns an interest, except (i) Permitted Encumbrances, (ii) Liens created by or permitted pursuant to the Loan Documents and (iii) Liens for Taxes or Other Charges not yet delinquent.

          (c) Dissolution. Obligor shall not dissolve, terminate, liquidate, merge with or consolidate into another Person. Except as expressly permitted in
Section 6.1(h)(ii), Obligor shall not, and shall not permit or suffer any Affiliate, directly or indirectly, to (i) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Obligor, or (ii) cause the managing member of Obligor, or any other member of Obligor to (A) dissolve, wind up or liquidate or take any action, or omit to take any action, as a result of which the Obligor or its managing member would be dissolved, wound up or liquidated in whole or in part, (B) amend, modify, waive or terminate the articles of incorporation or by-laws of the managing member of Obligor, or (C) amend, modify, waive or terminate the operating agreement of Obligor, without, in each instance, obtaining the prior written consent of Lender or Lender's designee.

          (d) Change in Business. Obligor shall not enter into any line of business other than the ownership, maintenance, financing, refinancing and operation of the Properties in which it owns an interest, (in each case subject to the terms hereof), or make any material change in the scope or nature of its business objectives or purposes, or undertake or participate in activities other than the continuance of its present business.

          (e) Debt Cancellation. Obligor shall not cancel or otherwise forgive or release any claim or debt owed to Obligor by any Person, including any arising under any of the Leases


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
and Material Agreements except (i) with respect to the Leases and Material Agreements, in accordance with and subject to the terms of this Agreement and
(ii) with respect to other matters, for adequate consideration in the ordinary course of Obligor's business and on commercially reasonable terms, subject to other restrictions contained herein or in any other Loan Document.

          (f) Affiliate Transactions. Obligor shall not enter into, or be a party to, any transaction with an Affiliate of Obligor or any of the members of Obligor except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Obligor or such Affiliate than would be obtained in a comparable arms'-length transaction with an unrelated third party.

          (g) Zoning and Uses. Obligor shall not, with respect to any Property in which it owns an interest, (i) initiate or support any limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property or use or permit the use of the Property in a manner that would result in such use becoming a non-conforming use under applicable land-use restrictions (and, if any, zoning ordinances) or that would violate the terms of any Lease, Operating Agreement, Legal Requirements or any Permitted Encumbrance, (ii) modify, amend or supplement any of the terms of any Permitted Encumbrance in a manner adverse to the interests of Lender, (iii) modify, amend or supplement any of the terms of any other Permitted Encumbrance in a manner adverse to the interest of Lender, (iv) impose or permit or suffer the imposition of any restrictive covenants, easements or encumbrances upon the Property in any manner that adversely affects in any material respect the value or utility of the Property,
(v) execute or file any subdivision plat affecting the Property, institute, or permit the institution of, proceedings to alter any tax lot comprising the Property or (vi) permit or suffer the Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

          (h) Debt. Other than the Permitted Indebtedness, Obligor shall not create, incur or assume any of the following: (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) indebtedness evidenced by a note, bond, debenture or similar instrument; (iii) any letter or letters of credit issued for the account of Obligor to the extent there are unreimbursed amounts drawn thereunder; (iv) indebtedness secured by a Lien on any property owned by Obligor (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet due and payable;
(v) any obligation of Obligor directly or indirectly guaranteeing any indebtedness or other obligation of any other Person in any manner; (vi) any payment obligations of Obligor under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements; or (vii) any contractual indemnity obligations of Obligor.

          (i) Transfers.

          (i) General Limitation. Unless such action is permitted by the subsequent provisions of this Section 6.1(i) or by the terms of Section


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
     5.1(s) hereof and except for Permitted Encumbrances and Permitted Indebtedness, Obligor will not, without Lender's prior written consent and a Rating Confirmation with respect to the transfer or other matter in question, (A) sell, assign, convey, transfer or otherwise dispose of or encumber (except as otherwise provided herein) legal, Beneficial or equitable interests in all or any part of any Property owned by it, the Obligor or its managing member, (B) permit or suffer any owner, directly or indirectly, of a legal, Beneficial or equitable interest in any Property owned by it, the Obligor or its managing member to transfer such interest, whether by transfer of stock or other Beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part the legal, Beneficial or equitable interests in all or any part of any Property owned by it, the Obligor or managing member, or (D) file a declaration of condominium with respect to any Property owned by it.

          (ii) Sale of the Property. Except as may be set forth elsewhere in this Section 6.1(i), Borrowers shall have the one-time right with respect to each Property, subject to a Rating Confirmation with respect to such transaction (and subject to the consent in writing of one hundred percent (100%) of the holders of the Certificates, in the case of a sale of the Properties known as the Phoenician and the Sheraton San Diego resulting in less than 51% of the direct or indirect legal, Beneficial and equitable interests in the applicable Borrowers and such Properties being owned by Sponsors) (or Lender's consent, in its sole discretion, if prior to a Securitization), to sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in such Property, subject to the Loan and at any time prior to the Anticipated Repayment Date if:

               (A) after giving effect to the proposed transaction:

                         (1) the Property will be owned by a Single Purpose
                    Entity (the "Permitted Transferee") which will be in compliance with the representations, warranties and covenants contained in Section 4.1(cc) hereof (as if the Permitted Transferee shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the proposed transaction), and which shall have executed and delivered to Lender an assumption agreement in form and substance acceptable to Lender, evidencing the proposed transferee's agreement to act as the Borrower and to abide and be bound by all the terms, covenants and conditions set forth in this Agreement, the Notes, the Security Instrument and the other Loan Documents, together with such legal opinions and title


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
                    insurance endorsements as may be reasonably requested by Lender;

                         (2) an Acceptable Property Manager shall continue to
                    act as Property Manager;

                         (3) no Event of Default shall have occurred and be
                    continuing;

                         (4) at least 51% (or, in the case of the Properties
                    known as the Phoenician and the Sheraton San Diego Hotel & Marina, 10%) of the direct or indirect legal, Beneficial and equitable interests in Borrower (i.e., the Permitted Transferee) and such Property shall be owned by Sponsors, and all of such interests which are not held by Sponsors shall be held by one or more Approved Transferees;

                         (5) Sponsor shall continue to possess Management
                    Control of such Property and the Borrower owning such Property; and

          (B) prior to any such transaction, the proposed transferee shall deliver to Lender an Officer's Certificate stating that either (x) such transferee is an employee pension plan or other retirement arrangement or account that is subject to Title I of ERISA or is a Plan and the obligations under this Agreement are not, and the exercise of rights under this Agreement will not, constitute a non-exempt prohibited transaction; or
     (y) the transferee is a "governmental plan" (as defined in Section 3(32) of ERISA), and the obligations under this Agreement, and the exercise of rights under this Agreement, do not and will not violate any applicable state statutes regulating investments by or fiduciary obligations with respect to governmental plans; or (z) the proposed transferee is not an Employee Benefit Plan or a "governmental plan" or a Plan, and (i) such proposed transferee is not subject to state statutes regulating investments by or fiduciary obligations with respect to "governmental plans" and (ii) the underlying assets of the proposed transferee do not, for purposes of ERISA, constitute assets of the Employee Benefit Plans holding an equity interest in such proposed transferee; and

          (C) Lender shall have received payment of, or reimbursement for, all reasonable costs and expenses incurred by Lender (and the Servicer) in connection therewith (including, without limitation, reasonable attorneys' fees and disbursements).


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
          (iii) Transfers of Interests in Borrower. If no Event of Default shall have occurred and be continuing, the holder of any direct or indirect interest in Borrower may transfer such interest to any Person if after giving effect to such transfer:

               (A) the Properties in which Borrower owns an interest, will be directly owned by a Single Purpose Entity in compliance with the representations, warranties and covenants in Section 4.1(cc) hereof (as if Borrower shall have remade all of such representations, warranties and covenants as of, and after giving effect to, the transfer);

               (B) Sponsor directly or indirectly owns at least fifty-one percent (51%) of the legal, Beneficial and equity interests in Borrower and the remaining interests in such Borrower are owned by one or more Approved Transferees and each such proposed transfer has been affirmed by a Rating Confirmation; provided that, after giving effect to any transfer described in the immediately preceding clause, in no event shall any Person other than Sponsor exercise Management Control over the Borrower or any Property owned by such Borrower;

               (C) if there has been a transfer of any portion of any managing member's interest in Borrower, Borrower shall have first delivered to Lender an Officer's Certificate and legal opinion of the types described in clause 6.1(i)(iv) below; and

               (D) if there has been a transfer of any direct interest in the managing member of Borrower which managing member is the requisite Single Purpose Entity, such transfer will require an Officer's Certificate and legal opinion of the types described in clause 6.1(i)(iv) below.

          (iv) Notice Required. Not less than five (5) Business Days prior to the closing of any transaction permitted under the provisions of this
     Section 6.1(i), Borrower shall deliver or cause to be delivered to Lender
     (A) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted hereunder and under the other Loan Documents, together with any documents upon which such Officer's Certificate is based, and (B) a legal opinion of counsel to Borrower or the transferee selected by either of them (to the extent approved by Lender and the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the Borrower, and of its managing member, will not be substantively consolidated with


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
     the assets of such owners of Borrower as Lender or the Rating Agencies may specify, in the event of a bankruptcy or similar proceeding involving such owners.

          (v) Sale of Equipment. Notwithstanding the above provisions of this
     Section 6.1(i), Obligor may transfer or dispose of Equipment that is either being replaced or that is no longer necessary in connection with the operation of any owned by Obligor, free from the interest of Lender under this Agreement or any other Loan Document, provided such transfer or disposal (when compared to the non-transfer or non-disposal of such Equipment) will not materially adversely affect the value of the related Property, will not impair the utility thereof and will not result in a reduction or abatement of, or right of offset against, the rentals or other amounts payable under any Lease or any Operating Agreement, in either case as a result thereof, provided that any new Equipment acquired by Obligor (and not so disposed of) shall be subject to the interest of Lender under this Agreement and the other Loan Documents unless leased to Obligor (in which event, Lender shall be made a collateral assignee of Obligor's interest in such lease (but, unless expressly subsequently assumed by Lender, Lender shall have no obligations under Obligor's interest therein)).

          (j) Nonexempt ERISA Transactions. Obligor shall not engage in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, as such sections relate to Obligor, or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Security Instruments or any other Loan Document) to be a non-exempt prohibited transaction under ERISA.

          The Obligor shall not, and it shall not permit any ERISA Affiliate to,
(i) permit any Plan to incur any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or (ii) permit the Underfunding with respect to all Plans which have any Underfunding to give rise to a Material Adverse Effect.

          (k) Misapplication of Funds. Obligor shall not distribute any Operating Income from any Property in which it owns an interest or any Proceeds in violation of the provisions of this Agreement, fail to remit amounts to the Deposit Account or any of the Collateral Accounts as required under this Agreement, or misappropriate any security deposits or portion thereof.

          (l) Assignment of Licenses and Permits. Except in connection with a transfer permitted under Section 6.1(i) hereof, or otherwise required by law, Obligor shall not assign or transfer any of its interest in any Permits pertaining to any Property in which it owns an interest, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to such Property.

          (m) Place of Business. Obligor shall not change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

          (n) Modifications and Waivers. Obligor shall not:

          (i) Amend, modify or surrender any material rights or remedies under any of the Leases with Major Tenants without the approval of the Lender;

          (ii) Enter into any Lease which does not provide that it is subject and subordinate to the lien of the Security Instrument and under which the Tenant agrees to attorn to Lender;

          (iii) amend, modify or surrender any material rights under or terminate any Material Agreement without the consent of Lender in its Discretion;

          (iv) amend, modify or terminate the operating agreement of Obligor in any manner that would reasonably be expected to have a Material Adverse Effect; or

          (v) amend, modify or surrender or waive any material rights or remedies under, or enter into or exercise an option to terminate, any other agreement material to the value or operation of the Properties unless, in the case of any such termination, Obligor replaces the terminated agreement within a commercially reasonable period with another agreement which provides substantially equivalent benefits to Obligor, on terms and conditions no worse to Obligor, than the corresponding benefits, terms and conditions which applied under the agreement replaced.

          (o) The Obligors owning an interest in the Property known as the Westin Mission Hills shall not grant any easement or other encumbrance on such Property or otherwise transfer, sell or hypothecate any portion of such Property to the property developers known as the Toll Brothers or to any other property developers of adjacent properties, unless such easement or encumbrance is limited to the perimeter of such Property (provided, however, that such Obligors may grant an easement or encumbrance for an access road and may construct a golf cart tunnel over which such access road may run) but only if, in each such case, the granting of such easement has no impact on the use, operation or value of the Property, as evidenced by the delivery by such Obligors of an appraisal and a determination by Lender in its Discretion that the construction and use of such road shall not interrupt hotel services, facilities or amenities and shall not encroach on any of the improvements situated on the

     Property, including, without limitation, buildings, parking lots, golf courses, swimming pools and other amenities. Lender in its Discretion may additionally require a Qualified Survey to confirm that such road shall not encroach on improvements located on such Property. In the event that Borrowers comply with each of the conditions set forth in this paragraph and grant only the easements which conform thereto and do not grant any other easement with respect to such Property, then Lender agrees to subordinate its Security Instruments relating to such Property to such easements.

          (p) Obligors shall not take more than 2% of all rooms at any single Property out of service in connection with Material Alterations or Expansions during periods which in the applicable location have historically been "peak seasons."

          (q) None of the real or personal property currently owned by Borrowers or Operator shall be transferred to or otherwise owned by Operator II. If at any time Operator II comes to own such real or personal property, Borrowers and Operator II shall promptly so notify Lender and Operator II shall execute a security agreement and/or mortgage, as applicable, in respect of such real or personal property, which agreement or mortgage shall constitute additional collateral for the Loan.

          Section 6.2 Operator's Negative Covenants. Each Operator covenants and agrees with Lender that it will not, directly or indirectly, assign, transfer, or encumber any interest in the Operating Lease to which it is a party or permit or agree to any supplement, modification, amendment, renewal, extension or subordination of such Operating Lease, or accept any waiver from the lessor thereunder.

                                   ARTICLE VII

                       ALTERATIONS AND EXPANSIONS; LEASING

          Section 7.1 Alterations and Expansions. No Obligor shall perform or undertake any Alteration or Expansion, except in accordance with the following terms and conditions:

          (a) The Alteration or Expansion shall be undertaken in accordance with the applicable provisions of this Agreement, the other Loan Documents, the Operating Agreements and the Leases, and all Legal Requirements.

          (b) No Event of Default shall have occurred and be continuing or shall occur as a result of such action.

          (c) A Material Alteration or Material Expansion shall not be commenced unless Obligors have obtained the prior approval of Lender (which approval shall not be


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
unreasonably withheld or delayed). Any request for approval of a Material Alteration or Material Expansion shall be in writing and accompanied by a reasonably detailed description of such Material Alteration or Material Expansion.

          (d) A Material Alteration or Material Expansion shall be conducted under the supervision of an Independent Architect or Engineer and shall not be commenced by or on behalf of any Obligor at any Property unless (i) the applicable Obligor shall have caused to be delivered to Lender detailed plans and specifications and cost estimates therefor, which plans, specifications and estimates shall have been prepared and approved in writing by the Independent Architect, and (ii) Lender shall have approved such plans, specifications and estimates in writing, which approval (A) shall be deemed given with respect to cost estimates for each Material Alteration and Material Expansion described in the Approved Budget, and (B) shall otherwise not be unreasonably withheld or delayed by Lender.

          (e) Any approval of Lender required in clause (c) or (d) above accompanied by the items referred to in clause (c) or (d) above shall be deemed given if Lender shall not have notified the relevant Obligor in writing of its disapproval within fifteen (15) Business Days after such Obligor has given Lender written notice that at least fifteen (15) Business Days have elapsed since such first written request was given and which is captioned on the first page of such request with the following legend in bold face type: "WARNING:
FAILURE TO RESPOND TO THIS COMMUNICATION WITHIN FIFTEEN (15) BUSINESS DAYS OF THE DATE OF RECEIPT OF THIS NOTICE WILL BE DEEMED CONSENT TO THE ACTIONS FOR WHICH YOUR CONSENT IS REQUESTED HEREIN."

          (f) Other than in connection with any Restoration, the Alteration or Expansion may not in and of itself, either during the Alteration or Expansion or upon completion, adversely affect the fair market value of the relevant Property or the annual Net Operating Income, taking into account the required escrows (or completion bond) provided under Section 7.1(j)(i) below; provided that if, as reasonably determined by the Lender, such Alteration or Expansion would adversely affect the annual Net Operating Income, then in order to proceed with the Alteration or Expansion, the Lender may, in its sole discretion, as a condition to granting the consent to the Alteration or Expansion, require the Obligor to deliver to Lender Eligible Collateral in the total amount of the estimated reduction in Net Operating Income resulting from the Alteration or Expansion as additional security for the Debt, which Eligible Collateral shall be returned to Obligor after completion of the Alteration or Expansion if the reduction in Net Operating Income has been restored and no Event of Default has occurred and is continuing.

          (g) All work done in connection with any Alteration or Expansion shall be performed with due diligence to Final Completion in a good and workmanlike manner, all materials used in connection with any Alteration or Expansion shall be not less than the standard of quality of the materials generally used at such Property as of the date hereof (or, if greater, the then-current customary quality in the submarket in which such Property is located) and all work shall be performed and all materials used in accordance with all applicable Legal Requirements and Insurance Requirements.

          (h) The cost of any Alteration or Expansion shall be promptly and fully paid for by Obligor, subject to the next succeeding sentence. No payment made to any contractor, subcontractor, materialman, supplier, engineer, architect, project manager or other Person who renders services or furnishes materials in connection with an Alteration, Expansion or Restoration shall exceed ninety percent (90%) of the first 50% of the value of such work performed from time to time and materials furnished and incorporated into the Improvements.

          (i) Other than in connection with any Restoration, the Alteration or Expansion will not, (i) under any then existing Lease with a Major Tenant, entitle one or more Major Tenants to terminate their respective Leases or any operating covenant under any Material Agreements or abate rent or otherwise give rise to any other rights of lessees or such other parties that would have a Material Adverse Effect on the value of such Property.

          (j) With respect to any Material Alteration or Material Expansion:

          (i) Obligor shall have delivered to Lender Eligible Collateral in an amount equal to at least the total estimated remaining unpaid costs of such Material Alteration or Material Expansion which Eligible Collateral shall be held by Lender as security for the Debt and released to the applicable Obligor as such work progresses in accordance with Section 7.1(j)(iii) hereof; provided, however, in the event that any Material Alteration or Material Expansion shall be made in conjunction with any Restoration with respect to which Obligor shall be entitled to withdraw Proceeds pursuant to
     Section 8.1.2(b) hereof (including any Proceeds remaining after completion of such Restoration), the amount of the Eligible Collateral to be furnished pursuant hereto need not exceed the aggregate cost of such Restoration and such Material Alteration or Material Expansion (in either case, as estimated by the Independent Architect) less the sum of the amount of any Proceeds which Obligor is entitled to withdraw pursuant to Section 8.1 hereof;

          (ii) Prior to commencement of construction of such Material Alteration or Material Expansion, Obligor shall deliver to Lender a schedule (which shall be concurred in by the Independent Architect) setting forth the projected stages of completion of such Alteration or Expansion and the corresponding amounts expected to be due and payable by or on behalf of Obligor in connection with such completion, such schedule to be updated quarterly by Obligor (and concurred with by an Independent Architect) during the performance of such Alteration or Expansion.

          (iii) Any Eligible Collateral that Obligor delivers to Lender pursuant hereto (and the proceeds of any such Eligible Collateral) shall be invested (to the extent such Eligible Collateral can be invested) by Lender as directed by Obligor in Permitted Investments for a period of time


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
     consistent with the date on which Obligor notifies Lender that Obligor expects to request a release of such Eligible Collateral in accordance with the next succeeding sentence. From time to time as the Alteration or Expansion progresses, the amount of any Eligible Collateral so furnished may, upon the written request of Obligor to Lender, be withdrawn by Obligor and paid or otherwise applied by or returned to Obligor in an amount equal to the amount Obligor would be entitled to so withdraw if Section 8.1.2(e) hereof were applicable, and any Eligible Collateral so furnished which is a Credit Facility may be reduced by Obligor in an amount equal to the amount Obligor would be entitled to so reduce if Section 8.1.2(e) hereof were applicable, subject, in each case, to the satisfaction of the conditions precedent to withdrawal of funds or reduction of the Credit Facility set forth in Section 8.1.2(e) hereof. In connection with the above-described quarterly update of the projected stages of completion of the Material Alteration or Material Expansion (as concurred with by an Independent Architect), Obligor shall increase (or be permitted to decrease, as applicable) the Eligible Collateral then deposited with Lender as necessary to comply with Section 7.1(j)(i) hereof.

          (iv) At any time after Final Completion of such Alterations or Expansions, the whole balance of any Cash deposited with Lender pursuant to
Section 7.1(j) hereof then remaining on deposit may be withdrawn by Obligor and shall be paid by Lender to Obligor, and any Eligible Collateral so deposited shall, to the extent it has not been called upon, reduced or theretofore released, be released by Lender to Obligor, within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and as to the following clauses (A) and (B) of this clause also a certificate of the Independent Architect, setting forth in substance as follows:

               (A) that such Alteration(s) or Expansions has been completed in accordance with any plans and specifications therefor previously filed with Lender under Section 7.1(c) hereof;

               (B) that to the knowledge of the certifying Person, (x) such Alteration(s) or Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Property affected by such Alteration(s) or Expansion(s), Obligor has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

               (C) that to the knowledge of the certifying Person, all amounts that Obligor is or may become liable to pay in respect of


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          such Alteration(s) or Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the Property are located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Alteration or Expansion or at its sole cost and expense, Obligor shall cause a nationally recognized title insurance company to deliver to Lender an endorsement or title update, as applicable, to the Qualified Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy, in such form, in such amounts and with such endorsements as the Qualified Title Policy, which policy shall be dated the date of completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Obligor is unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration or Expansion, then, assuming Obligor is able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Obligor shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Obligor is unable to certify; and

               (D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

          (v) At any time prior to Final Completion but after Substantial Completion of such Alterations or Expansions, the whole balance of any Cash (less 110% of the amount of the Remaining Work, as such amount is reasonably estimated in writing by an Independent Architect) (the "Cash Holdback Amount") but in no event less than zero, deposited with Lender pursuant to Section 7.1(j) hereof then remaining on deposit, may be withdrawn by Obligor and shall be paid by Lender to Obligor, and any Eligible Collateral so deposited (less an amount of Eligible Collateral totalling the difference between the Cash Holdback Amount and the balance of any Cash deposited with Lender pursuant to Section 7.1(j) hereof then remaining on deposit) (the "Collateral Holdback Amount") shall, to the extent it has not been called upon, reduced or theretofore released, be released by Lender to Obligor, in each case within ten (10) days after receipt by Lender of an application for such withdrawal and/or release together with an Officer's Certificate, and as to the following


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clauses (A) and (B) of this clause also a certificate of the Independent
Architect, setting forth in substance as follows:

               (A) that such Alteration(s) or Expansions has been completed in accordance with any plans and specifications therefor previously filed with Lender under Section 7.1(c) hereof (other than the Remaining
          Work);

               (B) that to the knowledge of the certifying Person, (x) such Alteration(s) or Expansion(s) has been completed in compliance with all Legal Requirements, and (y) to the extent required for the legal use or occupancy of the portion of the Property affected by such Alteration(s) or Expansion(s), Obligor has obtained a temporary or permanent certificate of occupancy (or similar certificate) or, if no such certificate is required, a statement to that effect;

               (C) that to the knowledge of the certifying Person, all amounts that Obligor is or may become liable to pay in respect of such Alteration(s) or Expansion(s) through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the Property are located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Alteration or Expansion or at its sole cost and expense, Obligor shall cause a nationally recognized title insurance company to deliver to Lender an endorsement or title update, as applicable, to the Qualified Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy, in such form, in such amounts and with such endorsements as the Qualified Title Policy, which policy shall be dated the date of Substantial Completion of the Material Alteration and shall contain no exceptions other than Permitted Encumbrances; provided, however, that if, for any reason, Obligor is unable to deliver the certification required by this clause (C) with respect to any costs or expenses relating to the Alteration or Expansion, then, assuming Obligor is able to satisfy each of the other requirements set forth in clauses (A) and (B) above, Obligor shall be entitled to the release of the difference between the whole balance of such Eligible Collateral and the total of all costs and expenses to which Obligor is unable to certify; and


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               (D) that to the knowledge of the certifying Person, no Event of
          Default has occurred and is continuing.

          Upon completion of the Remaining Work, Lender shall release to Obligor the Cash Holdback Amount and the Collateral Holdback Amount within ten (10) days after receipt by it of an application for such withdrawal and/or release together with an Officer's Certificate setting forth in substance as follows (provided, that Lender shall be entitled to keep the Cash Holdback Amount and the Collateral Holdback Amount until the following documents are received by it):

               (A) that the Remaining Work has been completed in accordance with any plans and specifications therefor previously filed with Lender under Section 7.1(c) hereof;

               (B) that to the knowledge of the certifying Person, the Remaining Work has been completed in compliance with all Legal Requirements;

               (C) that to the knowledge of the certifying Person, all amounts that Obligor is or may become liable to pay in respect of the Remaining Work through the date of the certification have been paid in full or adequately provided for and, to the extent that such are customary and reasonably obtainable by prudent property owners in the area where the Property are located, that Lien waivers have been obtained from the general contractor and subcontractors performing such Remaining Work or, in the alternative, at its sole cost and expense, Obligor shall cause a nationally recognized title insurance company to deliver to Lender an endorsement or title update, as applicable, to the Qualified Title Policy, updating such policy and insuring over such Liens without further exceptions to such policy other than Permitted Encumbrances, or shall, at its sole cost and expense, cause a reputable title insurance company to deliver a lender's title insurance policy, in such form, in such amounts and with such endorsements as the Qualified Title Policy, which policy shall be dated the date of completion of the Remaining Work and shall contain no exceptions other than Permitted Encumbrances; and

               (D) that to the knowledge of the certifying Person, no Event of Default has occurred and is continuing.

          (k) Notwithstanding anything in the foregoing to the contrary, any expansion or alteration contemplated by the approved capital budget attached hereto as Schedule 9.2 shall not (during the first five years after Closing) be considered a Material Alteration or Expansion for which Lender's consent is required. In addition, during the first two years after Closing, any


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Alteration or Expansion shall be exempt from the requirement to deposit Eligible
Collateral, as set forth in Section 7.1(j). Except as set forth in the preceding two sentences, any other Material Alteration or Material Expansion shall require the consent of Lender and the deposit of Eligible Collateral pursuant to the terms of Section 7.1(j) hereof.

          Section 7.2 Inspections; Undertaking of Work. (a) (i) Obligors shall permit Lender and Lender's agents and representatives (including Servicer, Lender's engineer, architect or inspector) to enter onto each Property during normal business hours after reasonable notice to inspect the progress of any work being performed by or on behalf of any Obligor, including any Alterations or Expansions, and all materials being used in connection therewith, to examine all plans and shop drawings relating thereto and, following an Event of Default, to undertake and complete any work required to be undertaken in accordance with the terms hereof. Obligors shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 7.2 or the undertaking or completion of work pursuant to this Section 7.2.

          (ii) Lender may inspect any Property in connection with any work undertaken by or on behalf of a Obligor at any Property (subject to the limitations set forth in Section 7.2(a) above) prior to disbursing funds from any reserve account or otherwise, for such work. For any work (or series of related items of work) at any Property costing in excess of the Threshold Amount for such Property, Lender, at the applicable Obligor's expense, may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts therefor. The applicable Obligor shall pay a reasonable inspection fee for each inspection, conducted by an independent qualified professional.

          (b) Each Obligor shall collaterally assign to Lender, as additional security for the Loan, all rights and claims such Obligor may have against all Persons supplying labor or materials in connection with any Alterations or Expansions; provided, however, Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

          Section 7.3 Leasing.

          (a) Obligor shall observe the covenants set forth in Section 5.1(s) hereof.

          (b) At Obligor's request, Lender shall execute and deliver a Subordination, Non-disturbance and Attornment Agreement, among Lender, Obligor and any Tenant under a Lease permitted under Section 5.1(s) hereof, provided that such Tenant also executes and delivers such agreement in favor of Lender.


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                                  ARTICLE VIII

                            CASUALTY AND CONDEMNATION

          Section 8.1 Insurance; Casualty and Condemnation.

          8.1.1 Insurance.

          (a) Each Borrower, at its sole cost and expense, for the mutual benefit of such Borrower and Lender, shall keep each Property in which it owns an interest insured and obtain and maintain policies of insurance insuring against loss or damage by standard perils included within the classification "All Risks of Physical Loss" including earthquake damage. Such insurance (i) shall be in an aggregate amount equal to the then full replacement cost of each such Property and the Equipment (without deduction for physical depreciation) and (ii) shall have deductibles no greater than $100,000 (with deductibles for wind and earthquake coverage of no greater than 5% of replacement cost). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

          (b) Such Borrower, at its sole cost and expense, for the mutual benefit of such Borrower and Lender, shall also obtain and maintain the following policies of insurance:

          (i) Flood insurance if any part of each such Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and (A) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (B) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. In either case, the flood insurance shall be in an amount at least equal to the Loan Amount or the maximum limit of coverage available with respect to such Property under said program, whichever is less;

          (ii) Comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $2,000,000 with a $4,000,000 general aggregate for any policy year. In addition, at least $100,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees and disbursements;

          (iii) Rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty and equal to the greater of
     (A) the estimated gross revenues from the operation of such Property (including (x) the total payable under the Leases and (y) the total


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     amount of all other amounts to be received by Borrower or third parties that are the legal obligation of the Tenants), net of nonrecurring expenses, for a period of up to the next succeeding eighteen (18) months, or (B) the projected Operating Expenses (including debt service) for the maintenance and operation of the Property for a period of up to the next succeeding eighteen (18) months as the same may be reduced or increased from time to time due to changes in such Operating Expenses. The amount of such insurance shall be increased from time to time as and when the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases or decreases to the extent Rents or the estimates of gross revenue decrease;

          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to each such Property;

          (v) Worker's compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $2,000,000 which is scheduled to the excess and/or umbrella liability insurance as referenced in clause (ii) above;

          (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of such Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may reasonably request, in form and substance reasonably acceptable to Lender;

          (vii) Coverage to compensate for the cost of demolition and the increased cost of construction for each such Property in an amount reasonably satisfactory to Lender;

          (viii) If required by Lender, earthquake insurance in an amount equal to the probable maximum loss (as determined by Lender in its sole discretion) of such Property, provided, that any credit enhancement proposed to be provided by or on behalf of Borrower in connection with the deductible on such earthquake insurance shall be subject to the prior approval of the Rating Agencies (or Lender's approval, prior to a Securitization); and


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          (ix) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests, including, without limitation, law and ordinance coverage with respect to the Property.

          (c) All policies of insurance (the "Policies") required pursuant to this Section 8.1.1 shall be issued by companies approved by Lender and licensed to do business in the state where the Property is located. Further, unless otherwise approved by Lender and the Rating Agencies in writing, the issuer(s) of the Policies required under this Section 8.1.1 shall have a claims paying ability rating of "AA" or better by the Rating Agencies and an A.M. Best rating of A/X or better, except that the issuer(s) of the Policies required under
Section 8.1.1(b)(viii) hereof shall have a claims paying ability rating of "A" or better by the Rating Agencies and an A.M. Best rating of A/X or better. The Policies (i) shall name Lender and its successors and/or assigns as their interest may appear as an additional insured or as a loss payee (except that in the case of general liability insurance, Lender shall be named an additional insured and not a loss payee); (ii) shall contain a Non-Contributory Standard Lender Clause and, except with respect to general liability insurance, a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than such Borrower) and all rights of subrogation against any loss payee, additional insured or named insured; (iv) shall be assigned to Lender; (v) except as otherwise provided above, shall be subject to a deductible, if any, not greater in any material respect, in proportion to the coverage maintained, than the deductible for such coverage on the date hereof; (vi) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that no modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least ten (10) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium (provided, however, any insurance policies existing prior to and which are in full force and effect as of Closing may have a notice period of no less than ten (10) days only until such time as such policies are renewed, at which time such notice periods shall be no less than thirty (30) days); (vii) shall permit Lender to pay the premiums and continue any insurance upon failure of Borrower to pay premiums when due, upon the insolvency of Borrower or through foreclosure or other transfer of title to the Property (it being understood that Borrower's rights to coverage under such policies may not be assignable without the consent of the insurer); (viii) shall provide that any proceeds shall be payable to Lender and that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Borrower, Lender or any other named insured, additional insured or loss payee, except for the willful misconduct of Lender knowingly in violation of the conditions of such policy, (B) the occupation, use, operation or maintenance of the Property for purposes more hazardous than permitted by the terms of the Policy, (C) any foreclosure or other proceeding or notice of sale relating to the related Property or (D) any change in the possession of the related Property without a change in the identity of the


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
holder of actual title to such Property (provided that with respect to items (C) and (D), any notice requirements of the applicable Policies are satisfied); and
(ix) shall contain ordinance and law coverage.

          (d) Insurance Premiums; Certificates of Insurance.

          (i) Each Borrower shall pay the premiums for such Policies (the "Insurance Premiums" ) as the same become due and payable and shall furnish to Lender the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that such Borrower is not required to furnish such evidence of payment to Lender if such Insurance Premiums are to be paid by Lender pursuant to the terms of this Agreement). Within thirty (30) days after request by Lender, such Borrower shall obtain such increases in the amounts of coverage required hereunder as may be requested by Lender or as may be requested by the Rating Agencies, taking into consideration changes in liability laws, changes in prudent customs and practices, and the like. In the event such Borrower satisfies the requirements under this Section 8.1.1 through the use of a Policy covering properties in addition to the Property owned by such Borrower, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for such Property are separately allocated under such Policy to the Property and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Property, notwithstanding the failure of payment of any other portion of the insurance premiums. If no such allocation is available, Lender shall have the right to increase the amount required to be deposited into the Tax, Insurance and Ground Rents Escrow Account in an amount sufficient to purchase a non-blanket Policy covering such Property from insurance companies which qualify under this Agreement.

          (ii) Borrower shall deliver to Lender on or prior to the Closing Date certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified without thirty (30) days' prior notice to Lender, or thirty (30) days' notice with respect to nonpayment of premium. Borrower shall deliver to Lender, concurrently with each change in any Policy, a binder with respect to such changed Policy certified by the insurance company issuing that Policy who is an agent of such insurance company with power to bind such company, in substantially the same form and containing substantially


                                      127
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     the same information as the certificates required to be delivered by
     Borrower pursuant to the first sentence of this clause (d)(ii) and stating that all premiums then due thereon have been paid to the applicable insurers and that the same are in full force and effect (or if such certificate and report shall not be obtainable by Borrower, Borrower may deliver an Officer's Certificate to such effect in lieu thereof).

          (e) Renewal and Replacement of Policies.

          (i) Not less than fifteen (15) Business Days prior to the expiration, termination or cancellation of any Policy, Borrowers shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to Lender a binder and certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by Borrowers pursuant to clause
     (d)(ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.

          (ii) If Borrowers do not furnish to Lender the certificates as required under clause (e)(i) above, Lender may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums therefor, and Borrowers agree to reimburse Lender for the cost of such Insurance Premiums promptly on demand.

          (iii) Concurrently with the delivery of each replacement policy or a binding commitment for the same pursuant to this clause (e), Borrowers shall deliver to Lender a report from a reputable and experienced insurance broker or from the insurer, setting forth the particulars as to all insurance obtained by Borrower pursuant to this Section 8.1.1 and then in effect and stating that all Insurance Premiums then due thereon have been paid in full to the applicable insurers, that such insurance policies are in full force and effect and that, in the opinion of such insurance broker or insurer, such insurance otherwise complies with the requirements of this
     Section 8.1.1 (or if such report shall not be available after Borrowers shall have used their reasonable efforts to provide the same, Borrowers will deliver to Lender an Officer's Certificate containing the information to be provided in such report).

          (f) Separate Insurance. Borrowers will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this Section 8.1.1 unless such insurance complies with clause (c) above. In addition, the Borrower who is the owner of the Property known as the Sheraton Colony Square shall at all


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times maintain separate insurance covering boiler, machinery and other matters in connection with the central plant required by the Reciprocal Easement Agreement (Colony Square).

          (g) In the event of a Securitization, Borrower shall name any trustee, Servicer or Special Servicer designated by Lender as a loss payee, and any trustee, Servicer and Special Servicer as additional insureds, with respect to any Policy for which Lender is to be so named hereunder.

          8.1.2 Casualty; Application of Proceeds.

          (a) Right to Adjust.

          (i) If a Property is damaged or destroyed, in whole or in part, by a Casualty, the Borrower owning an interest in such Property shall give prompt written notice thereof to Lender, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, such Borrower, regardless of whether proceeds are available, shall in a reasonably prompt manner proceed to restore, repair, replace or rebuild the affected Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty, all in accordance with the terms hereof applicable to Alterations.

          (ii) Subject to clause (v) below, in the event of a Casualty with respect to a Property where the loss does not exceed $1 million (in the case of the hotels known as the Phoenician and the Sheraton San Diego) and $500,000 (in the case of all other Properties) for such Property, such Borrower may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for Lender any Proceeds.

          (iii) Subject to clause (v) below, in the event of a Casualty with respect to a Property where the loss exceeds $1 million (in the case of the hotels known as the Phoenician and the Sheraton San Diego) and $500,000 (in the case of all other Properties) for such Property, such Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at such Borrower's cost, in any such adjustments.

          (iv) The proceeds of any Policy shall be due and payable solely to Lender and held and applied in accordance with the terms hereof (or, if mistakenly paid to such Borrower, shall be held in trust by such Borrower for the benefit of Lender and shall be paid over to Lender by Borrower within one Business Day of receipt).


                                      129
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          (v) Notwithstanding the terms of clauses (ii) and (iii) above, Lender shall have the sole authority to adjust any claim with respect to a Casualty and to collect all Proceeds if an Event of Default shall have occurred and is continuing.

          (b) Borrower's Right to Apply to Restoration. In the event of (i) a Casualty that does not constitute a Material Casualty, or (ii) a Condemnation that does not constitute a Material Condemnation, Lender shall permit the application of the Proceeds (after reimbursement of any expenses incurred by Lender) to reimburse the applicable Borrower for the cost of restoring, repairing, replacing or rebuilding the related Property (the "Restoration"), in the manner required hereby, provided and on the condition that, no Event of Default shall have occurred and be then continuing and, in the reasonable judgment of Lender:

          (i) such Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any Leases or Material Agreements and the proceeds of any rental loss or business interruption insurance which such Borrower receives or is entitled to receive, in each case, due to such Casualty or Condemnation) and not materially less useful than the same was prior to the Casualty or Condemnation,

          (ii) such Property together with all the other Properties after such restoration will adequately secure the outstanding balance of the Loan,

          (iii) the Restoration can be completed by the earliest to occur of:

               (A) the 365th day following the receipt of the Proceeds (or if earlier, the 365th day after the Casualty or Condemnation, as applicable), or, with Rating Confirmation, such longer period as may reasonably be required,

               (B) the 365th day prior to the Maturity Date, and

               (C) with respect to a Casualty, the expiration of the payment period on the business interruption insurance coverage in respect of such Casualty, and

          (iv) after receiving reasonably satisfactory evidence to such effect, during the period of the Restoration, the sum of (A) income derived from such Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable together with such other monies as the applicable Borrower may irrevocably make available for the restoration, will equal or exceed 105% of the sum of (1) Operating Expenses and (2) the Debt Service.


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Notwithstanding the foregoing, if any of the conditions set forth in the proviso in this clause (b) is not satisfied, then, notwithstanding anything herein to the contrary, unless Lender shall otherwise elect, at its sole option, the Proceeds shall be applied to the prepayment of the Loan in accordance with the terms of Section 8.1.2(d) hereof.

          (c) Lender's Right to Apply to Repayment. In the event of a Material Casualty or a Material Condemnation, then Lender shall have the option, subject to the terms of the Reciprocal Easement Agreement on the Mortgaged Property known as the Sheraton Colony Square with respect to the central plant, which is required to be covered by separate insurance maintained by the related Obligors, (to be exercised by notice to Lender given not later than the thirtieth (30th) day after the receipt of the Proceeds) to apply the net Proceeds to the prepayment of the Debt in accordance with Section 8.1.2(d) hereof (and Borrower shall be entitled to receive a release of the Lien affecting such Property in accordance with the terms of Section 2.4.2 hereof, in which event such Proceeds shall be applied against the Release Amount for such Property) or, provided the conditions set forth in the proviso in Section 8.1.2(b) hereof are complied with, to have such Proceeds applied to reimburse Borrower for the cost of any Restoration in the manner set forth below in Section 8.1.2(e) hereof (and Lender shall be deemed to have elected prepayment if it shall fail to have given such notice within said 30-day period); provided, however, that if (x) in the reasonable judgment of Lender, the Property can be restored within twelve (12) months and prior to the Maturity Date to an economic unit not less valuable and not less useful than the same was prior to the Casualty or Condemnation and, after such restoration, will adequately secure the outstanding balance of the Loan, and (y) no Event of Default has occurred and is continuing, Lender shall be obligated to make such Proceeds available for the Restoration of such Property; provided further, however, that if such Casualty or Condemnation occurs during the six (6) months prior to the Maturity Date, Lender shall have no obligation to make such Proceeds available for the Restoration of the Property.

          (d) Application of Prepayment. Any application of Proceeds to the Debt pursuant to Section 8.1.2(b) or (c) above or 8.1.3(b) below shall be without any applicable prepayment premium except that if an Event of Default has occurred and is continuing, then Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Payments, if any, that would be required in respect of the principal being prepaid assuming Section 2.3.3 hereof were applicable. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Notes and shall not postpone or reduce any payments otherwise required pursuant to the Notes other than such last due payments; provided, however, that other than in connection with the release of the Westin Washington D.C., the amount secured by the Security Instrument on such Property shall not be reduced until such time as the aggregate principal balance of the Loan is less than or equal to 125% of the Allocated Loan Amount of such Property (i.e., $29,600,000).

          (e) Manner of Restoration and Reimbursement. If the applicable Borrower is entitled pursuant to Section 8.1.2(b) or (c) above to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed on a monthly basis upon Lender being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such


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other evidences of cost, payment and performance as Lender may reasonably require and approve, and (ii) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made in connection with the Restoration shall exceed ninety percent (90%) of the first fifty percent (50%) of the value of the work performed from time to time; funds other than Proceeds shall be disbursed prior to disbursement of such Proceeds; and at all times, the undisbursed balance of such Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of such Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Prior to any disbursement, Lender shall have received evidence reasonably satisfactory to it of the estimated cost of completion of the Restoration (such estimate to be made by Borrower's architect or contractor and approved by Lender in its reasonable discretion), and Borrower shall have deposited with Lender Eligible Collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net Proceeds. Any surplus which may remain out of Proceeds received pursuant to a Casualty shall be paid to Borrower after payment of such costs of Restoration. Any surplus which may remain out of Proceeds received pursuant to a Condemnation shall be delivered to Lender for deposit into the Capital Reserve Account to be held and disbursed in accordance with the terms of this Agreement.

          8.1.3 Condemnation.

          (a) Each Obligor shall promptly give Lender written notice of the actual or threatened commencement of any Condemnation affecting a Property in which it owns an interest and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, such Borrower, regardless of whether Proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with the terms hereof applicable to Alterations.

          (b) Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Proceeds in respect of a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Provided no Event of Default has occurred and is continuing, (x) in the event of a Condemnation where the loss does not exceed $500,000, Borrower may settle and compromise such Proceeds; provided that the same is effected in a competent and timely manner, and (y) in the event a Condemnation, where the loss exceeds $500,000, Borrower may settle and compromise the Proceeds only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any litigation and settlement discussions in respect thereof. Notwithstanding any Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), such Borrower shall continue to pay the Debt at the time and in the manner provided for in the Notes,


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this Agreement and the other Loan Documents, and the Debt shall not be reduced unless and until any Proceeds shall have been actually received and applied by Lender to expenses of collecting such Proceeds and to discharge of the Debt. Lender shall not be limited to the interest paid on the Proceeds by the condemning authority but shall be entitled to receive out of the Proceeds interest at the rate or rates provided in the Notes. Each Borrower shall cause any Proceeds that are payable to such Borrower to be paid directly to Lender to be held and applied in accordance with the terms hereof.

                                   ARTICLE IX

                              ACCOUNTS AND RESERVES

          9.1 Clearing Accounts.

          (a) Obligors shall establish and maintain with respect to each Property, with one or more depository institutions reasonably satisfactory to Lender, an account for the receipt of Rents, including without limitation credit card receivables (each, a "Clearing Account"). Each Clearing Account shall be an Eligible Account in the name of Obligors as debtor and Lender as secured party. Obligors shall cause such depository institutions to forward monthly statements of such accounts to Lender. Funds in the Clearing Accounts shall not be commingled with any other monies at any time.

          (b) Obligors hereby covenant to cause all Rents (including, without limitation, proceeds of business interruption insurance and credit card receivables) and all other moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the ownership or operation of the Properties to be deposited in the respective Clearing Accounts within 24 hours of receipt by the applicable Property Manager.

          (c) Obligors shall make no withdrawals from the Clearing Accounts, and Obligors shall not permit disbursement of any funds therefrom; provided, that on a daily basis, Obligors shall be required under the Clearing Account Agreement to cause the balance of such Clearing Accounts to be remitted into the Deposit Account.

          (d) On or prior to the Closing Date, Obligors shall execute and deliver to Lender, and cause each bank in which a Clearing Account is located to execute and deliver to Lender, a Clearing Account Agreement. In the event any bank in which a Clearing Account is located fails to comply therewith, Obligors will promptly move such Clearing Account to a bank which satisfies the applicable requirements set forth in the definition of Eligible Account and which will promptly execute and deliver to Lender such a Clearing Account Agreement.

          9.2 Deposit Account.

          (a) On or prior to the Closing Date, Obligors shall establish and thereafter maintain with a financial institution selected by Lender (as such financial institution may be changed from time to time by Lender in accordance with Section 9.2(d), the "Deposit Account Bank") an operating account (the "Deposit Account"), which shall be an Eligible Account in the


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name of Lender as secured party and under the sole dominion and control of
Lender. For purposes of the foregoing sentence, the definition of Eligible Account shall include an account which is approved by the applicable Rating Agencies rating the Certificates, and the definition of Eligible Institution shall include an institution whose ratings are approved by the applicable Rating Agencies rating the Certificates. Obligors shall have no right to make withdrawals from the Deposit Account. The Deposit Account Bank and Obligors shall execute and deliver to Lender on the Closing Date a Deposit Account Agreement which provides, inter alia, that no party other than Lender and the Servicer shall have the right to withdraw funds from the Deposit Account.

          (b) On each Payment Date (or on such prior date as the Deposit Account contains the sum applicable to such month of the amounts set forth in Section 9.2(b)(i) through (xiv)) (any such prior date, an "Early Payment Date"), provided no Event of Default has occurred and is continuing, the Servicer or Lender shall transfer from the Deposit Account, to the extent available therein, the following payments in the following order of priority (the "Waterfall Payments"); and provided, further, that any sums on deposit in the Deposit Account from the Early Payment Date up to but not including the next succeeding Payment Date, after the Waterfall Payments are made, shall be distributed on a daily basis to Borrowers, provided no Event of Default has occurred and is continuing and provided no Low NOI Period has occurred and is occurring (in which case such amounts shall be distributed to the Reserve Account):

          (i) to the Tax, Insurance and Ground Rents Escrow Account, the amounts then required to be reserved pursuant to Section 9.4 hereof;

          (ii) to Lender, the Monthly Debt Service Payment Amount;

          (iii) during the pendency of a monetary or other Specified Default, a Low NOI Period or after the Anticipated Repayment Date (if applicable), to Borrowers, an amount equal to the operating expenditures approved by Lender in the applicable Annual Budget (the "Budget Operating Amount") for the month immediately prior to the month in which such Payment Date occurs, exclusive of any Management Fees and Franchise Fees payable to Affiliates of the Sponsors, but inclusive of amounts necessary to reimburse actual third-party costs of such Property Managers (including salaries and costs for centralized services of the type described in Exhibit B to the Management Contracts, even if payable to Affiliates of Sponsors), provided that (a) no claims are then outstanding against any Obligor for the payment of money which are delinquent for more than 60 days (except for claims such Obligor is both contesting in good faith and as to which such Obligor has escrowed 125% of the amount thereof with Lender) (in the event that such claims are outstanding, Lender shall not be obligated to disburse to Obligors the Budget Operating Amount), and (b) the amounts disbursed to a Obligor pursuant to this clause (iii) shall be used by such Obligor solely to pay operating expenses properly allocable to such month (the receipt by a Obligor on a Payment


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
     Date of funds pursuant to this clause (iii) shall constitute a representation and covenant by Obligors that the foregoing subclauses (a) and (b) are accurate, unless Obligors shall have notified Lender of any inaccuracy therein prior to such Payment Date). Cost savings from one line item in such budget may be reallocated to other line items in such budget, provided that without the consent of Lender, no such reallocation shall cause an overall variance in the budget of more than 5%;

          (iv) during the pendency of a monetary or other Specified Default, a Low NOI Period or after an Anticipated Repayment Date (if applicable), to Borrower, an amount equal to the Capital Expenditures approved by Lender in the Annual Budget for the month immediately prior to the month in which such Payment Date occurs (the "Budget Capital Amount"), to the extent that such Capital Expenditures exceed amounts required then to be on deposit in the FF&E Reserve Account pursuant to Section 9.6 hereof, provided that (a) no claims are then outstanding against a Obligor for the payment of money which are delinquent for more than 60 days (except for claims such Obligor is both contesting in good faith and as to which such Obligor has escrowed 125% of the amount thereof with Lender) (in the event that such claims are outstanding, Lender shall not be obligated to disburse to Obligors the Budget Capital Amount), and (b) the amounts disbursed to a Obligor pursuant to this clause (iv) shall be used by such Obligor solely to pay Capital Expenditures properly allocable to such month (the receipt by such Obligor on a Payment Date of funds pursuant to this clause (iv) shall constitute a representation and covenant by Obligors that the foregoing subclauses (a) and (b) are accurate, unless Obligors shall have notified Lender of any inaccuracy therein prior to such Payment Date). Cost savings from one line item in such budget may be reallocated to other line items in such budget, provided that without the consent of Lender, no such reallocation shall cause an overall variance in the budget of more than 5%;

          (v) to the FF&E Reserve Account, the amount described in Section 9.5;

          (vi) following the occurrence of any earthquake with respect to any Property or Properties for which earthquake insurance is carried pursuant to Article VIII hereof, to the Earthquake Deductible Account, an amount equal to the deductible on such insurance policies applicable to such Property or Properties;

          (vii) to Lender, an amount equal to all interest, costs, expenses, fees and other amounts then due and payable under the Loan Documents, other than amounts paid to Lender pursuant to clause (ii);


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
          (viii) to any Property Managers which are not Affiliates of the Sponsors, in an amount equal to the Management Fee then payable to each such Manager;

          (ix) during the continuance of a Low NOI Period, to the Reserve
     Account;

          (x) after the Anticipated Repayment Date (if applicable), to Lender to prepay the outstanding principal amount of the Notes (pro rata based on the then outstanding principal amount of each of the Notes) until such principal is paid in full;

          (xi) after the Anticipated Repayment Date (if applicable), to Lender to be applied to payment of Accrued Additional Interest (pro rata based upon the Accrued Additional Interest accrued on each of such Notes);

          (xii) to Lender, an amount equal to interest accrued and unpaid under the Notes at the excess of the Default Rate over the Interest Rate;

          (xiv) Prior to the Anticipated Repayment Date, if no Low NOI Period is then continuing, to a single account of Obligor as Obligor may direct, from which account Obligor shall first make payments to any Property Managers which are Affiliates of the Sponsors (including Operator), in an amount equal to the Management Fee then payable to each such Property Manager and to any Franchisors which are Affiliates of the Sponsors (including Operator), in an amount equal to the Franchise Fee then payable to each such Franchisor.

          Notwithstanding anything herein to the contrary, the failure of Obligors to make all of the payments required under clauses (i) through (x) above in full on each Payment Date shall constitute an Event of Default. However, the failure of Obligors to pay any amounts required to be paid under clauses (xi) through (xv) above (subject to, in the case of clause (xi), the agreement of such Property Managers to waive their fees) shall not in itself constitute a Default or Event of Default hereunder.

          (c) Obligation to Fund; Deemed Payment. In the event that on any Payment Date the amount in the Deposit Account shall be insufficient to make all of the transfers described in Section 9.2(b)(i) through (x), Obligors shall deposit into the Deposit Account on such Payment Date the amount of such deficiency (without the need for any notice or demand from Lender), and if Obligors shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Deposit Account in such manner as Lender may determine. If on any Payment Date the amount in the Deposit Account shall be sufficient to make all of the transfers described in
Section 9.2(b)(i) through (x), Obligor shall be deemed to have paid the such amounts on such Payment Date unless Lender is legally


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constrained from transferring such amounts in accordance with such Section by reason of any insolvency related to Obligor or any other event.

          (d) Lender shall have the right to replace the Deposit Account Bank with any other financial institution reasonably satisfactory to Borrowers which will promptly execute and deliver to Lender a Deposit Account Agreement (and Obligors shall cooperate with Lender in connection with such transfer) in the event that (i) at any time the short-term debt obligations of the Deposit Account Bank are rated below "A-1" (or the equivalent) by any of the Rating Agencies or the long-term debt obligations of the Deposit Account Bank are rated below "AA" by any of the Rating Agencies, (ii) Lender reasonably determines that use of another financial institution as the Deposit Account Bank would be advisable or convenient in connection with a Securitization, or (iii) the Deposit Account Bank fails to execute and deliver, or to comply with, the Deposit Account Agreement.

          9.3 Reserve Account.

          (a) On or prior to the Closing Date, Obligors shall establish and thereafter maintain with the Deposit Account Bank an account (the "Reserve Account") which shall be an Eligible Account in the name of Lender as secured party and under the sole dominion and control of Lender for the deposit of amounts required to be deposited therein in accordance herewith. Obligor shall have no right to make withdrawals from the Reserve Account. Funds in the Reserve Account shall not be commingled with any other monies at any time. Funds in the Reserve Account may be used, following the occurrence of an Event of Default, for, among other things, the payment of mortgage recording tax and other costs and expenses incurred in increasing the amount of the Loan secured by the Mortgages encumbering the Mortgaged Property known as the Westin Washington D.C. to an amount equal to 110% of the appraised value of such Mortgaged Property set forth in the related Appraisal.

          (b) Lender shall release to the Deposit Account all amounts contained in the Reserve Account on the first Payment Date after Obligor delivers to Lender evidence reasonably satisfactory to Lender establishing that a Low NOI Period has ended.

          9.4 Tax, Insurance and Ground Rents Escrow Account.

          (a) On or prior to the Closing Date, Obligors shall establish and thereafter maintain with the Deposit Account Bank an account (the "Tax and Ground Rents Escrow Account") which shall be an Eligible Account in the name of Lender as secured party and which shall be under the sole dominion and control of Lender. Obligor shall have no right to make withdrawals from the Tax and Ground Rents Escrow Account. Funds in the Tax and Ground Rents Escrow Account shall not be commingled with any other monies at any time.

          (b) On each Payment Date Obligors shall deposit or monies shall be transferred in accordance with Section 9.2(b)(1) hereof from the Deposit Account into the Tax, Insurance and Ground Rents Escrow Account:


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               (i) one-twelfth (1/12) of the Taxes and Other Charges that Lender reasonably estimates will be payable during the next ensuing twelve
          (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective past due dates;

               (ii) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal (or maintenance, if applicable) of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies; and

               (iii) one-twelfth (1/12) of the ground rents that Lender estimates will be payable with respect to the Ground Leased Property during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such rents at least thirty (30) days prior to the due date.

          (c) On the Closing Date, Obligors shall deposit to the Tax, Insurance and Ground Rents Escrow Account an amount equal to (i) the product of the next installment of Taxes and Other Charges times a fraction, the numerator of which is the number of months in the installment period for such Taxes and Other Charges elapsed as of the Closing Date (rounded up to the nearest integer) and the denominator of which is the number of months in such installment period,
(ii) the product of the next scheduled payment of ground rents times a fraction, the numerator of which is the number of months in the installment period for such ground rents elapsed as of the Closing Date and the denominator of which is the number of months in such installment period, and (iii) the product of the next installment of Insurance Premiums payable times a fraction, the numerator of which is the number of months in the installment period for such premiums elapsed as of the Closing Date (rounded up to the nearest integer) and the denominator of which is the number of months in such installment period; provided that if Obligor has a blanket Policy that covers properties in addition to the Properties, Lender shall have the right to increase the amount required to be deposited into the Tax, Insurance and Ground Rents Escrow Account in an amount sufficient to purchase a non-blanket Policy in accordance with the terms of Section 8.1(d)(i) hereof. Amounts in the Tax, Insurance and Ground Rents Escrow Account shall be invested in Permitted Investments selected by Obligor and Borrower shall be entitled to the income earned therefrom.

          9.4.1 Application Generally. Lender will apply amounts in the Tax, Insurance and Ground Rents Escrow Account either: (x) to pay Taxes and Other Charges, Insurance Premiums and rents payable pursuant to the Ground Leases required to be made by Obligor hereunder (and so long as the Tax, Insurance and Ground Rents Escrow Account shall have a balance at least equal to the then-payable Taxes, Other Charges, Insurance Premiums and ground rents, Obligors shall not be in default hereunder if Lender shall have not so applied such balance to the payment of such Taxes, Other Charges, Insurance Premiums and ground rents, unless


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Lender shall have not so applied such balance at the request of Obligor) or (y)
to pay such amounts or to reimburse Obligors for such amounts upon presentation of evidence of payment and an Officer's Certificate in form and substance reasonably satisfactory to Lender, subject, however, to Obligors' right to contest Taxes and Other Charges in accordance with the terms hereof. In making any payment from or to the Tax, Insurance and Ground Rents Escrow Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes and Other Charges) or insurer or agent (with respect to Insurance Premiums) or ground lessor (with respect to ground rents), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written notice by Obligor of such inaccuracy, invalidity or other contest, in each case in accordance with Section 5.1(b)(ii) hereof. If Obligors reasonably determine that amounts contained in the Tax, Insurance and Ground Rents Escrow Account exceed the amounts required to be contained therein, due to a decrease in tax or insurance rates in the applicable jurisdiction or for the applicable Property or as caused by another similar event, Obligors may submit once during each fiscal year to Lender evidence of the existence of such excess, and Lender shall have a period of one month to consider such evidence. Provided no Event of Default is then continuing, there is no pendency of a Low NOI Period and Lender reasonably determines that such excess exists, Lender shall remit such excess amounts to Obligors on the first Payment Date (not to exceed one Payment Date per fiscal year) following such one-month period. Provided no Event of Default has occurred and is continuing, Obligors shall have the right to have Lender apply amounts deposited in the Tax, Insurance and Ground Rents Escrow Account on account of Taxes and Other Charges toward the payment of such Taxes and Other Charges prior to their delinquent dates for the purpose of achieving a discount on such Taxes and Other Charges obligation. If at any time Lender reasonably determines that the amount in the Tax, Insurance and Ground Rents Escrow Account is not or will not be sufficient to pay the items set forth in Sections 9.4(a), 9.4(b) and 9.4(c) above, Lender shall notify Obligors of such determination and the amounts paid for these items shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and Other Charges and/or expiration of the Policies and/or delinquency of the ground rent payments, as the case may be.

          9.5 FF&E Reserve Account.

          (a) Obligors shall establish and thereafter maintain with the Deposit Account Bank an account (the "FF&E Reserve Account") which shall be an Eligible Account in the name of Lender as secured party and under the sole dominion and control of Lender and into which Obligors shall deposit on the Closing Date, from the proceeds of the Loan, an amount equal to the FF&E Required Reserve Amount at Closing. In no event shall the amount on deposit in the FF&E Reserve Account be less than the then applicable FF&E Required Reserve Amount at any time during the term of the Loan.

          (b) (i) During each Interest Accrual Period, Obligors shall be required to (i) make FF&E Expenditures in an amount equal to the then applicable FF&E Required Reserve Amount less the aggregate FF&E Credit Amount from prior Interest Accrual Periods and (ii) deliver an Officer's Certificate to Lender no later than the last day of such Interest Accrual


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Period certifying as to (a) the amount of FF&E Expenditures (with copies of invoices and receipts attached to such certification) actually paid during such Interest Accrual Period and (b) the extent of any FF&E Credit Amount or any FF&E Shortfall Amount, as applicable, relating to such Interest Accrual Period.

          (ii) To the extent there is an FF&E Shortfall Amount with respect to an Interest Accrual Period, then, beginning on the Payment Date immediately following such Interest Accrual Period, Obligors shall deposit into the FF&E Reserve Account an amount equal to such FF&E Shortfall Amount in accordance with the priorities set forth in Section 9.2.

          (c) The FF&E Required Reserve Amount shall be reset on each Reference Date. Beginning on each Reference Date, Obligors shall, to the extent the amount on deposit in the FF&E Reserve Account (without taking into account the aggregate FF&E Shortfall Amounts) is less than the then applicable FF&E Required Reserve Amount, deposit into the FF&E Reserve Account an amount equal to the positive difference between the then applicable FF&E Required Reserve Amount and the FF&E Required Reserve Amount relating to the prior Reference Date. To the extent the amount on deposit in the FF&E Reserve Account plus the aggregate FF&E Shortfall Amounts then held in the FF&E Reserve Account through such date exceeds the then applicable FF&E Required Reserve Amount, such excess shall be advanced to Obligors to pay the costs of FF&E Expenditures for subsequent Interest Accrual Periods, upon delivery by Obligors to Lender of an Officer's Certificate certifying as to the amount of FF&E Expenditures (with copies of invoices and receipts attached to such certification) actually paid during the relevant Interest Accrual Period or Periods.

          (d) (i) During each Quarterly Period, Obligors shall be required to
(i) make FF&E Expenditures in respect of the work generally described in the capital budget applicable to the calendar year containing such Quarterly Period (as attached hereto as Schedule 9.2) in an amount equal to the then applicable Quarterly FF&E Reserve Amount less the aggregate FF&E Credit Amount from prior Interest Accrual Periods and (ii) deliver an Officer's Certificate to Lender no later than the last day of such Quarterly Period certifying as to (a) the amount of FF&E Expenditures (with copies of invoices and receipts attached to such certification) actually paid during such Quarterly Period and (b) the extent not already taken into account of any Quarterly FF&E Credit Amount or any Quarterly FF&E Shortfall Amount, as applicable, relating to such Quarterly Period.

          (ii) To the extent there is a Quarterly Shortfall Amount with respect to a Quarterly Period, then, beginning on the Payment Date immediately following such Quarterly Period, Obligors shall deposit into the FF&E Reserve Account an amount equal to such Quarterly Shortfall Amount (less the amount of any FF&E Shortfall deposited pursuant to Section 9.5(b) and then held on deposit in the FF&E Reserve Account) in accordance with the priorities set forth in Section 9.2.

          (e) The Quarterly FF&E Reserve Amount shall be reset on January 1, 2000. Beginning on the Quarterly Reference Date, Obligors shall, to the extent the amount on deposit in the FF&E Reserve Account (without taking into account the aggregate Quarterly Shortfall


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Amounts) is less than the then applicable Quarterly FF&E Reserve Amount, deposit into the FF&E Reserve Account an amount equal to the positive difference between the then applicable Quarterly FF&E Reserve Amount and the Quarterly FF&E Reserve Amount relating to the calendar year. To the extent the amount on deposit in the FF&E Reserve Account plus the aggregate Quarterly Shortfall Amounts currently on deposit through such date exceeds the then applicable Quarterly FF&E Reserve Amount, such excess shall be advanced to Obligors to pay the costs of FF&E Expenditures for subsequent Interest Accrual Periods, upon delivery by Obligors to Lender of an Officer's Certificate certifying as to the amount of FF&E Expenditures (with copies of invoices and receipts attached to such certification) actually paid during the relevant Interest Accrual Period or Periods.

          (f) Obligors shall have no right to make withdrawals from the FF&E Reserve Account. Funds in the FF&E Reserve Account shall not be commingled with any other monies at any time.

          (g) (i) During each of the calendar years 1999 and 2000, Obligors shall be required to (i) make FF&E Expenditures in respect of the work generally described in the capital budget applicable to such calendar year (as attached hereto as Schedule 9.2) in an amount equal to the then applicable Annual FF&E Amount and (ii) deliver an Officer's Certificate to Lender no later than the last day of such calendar year certifying as to (a) the amount of FF&E Expenditures (with copies of invoices and receipts, to the extent not previously delivered as a part of previously submitted Officer's Certificates) attached to such certification) actually paid during such calendar year and (b) the extent of any Annual FF&E Credit Amount or any Annual FF&E Shortfall Amount, as applicable, relating to such calendar year.

          (ii) To the extent there is an Annual Shortfall Amount with respect to a calendar year, then, beginning on the Payment Date immediately following such calendar year, Obligors shall deposit into the FF&E Reserve Account an amount equal to such Annual Shortfall Amount (less the amount of any FF&E Shortfall deposited pursuant to Section 9.5(b) and then held on deposit in the FF&E Reserve Account) in accordance with the priorities set forth in Section 9.2.

          (h) The failure of Obligors to fulfill the covenants set forth in paragraphs (b)(i) and (d)(i) of this Section 9.5 shall not constitute an Event of Default hereunder if Obligors deposit the shortfall amounts set forth in paragraphs (b)(ii) and (d)(ii) of this Section 9.5.

          "Annual Credit Amount" means, with respect to any Annual Period, the amount by which (a) the FF&E Expenditures during such Annual Period exceeds (b) the Annual FF&E Amount.

          "Annual FF&E Amount" means, for calendar years 1999 and 2000, $35,000,000 and $25,000,000, respectively, provided that such $35,000,000 amount for calendar year 1999 shall be reduced by the amount of FF&E Expenditures made in calendar year 1999 prior to the Closing Date, as evidenced by an Officer's Certificate delivered to Lender certifying as to the amount of FF&E Expenditures made during such period (with copies of invoices and receipts


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attached to such certification) but shall in no event include amounts spent in respect of Deferred Maintenance and Environmental Remediation Conditions.

          "Annual Shortfall Amount" means, with respect to any Annual Period, the amount by which (a) the Annual FF&E Amount exceeds (b) the FF&E Expenditures during such Annual Period plus any FF&E Credit Amount applicable to such period.

          "FF&E Credit Amount" means, with respect to any Interest Accrual Period, the amount by which (a) the FF&E Expenditures during such Interest Accrual Period exceeds (b) the FF&E Required Reserve Amount applicable to such Interest Accrual Period.

          "FF&E Deposit Amount" shall have the meaning given thereto in Section 9.5(a).

          "FF&E Expenditures" means, with respect to any period, the amounts spent by Obligors in respect of FF&E for the Properties but shall in no event include amounts spent in respect of Deferred Maintenance and Environmental Remediation Conditions.

          "FF&E Required Reserve Amount" means, for any Interest Accrual Period, an amount equal to the product of (x) one twelfth (1/12) and (y) four percent (4%) and (z) Rents for all the Properties during the twelve-month period immediately preceding the Reference Date immediately preceding such Interest Accrual Period.

          "FF&E Shortfall Amount" means, with respect to any Interest Accrual Period, the amount by which (a) the FF&E Required Reserve Amount applicable to such Interest Accrual Period exceeds (b) the FF&E Expenditures during such Interest Accrual Period plus any FF&E Credit Amount applicable to such period.

          "Quarterly Credit Amount" means, with respect to any Quarterly Period, the amount by which (a) the amount of FF&E Expenditures during such Quarterly Period exceeds (b) the Quarterly FF&E Reserve Amount applicable to such Quarterly Period.

          "Quarterly FF&E Reserve Amount" means, for calendar years 1999 and 2000 the amounts set forth on Schedule 9.6 hereto.

          "Quarterly Payment Date" means the first Payment Date occurring after the Payment Date marking the end of a Quarterly Period.

          "Quarterly Period" means, for each of calendar years 1999 and 2000, each successive three Interest Accrual Periods beginning on (and including) the Interest Accrual Period commencing on January 1, 1999.

          "Quarterly Reference Date" means January 1, 2000.

          "Quarterly Reference Payment Date" means the first Payment Date immediately succeeding the Closing Date, and each successive Payment Date occurring in three month intervals thereafter through the end of 2000.


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          "Quarterly Shortfall Amount" means, with respect to any Quarterly
Period, the amount by which (a) the Quarterly FF&E Reserve Amount applicable to such Quarterly Period exceeds (b) the amount of FF&E Expenditures during such Quarterly Period plus any Quarterly Credit Amount applicable to such period.

          Section 9.6 Deferred Maintenance and Environmental Remediation Reserve Account.

          (a) Obligors shall establish and thereafter maintain with the Deposit Account Bank an account (the "Deferred Maintenance Account") which shall be an Eligible Account in the name of Lender as secured party and under the sole dominion and control of Lender and into which Obligors shall deposit on the Closing Date, from the proceeds of the Loan, an amount equal to the Deferred Maintenance and Environmental Conditions Amount. Obligor shall have no right to make withdrawals from the Deferred Maintenance Account. Funds in such Account shall not be commingled with any other monies at any time.

          (b) Obligors shall have the right to obtain disbursements from time to time from the Deferred Maintenance Account, to reimburse Obligors for or to pay expenses incurred by any Obligor in remediating any Deferred Maintenance Condition or Environmental Condition in accordance with the terms hereof, in each case on the following terms and conditions:

          (i) disbursements shall be made only to pay to contractors or vendors or to other parties to which funds are owing in connection with such work or to reimburse Obligors in respect of any actual costs of the work, which costs were approved by Lender (such approval not to be unreasonably withheld or delayed) or made in accordance with Section 7.1;

          (ii) each request for disbursement from the Deferred Maintenance Account shall be substantially in a form attached hereto as Exhibit G, shall specify the work for which the disbursement is requested and shall include an Officer's Certificate certifying that (i) all funds previously disbursed from the Deferred Maintenance Account have been applied by the applicable Obligors toward the expenses for which they were disbursed and the Obligors have paid their remaining share of all such expenses, and (ii) the funds being requested will be applied to pay or reimburse for materials or work permitted hereunder and done in accordance herewith and copies of invoices for all items or materials purchased and all contracted labor or services provided;

          (iii) Lender shall have received from the applicable Obligor or Obligors evidence reasonably satisfactory to Lender that such Obligors have incurred such expenses and that the materials for which the request is made are on site at the applicable Property and are properly secured or have been installed in the Property; and funds remaining in the Deferred Maintenance Account after such disbursements will be, in Lender's


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     reasonable judgment, sufficient to pay the balance of the items contemplated to be funded therefrom when required to be so paid, and Lender shall receive copies of partial lien releases and waivers from contractors, subcontractors and others with respect to amounts for which Obligors have previously received disbursements under this Section 9.6(b)(iii);

          (iv) Lender shall disburse from the Deferred Maintenance Account, or authorize such disbursement, within five (5) Business Days after the receipt of any Obligor's request for such disbursement and the satisfaction of the other conditions set forth above in this Section, the amount requested by any Obligor for such expenses.

          Section 9.7 Earthquake Deductible Account.

          Obligors shall establish and thereafter maintain with the Deposit Account Bank an account (the "Earthquake Deductible Account") which shall be an Eligible Account in the name of Lender and under the sole dominion and control of Lender and into which shall be deposited, following the occurrence of any earthquake with respect to any Property or Properties for which earthquake insurance is carried pursuant to Article VIII hereof (an "Earthquake Insurance Property"), amounts pursuant to 9.2(b) above equal to the deductible on such insurance policies applicable to such Property or Properties. Obligors shall have no right to make withdrawals from the Earthquake Deductible Account. Funds in the Earthquake Deductible Account shall not be commingled with any other monies at any time.

          At any time that an earthquake occurs with respect to an Earthquake Insurance Property, Lender shall be entitled to withdraw and apply the amounts in the Earthquake Deductible Account toward the cost of any deductibles payable on the earthquake insurance policy for such Property or Properties with respect to which earthquake damage has occurred.

          Section 9.8. Account Collateral.

          (a) Obligors hereby grant a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Debt, together with all rights of a secured party with respect thereto. Obligors shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.

          (b) So long as no Event of Default shall be continuing, Borrowers shall be permitted to direct the investment of the funds from time to time held in the Collateral Accounts in Permitted Investments and to sell and reinvest proceeds from the sale or liquidation of Permitted Investments in other Permitted Investments, with all such proceeds and reinvestments to be held in the applicable Collateral Account; provided, however, that the maturity of an adequate portion of the Permitted Investments on deposit in the Collateral Accounts shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement. All income and gains from the investment


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of funds in the Collateral Accounts shall be credited to the Collateral Accounts from which they were derived. As between Borrowers and Lender, Borrowers shall treat all income, gains and losses from the investment of amounts in the Collateral Accounts as its income or loss for federal, state and local income tax purposes and Borrower shall receive all benefit from such income.

          (c) After the Loans and all other Debt have been paid in full, the Collateral Accounts shall be closed and the balances, if any, therein shall be disbursed to Borrowers.

          Section 9.9 Remedies. In addition to other rights and remedies provided Lender elsewhere in this Agreement and the other Loan Documents, upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, without notice or liability to Obligor, apply any or all Account Collateral for any of the following purposes relating to the Properties, the Loan or Obligors' obligations hereunder or under any other Loan Document, in the following or any other order:

          First: reimbursement of Lender for all losses and expenses (including reasonable legal fees) actually suffered or incurred by such persons as a result of such Event of Default;

          Second: payment of any amount expended in exercising rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents;

          Third: payment of any other portion or portions of the Debt other than principal and interest;

          Fourth: payment of interest then due and payable on the Loans; and

          Fifth: prepayment of the unpaid principal amount of the Loans and payment of interest accrued thereon and any applicable Yield Maintenance Payments.

Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, Lender may, in its sole discretion, cause all or a portion of the Account Collateral to be applied toward payment of operating expenses and/or Capital Expenditures.

          Section 9.10 Special Reserve Account. Obligors shall establish and thereafter maintain with the Deposit Account Bank or such other Bank as is satisfactory to Lender, an account (the "Special Reserve Account") which shall be an Eligible Account in the name of Lender (or in the name of any Trustee or custodian for the benefit of Lender) and under the sole dominion and control of Lender and into which shall be deposited at Closing $42,000,000. Obligors shall have no right to make withdrawals from the Special Reserve Account and disbursements from such account prior to an Event of Default hereunder shall be determined by


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Lender in accordance with the Cooperation Agreement. Funds in the Special
Reserve Account shall not be commingled with any other monies at any time.

                                    ARTICLE X

                                    DEFAULTS

          Section 10.1 Event of Default.

          (a) Each of the following events shall constitute an event of default hereunder (each, an "Event of Default"):

          (i) Payment. If any portion of the Debt is not paid when due;

          (ii) Taxes and Other Charges. If any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, subject to Obligors' right to contest Taxes in accordance with Section 5.1(b)(ii) hereof;

          (iii) Insurance Policies. If the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request, and in either case, such Default is not cured within ten (10) days after written notice thereof from Lender;

          (iv) Transfers. If (A) Obligors transfer or encumber all or any portion of the Properties, or (B) any direct or indirect interest in any Obligor is transferred or assigned, other than, in each case, for Permitted Encumbrances or as is permitted in Section 6.1(i) hereof;

          (v) Representations. If any representation or warranty made by any Obligor herein or in any other Loan Document shall be false in any material respect as of the date the representation or warranty was made;

          (vi) Inability to Pay Debts. If any Obligor shall make an assignment for the benefit of creditors, or if any Obligor shall generally not be paying its debts as they become due or has admitted in writing its inability to pay its debts;

          (vii) Bankruptcy. If a receiver, liquidator or trustee shall be appointed for any Obligor or if any Obligor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Obligor, or if any proceeding for the dissolution or liquidation of any Obligor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to


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     by such Obligor, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (viii) Prohibited Assignment. If any Obligor attempts to assign its respective rights under this Agreement or under any other Loan Document or any interest herein or therein in contravention of this Agreement or any of the Loan Documents;

          (ix) Breach of Covenant. If any Obligor breaches the negative covenant contained in Section 4.1(cc) hereof and, if the same is susceptible of cure, the same is not cured within ten (10) days after written notice thereof from Lender; provided, that no cure of a breach of any covenant contained in Section 4.1(cc) hereof shall be effective unless such Obligor causes to be delivered to Lender an opinion as to non-consolidation in form and substance and from counsel reasonably satisfactory to Lender, which opinion takes into account such breach;

          (x) Default under Other Loan Documents. If an Event of Default as defined or described in any of the other Loan Documents occurs, or a default under the Cooperation Agreement occurs prior to Securitization, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt in accordance with the terms of any such Loan Document or the Cooperation Agreement;

          (xi) Failure to Deposit Account Payments. If there shall be an Event of Default as set forth in the final paragraph of Section 9.2(b);

          (xii) Covenant Defaults. If any Obligor shall continue to be in default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to such Obligor from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such nonmonetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that such Obligor shall have commenced to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for an additional period of time as is reasonably necessary for Obligor in the exercise of due diligence to cure such Default, but the aggregate cure period under this subsection
     (xii) shall not exceed 120 days; or

          (xiv) Ground Lease Default. If such Borrower shall fail, beyond any applicable notice and grace period permitted to Borrower under any


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     Ground Lease, to pay any rent, additional rent or other charge mentioned in or made payable pursuant to any Ground Lease when such rent, additional rent or other charge is due and payable; or if the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever.

          (xv) ERISA Defaults. (A) If any of the following events occurs:

          (1) any Plan shall fail to satisfy the minimum funding standards required for any Plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or an application may reasonably be expected to be or has been made for a waiver of modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Section 303 or 304 of ERISA with respect to a Plan,

          (2) an ERISA Event with respect to any Plan has occurred,

          (3) a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days,

          (4) a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA,

          (5) any Obligor or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of an employee benefit plan under
          Section 409 of ERISA,

          (6) any Obligor or any ERISA Affiliate has incurred or is reasonably likely to incur any material increase in liability (including any indirect, contingent or secondary liability) to or on account of the imposition of Withdrawal Liability by a Multiemployer Plan, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, or the termination of a Multiemployer Plan with the meaning of Title IV of ERISA,


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          (7) any contribution with respect to a Plan or Foreign Pension Plan has not been timely made, or

          (8) any Obligor or any ERISA Affiliate has incurred or is reasonably expected to incur any material increase in liability with respect to a group health plan as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code or any Plan, or that the Obligor or any ERISA Affiliate could reasonably be expected to incur any material increase in liability pursuant to an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plan or Foreign Pension Plan; and

(B) there shall result from the occurrence of any such event or events described in section 10.1(a)(xv)(A) the imposition of a lien, granting of a security interest or a liability or material risk of incurring a liability and (C) such lien, security interest or liability individually, and/or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

          (xv) If Obligors fail to spend the Annual FF&E Amount within six months of the end of the applicable Annual Period.

          (b) Upon the occurrence of an Event of Default and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement or any other Loan Document, or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Obligor and in and to all or any of the Properties, including declaring the Debt to be immediately due and payable (provided, however, with respect to an Event of Default described in clauses
(vi), (vii) or (viii) above, the Debt and all other obligations of Obligors hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Obligors hereby expressly waive any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding), and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Obligors and all or any portion of the Properties, including all rights or remedies available at law or in equity.

          (c) Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Obligors and without releasing Obligors from any obligation hereunder, take any action to cure such Event of Default. Lender may enter upon any of the Properties upon reasonable notice to the applicable Obligor for such purposes or appear in, defend, or bring any action or proceeding to protect their interests and the interests of Lender in the Properties or to foreclose the Security Instruments or collect the Debt. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from the relevant Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Security


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Instrument and the other Loan Documents and shall be due and payable to Lender upon demand therefor.

          Section 10.2 Remedies. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Obligors under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Obligors or at law (including, without limitation, an action for collection) or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any portion of any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, and to the extent enforceable under applicable law, Obligors agree that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against each of the Properties and each Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

          Section 10.3 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Obligors pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Obligors shall not be construed to be a waiver of any subsequent Default or Event of Default with respect to Obligors or to impair any remedy, right or power consequent thereon.

                                   ARTICLE XI

                               PROPERTY MANAGEMENT

          Section 11.1 Termination of Property Managers. Each Borrower represents, warrants and covenants that the Subordination, Assignment and Attornment Agreement provides, with respect to each of the Properties in which it owns an interest, and each Property Management Agreement hereafter entered into shall provide, Lender with the right to terminate such Property Management Agreement with respect to the applicable Property, without any


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penalty or fee (other than accrued and unpaid fees thereunder) on thirty (30)
days' notice, if there exists (i) a monetary Event of Default under this Agreement which has been uncured, or (ii) a default by such Manager under such Property Management Agreement.

          Borrowers represent, warrant and covenant that each Property shall at all times be managed by an Acceptable Property Manager and shall be operated pursuant to a Franchise Agreement with an Acceptable Franchisor. Each Property Management Agreement entered into by Borrowers shall be in form and substance satisfactory to Lender in its Discretion and shall be collaterally assigned to Lender and such new Property Manager shall agree to attorn to Lender and Lender's assigns, including a purchaser upon foreclosure. If such agreement is with an Affiliate of any Borrower or any Sponsor, such agreement shall be assigned to Lender as additional security for the Loan pursuant to an agreement substantially similar to the Subordination, Assignment and Attornment Agreement. Lender hereby approves the Management Contracts. Each Franchise Agreement entered into by any Borrower after the date hereof shall be in form and substance satisfactory to Lender in its Discretion and, if such agreement is with an Affiliate of any Borrower or any Sponsor, shall be assigned to Lender as additional security for the Loan pursuant to an agreement substantially similar to the Subordination, Assignment and Attornment Agreement and, in any event, shall be accompanied with a Franchisor Letter which shall be satisfactory to Lender in its Discretion.

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Notes, and shall continue in full force and effect so long as all or any of the Debt of Borrower is outstanding and unpaid. Whenever in this Agreement any Person is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such Person (provided that the foregoing shall not be deemed to permit any transfer of any ownership interest that is otherwise prohibited hereunder). All covenants, promises and agreements in this Agreement contained, by or on behalf of Obligors, shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

          Section 12.2 Permitted Investments; Eligible Accounts; Eligible Institutions. Lender shall invest any amounts to be held by Lender in accordance with the terms of this Agreement or any other Loan Document (other than amounts held in the Deposit Account, which may be an interest bearing account), pending the application of such amounts to the purposes herein or therein provided, in one of the Permitted Investments as directed by Borrowers from time to time (provided no Event of Default has occurred and is continuing); or Lender from time to time (if any Event of Default has occurred and is continuing). Lender shall not be responsible for its inability to invest funds received after 1:30 p.m. New York City time, but shall invest such sums on the following Business Day. After application to the purposes for which any amounts invested pursuant to this Section 12.2 are held and so long as no Event of Default has occurred


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and is continuing hereunder, any investment income earned from such investments shall be paid to Borrowers, subject to the provisions of the Deposit Account Agreement. All accounts maintained hereunder shall, at Lender's election, be Eligible Accounts. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other instrument. Each Eligible Account (A) shall be a separate and identifiable account from all other funds held by the holding institution, (B) shall be established and maintained in the name of the Lender as secured party (and subsequent to any Securitization, shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the holders of the Certificates), (C) shall be under the sole dominion and control of Lender, and should contain only funds held for its benefit. Following a rating downgrade, withdrawal, qualification or suspension of an Eligible Institution which maintains an Eligible Account each such Eligible Account must promptly (and in any case within not more than thirty (30) calendar days) be moved to a qualifying Eligible Institution. The out-of-pocket costs reasonably incurred in establishing and maintaining any account or reserve held by Lender pursuant to this Agreement or any other Loan Document shall be borne by Borrowers.

          Section 12.3 Governing Law; Consent to Jurisdiction.

          (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.


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
          (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, BORROWERS OR NONRECOURSE CARVEOUT INDEMNITORS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS DO HEREBY DESIGNATE AND APPOINT STARWOOD HOTELS AND RESORTS, GENERAL COUNSEL, WITH OFFICES AT 777 WESTCHESTER AVENUE, WHITE PLANS, NY, 10604, OR AT SUCH OTHER OFFICE IN NEW YORK, NEW YORK, AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS MAILED OR DELIVERED TO BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS AND NONRECOURSE CARVEOUT INDEMNITOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWERS AND NONRECOURSE CARVEOUT INDEMNITORS(I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 12.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any of the Notes, or of any other Loan Document, nor consent to any departure by Obligors therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Obligors, shall entitle Obligors to any other or future notice or demand in the same, similar or other circumstances.

          Section 12.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any of the Notes or under


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
any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, any of the Notes or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the any of the Notes or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 12.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                  If to Lender:

                  Lehman Brothers Holdings Inc.
                  200 Vesey Street
                  3 World Financial Center
                  New York, NY  10285
                  Attention:  Larry Kravetz
                  Phone:  212-526-5838
                  Fax:  212-526-8679

                  with copies to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York  10004
                  Attention:  Mark J. Kogan
                  Phone:  212-902-2565
                  Fax:  212-902-1691

                  for such time as Wells Fargo Bank, N.A. is acting as Servicer, with copies to:

                  Wells Fargo Bank, N.A.
                  417 Montgomery Street
                  5th Floor
                  San Francisco, California  94111
                  Attention:  Stewart McAdams

                  with copies to:

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
                  Robert F. Darling, Esq.
                  Wells Fargo Bank, N.A.
                  633 Folson Street
                  San Francisco, California  94107

                  and

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attn:  Steven Wilner, Esq.

                  If to Borrower:

                  Starwood Hotels and Resorts
                  777 Westchester Avenue
                  White Plains, NY 10604
                  Attn: General Counsel

                  with a copy to:

                  Starwood Hotels & Resorts Worldwide, Inc.
                  2231 East Camelback Road
                  #400
                  Phoenix, Arizona 85016
                  Attn:  Treasurer

                  and

                  Sidley & Austin
                  875 Third Avenue
                  New York, NY  10222132

                  Attn:  Alan Weil, Esq.

                  If to Operator:

                  Starwood Hotels and Resorts
                  777 Westchester Avenue
                  White Plains, NY 10604
                  Attn: General Counsel


                  with a copy to:

                  Starwood Hotels & Resorts Worldwide, Inc.
                  2231 East Camelback Road
                  #400
                  Phoenix, Arizona 85016
                  Attn:  Treasurer




A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

                  Section 12.7 Trial by Jury. LENDER, BORROWERS AND EACH NONRECOURSE CARVEOUT INDEMNITOR EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF LENDER, BORROWERS AND EACH NONRECOURSE CARVEOUT INDEMNITOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER AND BORROWERS AND EACH NONRECOURSE CARVEOUT INDEMNITOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

                  Section 12.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 12.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 12.10 Preferences. Subject to Article IX hereof, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the


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obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 12.11 Waiver of Notice. Obligors shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Obligors and except with respect to matters for which Obligors are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Obligors hereby expressly waive the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Obligor.

          Section 12.12 Remedies of Obligor. In the event that a claim or adjudication is made that Lender or its agents, including Servicer or Special Servicer, have acted unreasonably or unreasonably delayed (or refrained from), acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Obligors agree that neither Lender nor its agents, including Servicer and Special Servicer, shall be liable for any monetary damages, and Obligors' sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment, except in any instance in which it has been finally determined that Lender's action, delay or inaction has constituted gross negligence, fraud, willful misconduct or an illegal act. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 12.13 Expenses; Indemnity. (a) Borrowers covenant and agree to reimburse Lender upon receipt of written notice from Lender for all (i) Lender Expenses, including all origination costs and all reasonable out-of-pocket expenses and costs incurred by Lender (or any of its affiliates) after the Closing in connection with any Securitization; (ii) costs and expenses reasonably incurred by Lender in connection with (A) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements; (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrowers or by Lender; (C) filing and recording fees and expenses, title insurance and reasonable fees and disbursements of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrowers, this Agreement, the other Loan Documents or any other security given for the Loan or the Properties; (E) enforcing any obligations of or collecting any payments due from Borrowers under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy


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proceedings; and (F) any brokers or finders fees in connection with the Loan;
provided, however, Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrowers within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrowers.

          (b) Subject to the provisions of Section 12.24 hereof, Borrowers shall indemnify and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of any breach by Borrowers of their obligations under, or any misrepresentation by Borrowers contained in this Agreement or the other Loan Documents; provided, however, Borrowers shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any costs and expenses due and payable to Lender hereunder which are not paid by Borrower within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrowers.

          (c) For purposes of this Section 12.13 only, Borrowers hereby acknowledge and agree that the defined term Lender shall be deemed to include Goldman Sachs Mortgage Company, a New York limited partnership.

          Section 12.14 Exhibits and Schedules Incorporated. The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 12.15 Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Notes and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrowers may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

          Section 12.16 No Joint Venture or Partnership. Obligors and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Obligors and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

          Section 12.17 Publicity. All news releases, publicity or advertising by Obligors or their Affiliates through any media intended to reach the general public which refers to the

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Loan Documents or the financing evidenced by the Loan Documents, to Lender, the
Loan purchaser, the Servicer or the trustee in a Securitization (except for filings required by the Securities and Exchange Commission) shall be subject to the prior written approval of Lender (with such consent not to be unreasonably withheld or delayed).

          Section 12.18 Waiver of Marshalling of Assets. To the fullest extent Obligors may legally do so, Obligors waive all rights to a marshalling of the assets of Obligors, Obligors' partners, if any, and others with interests in Obligors, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the related Debt without any prior or different resort for collection, of the right of Lender or any deed of trust trustee to the payment of the related Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Obligors, for themselves and their successors and assigns, waive in the event of foreclosure of any or all of the Security Instruments, any equitable right otherwise available to the Obligors which would require the separate sale of portions of any of the Properties.

          Section 12.19 Waiver of Counterclaim. Obligors hereby waive the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer and Special Servicer.

          Section 12.20 Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 12.21 Brokers and Financial Advisors. Each of Obligors and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders (other than Holliday Fenoglio Fowler, L.P.) in connection with the transactions contemplated by this Agreement. Each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of such Obligor in connection with the transactions contemplated herein. Lender hereby indemnifies Borrowers and holds Borrowers harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 12.21 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

          Section 12.22 No Third Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and the Obligors, and nothing contained in this

Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Obligors any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 12.23 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Obligor and Lender are superseded by the terms of this Agreement and the other Loan Documents.

          Section 12.24 Recourse. Anything contained herein, in the Notes or in any other Loan Document to the contrary notwithstanding (except as set forth in the balance of this Section or in the Environmental Indemnity), no recourse shall be had for the payment of the principal or interest on the Notes or for any other portion of the Debt hereunder or under the other Loan Documents against (i) any Affiliate, parent company, trustee or advisor of each Obligor, any member in such Obligor, or any member therein; (ii) any legal representative, heir, estate, successor or assign of any thereof; (iii) any corporation (or any officer, director, employee or shareholder thereof), individual or entity to which any ownership interest in Obligor shall have been transferred; (iv) any purchaser of any asset of Obligors; or (v) any other Person (except Obligors), for any deficiency or other sum owing with respect to the Notes or the Debt; provided, however, that the foregoing shall not (a) prevent recourse to Obligors or the assets of Obligors, or enforcement of any Security Instrument or other instrument or document by which Obligors are bound pursuant to the Loan Documents, or (b) be applicable with respect to any Nonrecourse Carveout Indemnitor to the extent of actual Damages to Lender resulting from any of the following (collectively, the "Indemnified Liabilities"):

          (i) Any Waste with respect to the Properties committed or permitted by an Obligor, any Nonrecourse Carveout Indemnitor or any of their respective Affiliates.

          (ii) Any fraud or intentional misrepresentation committed by an Obligor, any Nonrecourse Carveout Indemnitor or any of their respective Affiliates.

          (iii) The misappropriation or misapplication of any funds from the Properties by an Obligor, any Nonrecourse Carveout Indemnitor or any of their respective Affiliates (whether occurring prior to or from and after the occurrence of and during the continuation of an Event of Default),

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     including of any Rents, security deposits or other similar sums paid to or held by a Obligor or any of their respective Affiliates in connection with the Properties (provided, however, that, so long as no Default or Event of Default has occurred and remains uncured and so long as all of Borrowers' Obligations hereunder then due and payable have been paid, any distributions by Borrowers to its Affiliates of any funds received by Borrowers pursuant to Section 9.2(b) shall not constitute a misapplication of funds).

          (iv) (A) The misappropriation by an Obligor, any Nonrecourse Carveout Indemnitor or any of their respective Affiliates of any Proceeds, or (B) any Proceeds shall not be applied as required under any Loan Document due to the acts or omissions of an Obligor, any Nonrecourse Carveout Indemnitor or any of their respective Affiliates (other than as a result of an involuntary bankruptcy of an Obligor).

          (v) Any transfers or encumbrances by an Obligor of the Properties in violation of the Loan Agreement.

          (vi) The filing by an Obligor or any Member of such Obligor of any petition or the commencement of any proceeding (a "Proceeding") seeking relief from creditors under any Federal or State bankruptcy, insolvency, reorganization, dissolution, adjustment of debt or similar law (or the commencement by any Affiliate of such Obligor, as a creditor of Obligor, of any such Proceeding in respect of Obligor or any member of Obligor, or the conspiracy of Obligor or any such Affiliate with a third-party creditor in connection with such third-party's commencement of a Proceeding in respect of Obligor or any member thereof).

          (vii) Any failure by Borrowers to make the prepayments required pursuant to Sections 2.3.6 and 3.1(c)(ii) and (iii) hereof in the event of a Title Defect or a Survey Defect.

          (b) Each Nonrecourse Carveout Indemnitor agrees, as evidenced by his or her signature below, that he or she shall, jointly and severally, indemnify and hold harmless Lender from and against any and all actual Damages to Lender resulting from or arising out of the Indemnified Liabilities (including, without limitation, the legal and other expenses of enforcing the obligations of the Nonrecourse Carveout Indemnitors under this Section 12.24). The liability of each Nonrecourse Carveout Indemnitor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against an Obligor or any other Person, nor against the Collateral, and shall not be impaired or limited by any of the following events, whether occurring with or without notice to the Nonrecourse Carveout Indemnitors or with or without consideration:

          (i) any extensions of time for performance required by any of the Loan Documents or otherwise granted by Lender or extension or renewal of the Notes;

          (ii) any sale, assignment or foreclosure of the Notes, the Mortgage or any of the other Loan Documents or any sale or transfer of any Property pursuant to the Loan Documents;

          (iii) any change in the composition of an Obligor, including, without limitation, the withdrawal or removal of one or both of the Nonrecourse Carveout Indemnitors from any current or future position of ownership, management or control of Obligors;

          (iv) the accuracy or inaccuracy of the representations and warranties made by Obligors in any of the Loan Documents;

          (v) the release of Obligors or of any other Person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; or

          (vi) the modification of the terms of any one or more of the Loan Documents.

          Each Nonrecourse Carveout Indemnitor hereby acknowledges that the Lender would not make the Loan but for the personal liability undertaken by such Nonrecourse Carveout Indemnitor as expressly set forth and limited above. Each Nonrecourse Carveout Indemnitor agrees that it shall not demand or accept any payment from Obligors in respect of any amounts owing or paid by such Nonrecourse Carveout Indemnitor hereunder until such time as the Debt has been paid in full.

          Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents; provided, however, that the foregoing sentence shall not create any additional liability for the Nonrecourse Carveout Indemnitors other than that set forth elsewhere in this Agreement.

          Section 12.25 Loan Assignability. The Loan, and all of Lender's rights, remedies and privileges hereunder and the other Loan Documents, shall be assignable by Lender at any time and from time to time. Obligors may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including, without limitation, Obligors' rights, title, interests, remedies, powers and duties hereunder and thereunder).

          Section 12.26 Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Obligors or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Obligors or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Properties or any other collateral, (b) any environmental report, or (c) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender's rights under the Loan Documents, and shall not render Lender liable to Obligors or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

          Section 12.27 Exculpation of REIT Trustee. Lender acknowledges and agrees that the name "Starwood Hotels & Resorts" (as noted in the defined term "Sponsor") is a designation of a REIT and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995 as further amended on June 19, 1995 and as further amended and restated on January 6, 1999 and as the same may be further amended from time to time, and all persons dealing with the REIT shall look solely to the REIT's assets for the enforcement of any claims against the REIT, as the Trustees, officers, agents and security holders of the REIT assume no personal liability for obligations entered into on behalf of the REIT, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the REIT under this Agreement and the Loan Documents.

                                  ARTICLE XIII

                              RETENTION OF SERVICER

          Section 13.1 Retention of Servicer. Notwithstanding Section 12.22 hereof, Lender reserves the right to retain a Servicer (as well as a Special Servicer) (other than the Bank of New York) to act as its agent with respect to the Loan and the Loan Documents with such powers as are specifically delegated to the Servicer (or such Special Servicer) by Lender, whether pursuant to this Agreement, the Servicing Agreement, the Deposit Account Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall not be responsible for the payment of the Servicer's fees for master servicing or subservicing, provided upon the occurrence and during the continuance of an Event of Default, Borrowers shall pay any fee for any special servicing Lender reasonably deems to be required and further provided that Borrowers shall pay any reasonable fees and expenses of the Servicer in connection with a release of any Property, substitution of a Property, partial or total defeasance of the Loan, satisfaction of a Security Instrument, assumption of the Loan, modification of the Loan made at Borrower's request, any requests by a Borrower for waivers or consents, any costs and expenses associated with the transfer of any interest in Borrowers pursuant to Section
6.1 hereof or with the approval by Lender of a Material Alteration or Expansion pursuant to Section 7.1(c) hereof, and the enforcement of the Loan Documents. Borrowers shall have the right to rely on any notices given by any Servicer with the same force and effect as if such notices had been given by Lender.

          Upon appointment of a Servicer or Special Servicer, each Borrower, Operator, Operator II and Property Manager shall also deliver all notices, reports, documents, financial statements, insurance, tax and any other instrument, statement or document which it is required to deliver to Lender hereunder or under any related Loan Document to such Servicer or Special Servicer as if such Servicer or Special Servicer was Lender hereunder. In addition, each Borrower, Operator, Operator II and Property Manager hereby acknowledges that any Servicer or Special Servicer appointed by Lender pursuant to this Section shall have all the rights and powers granted hereunder or under applicable law to Lender (except as reserved in writing by Lender) as if such Servicer or Special Servicer was Lender hereunder, including the right to make inspections, hold the Collateral Accounts, collect fees, receive reimbursement of expenses and indemnification from Borrowers and otherwise monitor compliance with the provisions of this Agreement and any other Loan Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                             LENDER:

                                             LEHMAN BROTHERS HOLDINGS INC.
                                             D/B/A LEHMAN CAPITAL, A DIVISION
                                             OF LEHMAN BROTHERS HOLDINGS
                                             INC., a Delaware corporation

                                             By: /s/ Larry Kravetz
                                                 -------------------------------
                                             Name:   Larry Kravetz
                                             Title:  Authorized Signatory

                                             BORROWERS:

                                             STARWOOD REALTY CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY


                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD WALTHAM CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory




                                             STARWOOD NEEDHAM CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             STARWOOD MISSION HILLS CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory





                                             STARWOOD CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By: /s/   Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD SHERATON SAN DIEGO CMBS I
                                             LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             STARWOOD PHOENICIAN CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD CINCINNATI CMBS I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory


                                        OPERATOR:

                                             STARWOOD OPERATOR I LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                        OPERATOR II:

                                             STARWOOD OPERATOR II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By: /s/   Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                   NONRECOURSE CARVEOUT INDEMNITORS
                                   (for purposes of Sections 12.24, 4.2 and 4.5)

                                             STARWOOD HOTELS AND RESORTS
                                             WORLDWIDE, INC.,
                                             A MARYLAND CORPORATION



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory


                                             STARWOOD HOTELS AND RESORTS,
                                             A MARYLAND REAL ESTATE INVESTMENT
                                             TRUST



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                    MEMBERS:
                                    (for purposes of Sections 4.3 and 4.5)

                                             STARWOOD REALTY CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY


                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD WALTHAM CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory





                                             STARWOOD NEEDHAM CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             STARWOOD MISSION HILLS CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD SHERATON SAN DIEGO CMBS II
                                             LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             STARWOOD PHOENICIAN CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD CINCINNATI CMBS II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD OPERATOR II LLC,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                    SECOND-TIER MEMBERS:
                                    (for purposes of Sections 4.4 and 4.5)

                                             SLT REALTY LIMITED PARTNERSHIP,
                                             A DELAWARE LIMITED PARTNERSHIP



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD WALTHAM L.L.C.,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD NEEDHAM L.L.C.,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             STARWOOD MISSION HILLS L.L.C.,
                                             A DELAWARE LIMITED LIABILITY
                                             COMPANY



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             SLT FINANCING PARTNERSHIP,
                                             A DELAWARE GENERAL PARTNERSHIP



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             HARBOR - CAL, S.D.,
                                             A CALIFORNIA JOINT VENTURE



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory

                                             SHERATON PHOENICIAN CORPORATION,
                                             A DELAWARE CORPORATION



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD HOTELS AND RESORTS,
                                             A MARYLAND REAL ESTATE INVESTMENT
                                             TRUST




                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory



                                             STARWOOD HOTELS AND RESORTS
                                             WORLDWIDE, INC.,
                                             A MARYLAND CORPORATION



                                             By:  /s/  Jonathan H. Yellen
                                                 -------------------------------
                                                Name:  Jonathan H. Yellen
                                                Title: Authorized Signatory